As filed with the Securities and Exchange Commission February 6, 1998. Registration No: 333-40805.

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NUMBER 1
                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            PMC International, Inc.
                 (Name of small business issuer in its charter)

--------------------------------------------------------------------
       Colorado                 6282               84-0627374
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
          of                 Industrial       Identification No.)
   incorporation or     Classification Code
     organization)            Number)
--------------------------------------------------------------------
   555 17th Street, 14th Floor       555 17th Street, 14th Floor
      Denver, Colorado 80202           Denver, Colorado 80202
          (303) 292-1177           (Address of principal place of
 (Address and telephone number of            business or
   principal executive offices)      intended principal place of
                                              business)
--------------------------------------------------------------------

                              Kenneth S. Phillips
                     President and Chief Executive Officer
                            PMC International, Inc.
                          555 17th Street, 14th Floor
                             Denver, Colorado 80202
                                 (303) 292-1177
           (Name, address, and telephone number of agent for service)

                                   Copies to:

                            Francis R. Wheeler, Esq.
                            Holme Roberts & Owen LLP
                            1700 Lincoln, Suite 4100
                             Denver, Colorado 80203
                                 (303) 861-7000

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                        CALCULATION OF REGISTRATION FEE


  Title of each    Amount to    Proposed     Proposed    Amount of
      class            be       maximum       maximum    registration
 of securities to  registered   offering     aggregate      fee
        be                       price       offering
    registered                 per share       price

Common Stock, par   1,220,745  $6.625(3)    $8,087,462   $2,450.75(5)
value $.01

Common Stock, par  193,750(2)  $6.625(3)    $1,283,594   $388.96(5)
value $.01

Common Stock, par  105,000(2)  $4.125(4)     $433,125     $149.35
value $.01(1)

Total                                       $9,804,181   $2,989.06

(1) Reflects additional amount being registered by Amendment. The filing fee for the initial 1,414,495 Shares was paid on the original filing, November 21, 1997.
(2) Represents shares of Common Stock issuable upon the exercise of certain options held by Selling Shareholders.
(3) Estimated solely for purposes of calculating the registration fee, based on the average of the high and low bid and asked prices for the Common Stock for November 19, 1997, as reported in the over-the-counter market.
(4) Estimated solely for purposes of calculating the registration fee, based on the average of the high and low bid and asked prices for the Common Stock for February 4, 1998, as reported in the over-the-counter market.
(5)   Previously paid.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                         1,519,495 Shares
                       PMC International, Inc.
                            Common Stock
                            _____________

      This Prospectus relates to the offer and sale by certain persons (and the transferees, pledgees, donees and successors thereof) (collectively the "Selling Shareholders") of shares (the "Shares") of Common Stock, par value $.01 (the "Common Stock"), of PMC International, Inc. (the "Company") currently held, or issuable pursuant to options held, by the Selling Shareholders. The Selling Shareholders may sell the Shares from time to time in one or more transactions, including one or more underwritten offerings. The Selling Shareholders may effect such transactions directly to or through securities broker-dealers in the over-the-counter market or otherwise, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom the Selling Shareholder might sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The underwriters in any underwritten offering and the terms and conditions of any such offering will be described in a supplement to this Prospectus. See "Selling Shareholders" and "Plan of Distribution."

      Of the 1,519,495 Shares offered hereby, 1,220,745 were issued in connection with a private placement transaction undertaken in connection with the acquisition of ADAM Investment Services, Inc. ("ADAM"). Keefe, Bruyette & Woods, Inc. acted as the placement agent in connection with the issuance of those Shares registered hereby. The balance of the Shares are issuable upon the exercise of certain options owned by David Andrus, the former Executive Vice President of the Company, Vali Nasr, the former Chief Financial Officer of the Company, and certain former employees of the Company.

      All Shares offered hereby are shares currently held by the Selling Shareholders or issuable upon exercise of certain options exercisable by two Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares offered hereby. The Company has agreed to bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Shareholders other than compensation payable to securities broker-dealers by the Selling Shareholders and/or the purchasers of the Shares, any securities broker/dealer expense allowances and transfer taxes. The expenses to be paid by the Company relating to the registration of the Shares is estimated to be approximately $20,000. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution." It is the view of the Securities and Exchange Commission that such
indemnification   is  contrary  to  federal   securities  laws  and
unenforceable.

      The Common Stock is not traded on an exchange or listed on The Nasdaq Stock Market. It is traded in the over-the-counter market. As a result, there may be a limited market for the Shares which could have an adverse effect on the future sales price and liquidity of the Shares. The last reported sale price for Common Stock on February 4, 1998 was $4.125, as reported on the Bloomberg financial markets system. See "Market for the Common Stock."

      No dealer, salesperson or individual has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or in a Prospectus Supplement in connection with the offer made by this Prospectus and any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained herein is correct as of any time subsequent to the date hereof or thereof. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

   A PURCHASE OF THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
  SEE "RISK FACTORS" ON PAGES 3 TO 5 FOR A DISCUSSION OF CERTAIN
      RISK FACTORS TO BE CONSIDERED BY PROSPECTIVE INVESTORS.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE

    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                        COMMISSION NOR HAS
  THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE
                  CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus is February __, 1998

                       AVAILABLE INFORMATION


      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the
Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center,
Suite 1300, New York, New York 10048. In addition, the Commission maintains a world wide web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

      The Company has filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby reference is made to the Registration Statement, including the exhibits thereto, which may be inspected at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Commission at the addresses set forth above.


                          TABLE OF CONTENTS

                                                               Page

Prospectus Summary................................................1
Risk Factors......................................................3
Use of Proceeds...................................................6
Market for the Common Stock.......................................6
Management's Discussion and Analysis of Financial Condition
      and Results of Operations...................................7
Business.........................................................14
Management.......................................................25
Executive Compensation...........................................27
Security Ownership of Certain Beneficial Owners and
      Management.................................................30
Certain Relationships and Related Transactions...................31
Description of Capital Stock.....................................32
Selling Shareholders.............................................33
Plan of Distribution.............................................35
Legal Matters....................................................35
Experts..........................................................35

                         PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Investors should carefully consider the information under the heading "Risk Factors." The information set forth below contains "forward looking statements" within the meaning of the federal securities laws, including statements regarding opportunities for growth from expanded use of existing distribution channels and expanded use by existing distribution channels of the Company's products and services and similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

The Company

      PMC International, Inc. (the "Company") develops, markets, and manages sophisticated investment management products and services. Not a money manager itself, the Company provides products and services that facilitate the selection and/or monitoring of unaffiliated money managers or mutual funds for customers of the Company's distribution channels depending upon the size, sophistication and requirements of such customers. The Company's products and services address investment suitability and diversification, asset allocation recommendations, portfolio modeling and rebalancing, comprehensive accounting and portfolio performance reporting. The Company's revenues are realized primarily from fees charged to clients based on a percentage of managed assets and to a lesser extent from consulting fees for certain advisory services and licensing fees from its software products.

      Founded in 1986, the Company is an independent sponsor of privately managed accounts and asset allocation and wrap programs. The majority of the Company's revenues are derived from its individually managed wrap program, which the Company created and has administered since 1987. In addition to its traditional wrap program, since 1994 the Company has invested in developing a range of related technology-based services and has added staff to develop and support the Company's new products. The Company's products and services are designed to assist professional financial consultants in their efforts to market high quality, fully diversified portfolio management products. Through the use of technology, the Company assists third-party financial advisors such as banks, insurance companies and brokerage firms (collectively, "Institutional Channels") and independent financial planners ("Independent Channels") in allocating and diversifying a customer's investment portfolio across multiple asset classes and investments. With respect to Institutional Channels, the Company's products allow for a repeatable sales process which helps increase sales productivity while ensuring compliance with the Institutional Channels' corporate and regulatory policies.

      As  of  January  31,  1997,   the  Company  had  a  staff  of
approximately 79 people, including approximately 45 professionals, and conducts business in a number of countries.
The Company has four subsidiaries: (i) Portfolio Management Consultants, Inc. ("PMC"), an investment advisory firm;
(ii) Portfolio  Brokerage Services,  Inc. ("PBS"), a broker/dealer;
(iii) Portfolio Technology Services, Inc. ("PTS"), which specializes in developing proprietary software for use in the financial services industry and (iv) ADAM, an investment advisory firm which specializes in mutual fund asset allocation products. ADAM was acquired by the Company on September 24, 1997 and its name was changed on December 12, 1997 to PMC Investment Services, Inc. All references herein to ADAM shall be to its successor in interest, PMC Investment Services, Inc. Unless the context otherwise requires, references herein to the Company include the subsidiaries and predecessors of the Company. The Company's principal executive office is located at 555 17th Street, 14th Floor, Denver, Colorado 80202 and its telephone number is (303) 292-1177.

The Offering

Common Stock offered by the Selling Shareholders
                                                1,519,495 shares
Common Stock outstanding before the Offering
                                                4,857,903 shares(1)
Common Stock outstanding after the Offering
                                                5,156,653 shares(2)

Use of Proceeds....................             The Company  will  receive none
                                                of the  proceeds  of  the  sale
                                                of  the  Shares.  See  "Use  of
                                                Proceeds."
___________________

(1)   Does  not  include   929,545   shares  of  Common  Stock
      reserved for issuance upon exercise of (i) warrants, (ii) options granted under the Company's prior Stock Option Plan for Employees,  (iii) other options  granted to employees and directors.
(2)   Does not include  630,795 shares of Common Stock reserved for
      issuance  upon   exercise   of (i)  warrants,  (ii)   options
      granted under the Company's prior Stock Option Plan for Employees, (iii) other options granted to employees and directors.

Recent Developments

      On December 15, 1997, at the Annual Meeting of Shareholders, the Shareholders of the Company approved a 1 for 4 reverse split of the Common Stock (the "Reverse Split"). The Company effected the Reverse Split for all Shareholders of record as of December 30, 1997 by amending its Articles of Incorporation on that date. Such Reverse Split was paid on December 30, 1997.

      Unless otherwise noted, all references in this Prospectus to shares and share prices reflect the Reverse Split.

                            RISK FACTORS

      An investment in the Common Stock involves a high degree of risk. Prospective investors are advised that they may lose all or part of their investment. Prospective investors should carefully review the following risk factors.

      Future  Operating  Losses May  Result in Need for  Additional
Capital.   The  Company  has  incurred   substantial  losses  since
inception.  The  Company  suffered a  $4,001,000  loss for the year
ended  December  31,  1996,  a $770,259   loss for the three months
ended September 30, 1997, and a loss of $2,082,383 for the nine months ended September 30, 1997. Historically, the Company has not generated  sufficient  cash for its operations and has suffered cash flow shortages. The Company has heretofore derived working capital principally from borrowings and equity financings. In December 1996, the Company closed a private placement of its equity securities that generated approximately $7,500,000 of net proceeds, after payment of expenses of the offering and the
repayment   of    approximately    $2,500,000   of    indebtedness.
Approximately  $1.8  million  of the net  proceeds  was used to pay aged accounts payable of the Company in late 1996 and early 1997, approximately $4.3 million was used to fund the Company's other working capital and capital expenditure requirements during 1997 and approximately $1.4 million of the net proceeds have been pledged by the Company as collateral for a loan made to a limited liability company owned and controlled by the Company's Chief
Executive  Officer.  See  "Business-Corporate   History-Phillips  &
Andrus LLC; KP3, LLC." In addition, on September 24, 1997, the Company closed a private placement of its equity securities primarily to facilitate the purchase of the ADAM business (the
"ADAM  Private  Placement").  The balance of the proceeds  from the
ADAM  Private   Placement  were  used  for  the  Company's  working
capital requirements for the fourth quarter of 1997 and the first quarter of 1998. While the Company believes that the proceeds of the December  1996 and ADAM Private  Placements  will be sufficient to support its working  capital  requirements  through the
first   quarter  of  1998,   there  can  be  no  such
assurance.  The  Company  is  currently  investigating  sources  of short and long term capital as well as the restructuring of certain operational systems and customer relationships, in order to support
its  working  capital requirements   for  the  balance  of  1998.
The Company's future liquidity needs are dependent upon the Company's ability to generate higher levels of cash flow from operations, to borrow funds, to complete additional equity offerings, or to reduce operations, or a combination of the above. There can be no assurance that financing will be available to the Company or that the Company will otherwise find sources to meet its cashflow requirements.

      Limited Market for the Company's Common Stock May Adversely Affect Share Price and Liquidity. The Common Stock is not traded on an exchange or listed on The Nasdaq Stock Market ("Nasdaq") or The Nasdaq Small Cap Market, but is quoted in the bulletin board of the over-the-counter market (the "OTC Bulletin Board"). Transactions in the Common Stock are subject to Rule 15c2-6 under the Exchange Act, which imposes certain requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. Thus, Rule 15c2-6 may affect the ability of broker/dealers to sell Common Stock and thereby the ability of investors to sell their Shares in the secondary market. In addition, securities traded in the OTC Bulletin Board may be subject to more price volatility than securities listed on an exchange or Nasdaq. Due to the fact that the Common Stock is not listed on an exchange or on Nasdaq and the application of Rule 15c2-6, the trading volume of the Common Stock is extremely low. Consequently, there may be only a limited market for the Shares.
In addition, the lack of trading volume may have an adverse affect on the price at which the Shares may be sold.

      The Common Stock was delisted from The Nasdaq Small Cap Market in February 1995 because the Company failed to satisfy the requirements for continued listing. Under listing requirements recently adopted by the National Association of Securities Dealers (the "NASD"), and adopted by the Commission, to be
included   in  The   Nasdaq   Small   Cap   Market,   among   other
requirements:

(i) an  issuer  must  have net  tangible  assets  of
$4,000,000, (ii) its common stock must have a minimum bid of at least $4.00 per share, and (iii) the Company must have at least
300 holders of at least 100 shares. While the Company currently satisfies the net tangible assets and minimum bid requirements for inclusion on The Nasdaq Small Cap Market, there can be no guarantee whether it will continue to do so. On February 4, 1998, the last reported sale price of the Common Stock was $4.125 and as of September 30, 1997,  the  Company's  net tangible  assets
were $9,385,187.  On  January  26,  1998,   the  Company   submitted  an
application for listing on The Nasdaq Small Cap Market disclosing that the Company had approximately 240 holders of more than 100 Shares. Since the Company has less than 300 shareholders of greater than 100 Shares, there can be no assurance that the Company's application will be accepted by The Nasdaq Small Cap Market until such requirement is satisfied.

      Company Revenues Would Be Adversely Affected by a Decline in the Stock Market and by Adverse Economic Conditions. The revenues of the Company are directly dependent upon the amount of assets managed or administered by Independent Channels and Institutional Channels using the Company's products and services. A decline in the market value of such managed assets or a downturn in general economic conditions could cause investors to cease using the products and services offered through the Company's distribution channels, including the Company's products and services, and could materially and adversely affect the revenues of the Company.

      ADAM  Acquisition   Contingent  Payments.  On  September  24,
1997, the Company acquired all of the issued and outstanding common stock of ADAM in consideration for payment of $5,000,000 in cash at the closing and two earn-out payments on the first and second anniversary dates of the closing. The first earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $500 million, determined on the one-year anniversary of the closing of the ADAM acquisition, not to exceed $2.0 million, plus interest thereon at a rate of 8.75%. The second earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $700 million, determined on the two-year anniversary of the closing of the ADAM acquisition, not to exceed $2.0 million. These future contingent payments could have a material negative impact on the cash flows of the Company if anticipated assets under management and income levels are not achieved and operating costs are not contained at desired levels. To the extent the September 1998 contingent payment is of a material amount, the Company may not have sufficient cashflow from operations to service that payment. In that event, the Company intends to seek outside sources of capital, however, there can be no assurance that such capital will be available to the Company.

      The Company and its Customers Operate in a Very Competitive Market. In offering services through its Institutional and Independent Channels, the Company competes with other firms that offer wrap and managed account programs. These distribution channels in turn compete with banks, insurance companies, large securities brokers and other financial institutions which offer wrap and managed account programs to the public. The Company believes that firms compete in this market primarily on the basis of service, since the wrap fees charged by others are similar to those charged by the Company. Firms that compete with the Company in providing services to its Independent Channels and Institutional Channels have more financial resources and greater recognition in the financial community than the Company.
Competitors may reduce the fees charged for wrap and managed account programs or pursue other competitive strategies that could have an adverse impact on the Company. There are many alternatives to wrap programs that are being offered to the public, such as life cycle funds, asset allocation funds, portfolio strategies and third-party asset allocation services, and these services are competitive with those offered by the Company. As financial institutions continue to grow and build in-house asset administration service capabilities, some will be able to provide these services internally rather than using outsourcing providers. Competitors may succeed in developing products and services that are more effective than those that have been or may be developed by the Company and may also prove to be more successful than the Company in developing these products and marketing these services to third-party asset managers. See "Business-Competition."

      The Company's Customers Are Under No Obligation to Use its Products. Most of the Company's gross revenues currently are generated by fees from the Company's Private Wealth Management investment advisory programs. The programs are provided by Institutional Channels and Independent Channels either under the Company's name or under the "private label" of such channel. These Institutional Channels and Independent Channels are under no obligation to continue to utilize the Company's programs. The Company's private-label relationship with Chase Investment Services Corp. ("CISC") accounted for approximately 18% of the Company's gross revenues during 1996. CISC restructured its business in 1996, which restructuring materially and adversely affected the gross revenues derived from that relationship since that time. While the Company has no reason to believe that its current investment advisory relationships will not continue to generate revenues for the Company consistent with prior years, other than that with CISC as discussed above, there can be no assurance that such will be the case. Assets under management for CISC and related revenues have remained stable since completion of the CISC restructuring.

      Failure to Manage Growth Effectively Could Strain Company Resources. Primarily to permit the Company to build its internal systems and to service product development for new relationships being established with Institutional Channels, and as a result of the ADAM acquisition, the number of persons employed by the Company increased from approximately 43 on March 31, 1996 to approximately 79 on January 31, 1998. A continuing period of rapid growth could place a strain on the Company's management, operations, financial and other resources. The Company's ability to manage its growth effectively will require it to continue to invest in its operational and other internal systems, and to retain, motivate and manage its employees. If the Company's management is unable to manage growth effectively and new employees are unable to achieve anticipated performance levels, the Company's results of operations could be adversely affected. Potential investors should consider the risks, expenses and difficulties frequently encountered in connection with the operation and development of an expanding business. There can be no assurance that the Company will be able to manage effectively any future growth.

      There Is No Demonstrated Market for the Company's Software Products. The Company has spent substantial funds on research
and  development  of  software  products,   principally  Allocation
Manager(TM), an asset allocation software program that supports the sale and service of its asset allocation investment products and services. While the Company believes such software products will be effective in supporting its other products and services, there can be no assurance that such will be the case or that changes to or  interpretations  of existing  federal and state laws, rules and
regulations   will  not  adversely   affect  the  ability  of  such
software products to do so.

      The  Company  Is  Dependent  on  Third-Party  Suppliers.  The
Company's products are dependent upon the delivery of timely data updates, typically on a quarterly basis, from third-party providers. To the extent such updates are not made available to the Company on a timely basis, it would materially and adversely affect the Company's ability to deliver its products and related services.

      Loss of Key Personnel Could Adversely Affect Management, Product Development and Marketing Activities. The success of the Company is dependent upon the abilities of its executive officers. The loss of the Company's executive officers may have a material adverse affect on the Company's management, product development and marketing activities. See "Management."

      New  Government   Regulation  Could  Reduce  Demand  for  the
Company's Products and Services. The Company's business falls entirely within the securities industry, an industry which is heavily regulated by the federal and state governments. New regulatory changes affecting the securities industry could adversely affect the Company's business. In addition, as investment advisers and a broker/dealer, the Company's subsidiaries are subject to regulation by the Commission, the NASD and state regulatory agencies. Consequently, the Company could become subject to restrictions or sanctions from the Commission, the NASD or such state regulatory agencies. It is impossible to predict the direction future regulations will take or the effect of such regulations on the Company's business.

      The Company Is Controlled  by a Small Group of  Shareholders.
As  of  January  30,  1998,  the  Company's   executive   officers,
directors  and   affiliates  of  such  persons   beneficially   own
approximately 33.28% of   the    outstanding    shares   of   Common
Stock. This group of shareholders therefore is in a position to exercise a substantial influence over matters submitted to the vote of the Company's shareholders. See "Description of Capital Stock."

      Dividends Will Not Be Paid on Common Stock for the Foreseeable Future. Payment of dividends by the Company on its Common Stock is contingent upon, among other things, future earnings, if any, the financial condition of the Company, capital requirements, general business conditions, and other factors which cannot now be predicted and, subject to the limitations described below, is in the discretion of the Board of Directors of the Company. In addition, no dividends may be paid on Common Stock unless dividends payable on Series A Preferred Stock (the "Preferred Stock") are current. See "Description of Capital Stock-Preferred Stock." As of January 30, 1998 the Company was in default in the payment of dividends on the Preferred Stock in the amount of $298,419. The Company has never paid dividends on the Common Stock and it does not intend to do so in the foreseeable future. See "Market for the Common Stock."

                          USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.


                    MARKET FOR THE COMMON STOCK

      Prior to February 1995, the Common Stock was traded on The Nasdaq Small Cap Market. See "Risk Factors-Limited Market for the Company's Common Stock May Adversely Affect Share Price and Liquidity." The Common Stock currently trades on the OTC Bulletin Board under the symbol "PMCI." The following table shows the high and low bid prices and trading volume of the Common Stock for the periods indicated as reported by the principal market maker in the Common Stock. These quotations reflect inter-dealer prices without retail markup, markdown, or commissions and may not necessarily represent actual transactions.

                     High Bid  Low Bid
1995
First Quarter        $5.00     $2.75
Second Quarter       $2.75     $2.00
Third Quarter        $5.25     $2.25
Fourth Quarter       $6.50     $3.00

1996
First Quarter        $4.00     $2.50
Second Quarter       $7.25     $3.75
Third Quarter        $8.25     $5.50
Fourth Quarter (1)   $8.00     $5.50

1997
First Quarter       $10.00     $8.00
Second Quarter      $10.00     $6.50
Third Quarter        $7.75     $5.00
Fourth Quarter       $7.50     $6.00

1998
First Quarter (2)    $7.00     $4.125

______________________________
(1) Does not reflect the private placement of 1,294,250 shares of Common Stock by the Company in December 1996 at a price of $6.50 per share.
(2)   Through February 4, 1998.

      As of January 30, 1998 the Company had approximately 399 record holders of its Common Stock.

      The Company currently has outstanding a total of 138,182 shares of Preferred Stock. As of January 30, 1998, the Company was in default in the payment of dividends on the Preferred Stock in the amount of $298,419. The Company may not pay dividends on its Common Stock so long as it is in default in the payment of dividends on the Preferred Stock.

      The Company has never paid dividends on the Common Stock and currently intends to retain all future earnings, if any, for the continued growth and development of its business and has no plans to pay cash dividends in the future. Any change in the Company's dividend policy will be made in the discretion of the Company's
Board  of  Directors  in light of the  Company's  future  earnings,
financial  condition  and  capital   requirements  and  of  general
business   conditions   and  other   factors  that  cannot  now  be
predicted.

                MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion provides information that the Company believes is relevant to an assessment and understanding of its results of operations. It should be read in conjunction with the Financial Statements and Notes included elsewhere herein. This discussion contains "forward looking statements" within the meaning of the federal securities laws, including statements regarding opportunities for growth from expanded use of existing distribution channels and expanded use by existing distribution channels of the Company's products and services and similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause results to differ materially from those expressed  in the  statements.  For  more  information,  see  "Risk
Factors."


General

      The Company develops, markets, and manages sophisticated investment management products and services. Not a money manager itself, the Company provides products and services to facilitate the selection and/or monitoring of unaffiliated money managers or mutual funds for customers of the Company's distribution channels depending upon the size, sophistication and requirements of such customers. The Company's products and services address investment suitability and diversification, asset allocation recommendations, portfolio modeling and rebalancing, comprehensive accounting and portfolio performance reporting. The Company's revenues are realized primarily from fees charged to clients based on a percentage of managed assets and to a lesser extent from consulting fees for certain advisory services and licensing fees from its software products. Fees based upon managed assets typically range from 20 to 250 basis points per year, based upon a number of factors such as the size of account and scope of services provided. At the present time, the principal factors affecting the Company's revenues are whether the Company adds or loses clients for its investment management services, the performance of equity and fixed income markets, and the type and size of accounts managed by the Company and related differences in fees charged.

      The Company acquired ADAM on September 24, 1997 (see Note 2 to Financial Statements of the Company). As the transaction was completed just six days prior to the end of the third quarter of
1997, the impact of the acquisition on the Company's statements of income is nominal during the third quarter, but is fully reflected on the September 30, 1997 balance sheet. Beginning in the fourth quarter 1997, ADAM's operations will be fully reflected in the Company's financial statements.

Results of Operations

Nine Months Ended September 30, 1997, Compared to Nine Months Ended September 30, 1996

      Revenues were $9,306,000 for the nine months ended September 30, 1997, compared to $7,692,000 for the corresponding nine months in 1996, an increase of 21%. The increase was attributable primarily to investment management fees generated from new institutional client relations. In addition, asset based fees increased in direct proportion to increases in the stock market. Revenues related to these new relationships are based upon a percentage of assets under management using the Company's products and services. Much of the new business is from distribution channels that pay the Company only its net portion of the fees, and does not include the fees for third parties (i.e., portfolio managers, solicitors, brokerage or custody). Historically, fees paid to the Company through its primary distribution channels included fees payable for these other services. When the Company acts in the capacity of vendor, consultant or sub-advisor to another entity that is either a registered investment advisor or exempt under the law, the Company is likely to be paid only its portion of the total client fee. When the Company acts in the capacity of investment advisor, it is more likely to collect the gross fee paid by the client and then pay investment manager and other third party fees.

      Investment Manager and Other Fees were $4,437,000 for the nine months ended September 30, 1997, compared to $4,225,000 for the corresponding nine months in 1996, an increase of 5%. Direct expenses increased as a result of new business and the need to allocate additional resources to service such new business. However, as discussed above, direct expenses did not increase in proportion to revenues as certain of these revenues are recognized on a net basis to the Company. In addition, asset based direct expenses increased in direct proportion to increases in the stock market.

      Net Revenue After Investment Manager and Other Fees was $4,868,000 for the nine months ended September 30, 1997, compared to $3,467,000 for the corresponding period in 1996, an increase of 40%. These increases are explained above.

      Operating Expenses were $6,700,000 for the nine months ended September 30, 1997, compared to $5,581,000 for the corresponding nine months in 1996, an increase of 20%. These increases were due primarily to an increase in salaries and benefits which increased 31% for the nine month period, and general and administrative costs which increased 49% for the nine month period. Personnel and the related operating costs increased to support the expansion of the Company's products and services, the development of internal systems and the servicing of several new distribution channels and customers.

      Also, the Company established a reserve of $250,000 for potential losses resulting from uncollectible accounts receivable. The Company's management determined that a reserve should be established in the third quarter on revenue recognized from new business relationships entered into in 1997.

      The total number of Company employees at September 30, 1997 was 84 including employees transferred from ADAM, as compared to 50 at September 30, 1996. Clearing charges and user fees decreased by 30% for the nine month period as a result of the implementation of a new in-house trading system and termination of an outside service bureau. Advertising and promotion increased by 26% for the nine month period as a result of development and support of new distribution channels. Product development costs increased by 90% for the nine month period as a result of implementation on a new portfolio accounting system and maintenance of proprietary software. Interest costs for the nine month period decreased by 89% as a result of the repayment of a note payable. Depreciation and amortization increased by 66% for the nine month period as a result of a general increase in the level of fixed assets. The Company believes continued expansion of its operations is essential. As a consequence, the Company anticipates that operating expenditures will continue at these increased levels.

      Income   Taxes  Based  on  current   estimates  of  operating
results, the Company expects its effective tax rate to be -0- for 1997.

      Net Loss The Company recorded a net loss of $2,082,000 for the nine months ended September 30, 1997, compared to $2,114,000 for the corresponding nine months in 1996, a decrease of 2%. The Company recorded a net loss of $770,000 for the quarter ended September 30, 1997 as compared to $734,000 for the quarter ended
June 30, 1997, an increase of 5%. For the quarter ended September 30, 1997, the net loss before interest, taxes, provision for bad debt, depreciation and amortization was $187,000 as compared to $685,000 for the corresponding quarter in 1996, a reduction of 73%.

The improvement in earnings was the result of revenues growing at a faster pace than direct and operating expenses. Also, certain product development costs of a type that the Company had not previously incurred, amounting to $594,000, were capitalized during the quarter ended September 30, 1997. (See Note 1 to the Financial Statements attached) Capitalizing such costs directly impacts the earnings of the Company. However, revenues from new business continue to be less than operating expenses resulting in a net loss in the current period ended September 30, 1997.


1996 Compared to 1995

      Revenues. Investment management fees for 1996 were $9.63 million, compared to $8.63 million in 1995. The increase of $1 million or 12% for 1996 over 1995 was due primarily to an increase in assets under management. Trading income for 1996 decreased approximately 52% from $94,948 in 1995 to $44,787 in 1996, primarily because the Company stopped receiving payments for order flow in 1996. Other income (which consists primarily of 12b-1 fees and interest income) decreased approximately 8% from $444,643 in 1995 to $407,102 in 1996, primarily because the principal balance of the Company's note receivable decreased and a lower portion of managed assets were held as cash balances (thereby resulting in lower 12b-1 fees).

      Investment Manager and Other Fees. Investment manager and other fees increased $0.44 million or 9% from $5.14 million in 1995 to $5.58 million in 1996. The increase was due primarily to an increase in assets under management.

      Salaries and Benefits; General and Administrative. Salaries and benefits increased nearly $0.97 million to nearly $3.49 million for 1996 from $2.52 million for 1995. The increase was due primarily to the increased staffing requirements associated with the development, release and support of the Company's new products. At December 31, 1996 the Company employed approximately 53 employees as compared with approximately 43 employees at December 31, 1995. New staff was added in the areas of marketing, sales, software programming and systems support. General and administrative expense increased $53,117 to $845,767 for 1996 from $792,650 for 1995. The increase was due primarily to costs related to increased staffing.

      Advertising and Promotion. Advertising and promotion expense increased $200,664 to $830,140 for 1996 from $629,476 for 1995. The increase was due primarily to increased costs associated with the development, release and support of the Company's new products, including increased costs in such areas as telecommunications, printing, reference materials and publications. The Company also increased its expenses for marketing seminars and conventions, incurring approximately $306,000 in such expenses during 1996 compared to $113,000 during the same period in 1995.

      Software Development Costs. Software development costs increased $75,592 to $132,392 for 1996 from $56,800 for 1995.
These costs related primarily to the Company's implementation of a portfolio accounting system and the customization and maintenance of the Company's proprietary software. The portfolio accounting system is not expected to be fully operational until the third quarter of 1997. The Company anticipates that costs paid to outside vendors for portfolio accounting services will decrease upon implementation of this system and that costs for software development for this purpose will decrease after this system has been implemented. The Company will continue to incur software development costs for the customization and maintenance of the Company's proprietary products and in connection with the amortization of software development costs previously capitalized by the Company.

      Settlement Expense. Settlement expense (which represents the refund of principal trading profits and related interest due in connection with the settlement of an investigation of the Company by the Commission) decreased $310,000 to $155,000 for 1996 from $465,000 for 1995. The Company will not incur any settlement expense in 1997. See "Business-Corporate History-SEC Investigation and Settlement."

      Other  Expense.   Occupancy  and  equipment  costs  increased
approximately $130,000 to nearly $610,000 for 1996 from $480,000 for 1995. The increase was due primarily to the increased costs associated with the implementation of a brokerage trading system, the purchase and development of the portfolio accounting system referred to above and the development, release and support of the Company's new products, with approximately 55% of this increase attributable to the addition of non-capitalized hardware and
software.   The   Company's   expenses   also   reflect   increased
equipment leases and an annual adjustment to the Company's office lease for common operating costs. Clearing charges and user fees increased $46,724 to $813,239 for 1996 from $766,515 for 1995.
The increase resulted from increased trading activity in the Company's managed assets. Professional fees increased $278,226 to $763,086 for 1996 from $484,860 for 1995. The increase was due primarily to the completion and release of the Company's new products, the development of new sales and marketing agreements, and the regulatory and compliance issues associated with these new products and relationships. Legal and accounting fees were also incurred in connection with settlement of the Commission's investigation of the Company, ensuring regulatory compliance by the Allocation Manager(TM) mutual fund software program and in the establishment of complex relationships with several new clients. The Company expects only minimal fees to be incurred in 1997 in connection with the Commission's investigation of the Company.

Liquidity and Capital Resources

      At September 30, 1997, the Company had cash of $3,465,000, a substantial portion of which was held in short-term interest
bearing   accounts,   including   restricted   cash  of  $1,890,000.
Effective in October 1997, the amount of resstricted cash was reduced to $1,400,000. (See Note 2 to the Company's Financial Statements)

      For the nine months ended September 30, 1997, cash used in operating activities was $3,047,000. This was due primarily to net operating losses sustained. Also, as a result of the ADAM acquisition, accounts receivable, prepaid expenses, accounts payable, accrued expenses and deferred income increased. In addition, accounts receivable and deferred revenues increased as a result of new business. Cash used in investing activities was $7,009,000. Cash used in investing activities was the result of goodwill generated from the ADAM acquisition and capital expenditures incurred as a result of business expansion. Cash provided by financing activities of $7,022,000 was primarily related to the private placement of common stock.

      Adam Acquisition. On September 24, 1997, the Company completed the acquisition of ADAM, a financial services and investment advisory company headquartered in Atlanta, Georgia. ADAM has provided investment consulting services to institutional investors since 1973. ADAMS's primary services are based around mutual funds. ADAM offers seventeen model portfolios constructed using no-load mutual funds and funds available at net asset value. These "standard" portfolios consist of five global tactical asset allocation portfolios, five global strategic asset allocation portfolios and seven asset class portfolios that concentrate on narrow asset class groups. ADAM also has five strategic asset allocation portfolios constructed using mutual funds that invest in companies that are identified as operating in a socially responsible manner. ADAM's mutual fund portfolios are also offered as options for use by 401(k) plans and with several insurance companies within variable life and variable annuity contracts. ADAM currently has a staff of approximately 16 people who are located either in its corporate headquarters in Atlanta, Georgia or in the Company's headquarters in Denver, Colorado. In 1995, ADAM acquired Optima Funds Management, Inc. ("Optima"), a company that provides mutual fund wrap services to clients. Optima was merged into ADAM in December, 1997.

      The agreement providing for the acquisition of ADAM by the Company provided that the Company would acquire all of the outstanding capital stock of ADAM for up to $9.0 million in cash and up to $200,000 in Common Stock if certain conditions are met over time. In addition, the Company agreed to assume the normal operating liabilities of ADAM at closing of the acquisition, estimated to be approximately $1.6 million. At the closing of the ADAM transaction, the Company paid $5,000,000 in cash and agreed to make two earn-out payments on the first and second anniversary dates of the closing. The first earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $500 million, determined on the one-year anniversary of the closing of the ADAM acquisition, not to exceed $2.0 million, plus interest thereon at a rate of 8.75%. The second earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $700 million, determined on the two-year anniversary of the closing of the ADAM acquisition, not to exceed $2.0 million. The Company anticipates that ADAM will continue to operate as a wholly owned subsidiary of the Company in the future.

      In connection with the ADAM acquisition, on September 24, 1997, the Company sold 1,220,749 shares of its Common Stock in the ADAM Private Placement at a price of $6.00 per share
(adjusted for the Reverse Split). The proceeds from this transaction, after deducting expenses relating to the issuance of the Common Stock, were approximately $6,500,000, of which the Company used $5,000,000 to purchase ADAM at the ADAM closing. The additional $1,500,000 is currently being used by the Company for working capital purposes.

      Most of the  Company's  ongoing  losses and  additional  cash flow  requirements  relate to its addition of staff and  incurrence
of  capital   expenditures  in  anticipation  of  establishing  and
developing  new   distribution   relationships,   specifically  new
institutional  clients and, more recently,  the increased  spending in integrating the ADAM business in the Company. The Company recognizes that there generally is a substantial delay between when such  relationship  costs as these are  incurred  and when the related  revenues are  recognized.  While there can be no assurance such  will be the case,  the  Company  anticipates  that its use of cash will increase in the first  quarter of 1998 before  decreasing in the second and third quarters of 1998 as cash is received from developing distribution relationships and the ADAM business is more fully integrated into the Company. Future cash needs will depend largely upon the Company's success in developing customer relationships and servicing existing relationships, with the intended result of
increasing   assets  managed  using  the  Company's   products  and
services. See "Risk Factors-Future Operating Losses May Result in Need for Additional Capital."

      The Company's operating losses incurred over the last several years resulted in the need for significant funding. During the first three quarters of 1996, the Company borrowed an aggregate of $1.8 million from Bedford Capital Financial Corporation ("Bedford") and received an additional $1.0 million from the private placement of debt securities. These financings were in addition to $1.2 million borrowed by the Company from
Bedford in July 1995 and $482,500 received by the Company from the private placement of debt securities in late 1995 and early 1996. In November 1996, the Company borrowed an additional $250,000 as bridge financing to fund working capital shortfalls through the completion of a private placement of Common Stock. See "Business-Corporate History." The loans from Bedford, the private placements, and the bridge financing each involved the issuance of warrants to purchase Common Stock.

      Private Placement and Restructuring. In December 1996 the Company completed a private placement of 1,294,250 shares of Common Stock at a price of $8.50 per share. Also in December 1996, the Company completed a restructuring of its debt and a partial restructuring of its outstanding Preferred Stock. The restructuring involved (i) the payment of all outstanding interest on the Bedford loans, the repayment to Bedford of $1,976,250 of outstanding principal on the Bedford loans, the exercise by Bedford of warrants to purchase 255,937 shares of Common Stock and the delivery by Bedford of canceled promissory notes in the amount of $1,023,750 in satisfaction of the exercise price of the warrants, the cancellation of Bedford's remaining warrants, and the issuance to Bedford of new warrants to purchase up to 37,500 shares of Common Stock at an exercise price of $8.50 per share; (ii) the issuance of 375,000 shares of Common Stock upon the exercise of warrants issued to investors in connection with the Company's private placement of promissory notes and warrants in December 1995/January 1996 and May/June 1996 and the delivery of canceled promissory notes in the aggregate principal amount of $1,500,000 in satisfaction of the exercise price of such warrants, payment by the Company of all interest accrued on such notes as of the exercise date, and the issuance of new warrants to purchase an aggregate of up to 37,500 shares of Common Stock to such investors; (iii) the repayment of the November 1996 bridge loan, and (iv) the conversion of 173,120 shares of Preferred Stock into 59,510 shares of Common Stock, resulting in a reduction in the Company's cumulative dividend obligation to the holders of Preferred Stock from $583,576 as of September 30, 1996, to $322,700 as of December 31, 1996. The conversion of additional shares of Preferred Stock into Common Stock was effected in January 1997.

      As a result of the private placement and restructuring, the Company's shareholders' equity increased from a $4,047,682 deficit at September 30, 1996 to $6,270,537 at December 31, 1996 and cash increased from $701,160 at September 30, 1996 to $6,499,000 at December 31, 1996. Through September 30, 1997, approximately $1.9 million of the net proceeds was pledged by the Company as collateral for a loan made to a limited liability company owned and controlled by the Company's Chief Executive Officer, approximately $1.8 million was used to pay aged accounts payable of the Company in late 1996 and early 1997 and approximately $1.3 million was used to fund the Company's other working capital and capital expenditure requirements during the first quarter of 1997. See "Business-Corporate History-Phillips & Andrus LLC; KP3, LLC."

      Uses of Cash. Between December 31, 1996, and September 30, 1997, cash and cash equivalents decreased from $6,499,000 at December 31, 1996 to $3,465,000 ($1,575,000 of which was unrestricted) at September 30, 1997 as the Company made capital investments into furniture, fixtures and product development and reduced other liabilities and accounts payable. Investment management fees receivable increased $1,435,000 during the period primarily as a result of the accrual of fees due from the new relationships being established with Institutional Channels. Other assets and liabilities have increased as a result of the ADAM acquisition and in conjunction with the increase of sales volume. See "-Results of Operations-Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996."

      In January 1997, the Company provided assistance to Mr. Phillips, the Company's President and Chief Executive Officer, by pledging cash collateral in the amount of $1,890,000 to a bank in connection with the bank's loan to KP3, LLC ("KP3"), a company owned and controlled by Mr. Phillips. The loan was made to KP3 for the purpose of financing payment of the deferred portion of the purchase price of 410,961 shares of the Company's Common Stock owned by KP3 that were purchased from Mr. Marc Geman, a former officer of the Company, at the time he terminated his association with the Company (the "KP3 Shares"). See "Business-Corporate History-SEC Investigation and Settlement." The Company agreed to provide collateral for the loan for up to two years and to lend funds to KP3 to service interest payments on the loan during that period. The pledge by the Company of collateral for the loan permitted the deferred portion of the purchase price of the Company's Common Stock to be paid to Mr. Geman, thereby eliminating the possibility that Mr. Geman could reacquire a substantial stock ownership in the Company. See "Business-Corporate History-Phillips & Andrus, LLC; KP3, LLC." Through December 31, 1997, the Company had lent $150,800 to KP3 specifically to service interest payments on the loan. KP3 has agreed to reimburse the Company for all amounts paid by the Company toward the loan or for collateral applied to the loan, including interest at an annual rate of 9% and has granted the Company a security interest in the KP3 Shares. Such loan was restructured through a different bank on October 1, 1997. In connection therewith, the collateral pledge by the Company in connection with the loan was reduced to $1,400,000 and the Company released 87,500 of the KP3 Shares previously held as collateral. The due date of the new loan is December 31, 1998.

      Capitalized Software Development Costs. The Company has incurred significant costs during the past several years in
developing   internal   operational   systems  and  in  developing,
marketing  and  supporting  its  proprietary   Allocation  Manager(TM)
investment advisory software for use by professional financial consultants and expects to have continuing costs in 1997 relating to the  enhancement  of  Allocation  Manager(TM).  Prior to  achieving
technological   feasibility   in   1995,   the   Company   incurred
approximately  $50,000 in  research  and  development  costs  after receiving  the  products  from  the  unrelated  individuals.  These costs  have  been  included  in the  statement  of  operations  for
1995. All subsequent costs incurred directly related to the development of the software were capitalized. Capitalized costs are being amortized over the economic life of the software, which
in  this  case  is  three  years.   The  Company's   policy  is  to
capitalize all software costs incurred in developing computer software products until such products are available for release to  customers.  Subsequent  cost  incurred to enhance and  redesign
existing    software    products   are    capitalized    and   such
capitalization  ceases  when the  enhanced or  redesigned  products
are  released.   It  is  the  Company's   policy  to  amortize  and
evaluate    software    for    net    realizable    value    on   a
product-by-product  basis.  The software became available for sale,
subject  to  enhancement  and   customization,   during  1996.  The
Company's  plans  to  generate   revenues  from  this  product  are
four-fold: license fees, customization fees, a continuing fee equal to a percentage of assets under management of the end users purchasing such software, and annual maintenance fees. Costs of maintenance and customer support are charged to expense when the related revenue is recognized, or when those costs are incurred, whichever occurs first.

      The Company has also capitalized the acquisition costs of software acquired from third parties in connection with the development of its internal systems. See "-Results of Operations-1996 Compared to 1995-Software Development Costs."

      Other Matters. In seeking to capture greater market share, the Company has introduced restructured and unbundled pricing which in some instances results in lower pricing for some of its services in certain of its distribution channels. The Company may make additional adjustments in the future. As a result of the restructured pricing, gross revenues as a percentage of assets under management may decrease.

      The Company  anticipates  that it will continue to experience
operating   losses  until  such  time,   if  ever,   as  investment
management fees from managed assets and consulting and license fees increase sufficiently to cover the Company's increasing operating expenses. The Company is investigating sources of long and short term capital, as well as the restructuring of certain of its operational systems and customer relationships, in order to obtain and/or generate sufficient working capital to meet its requirements for the balance of 1998. There can be no assurance that the Company's products and services will be successful, that they will generate adequate revenue to meet the Company's capital needs, that sources of capital will be available to the Company as the need arises, or that the Company will become profitable in the future. See "Risk Factors-Future Operating Losses May Result in Need for Additional Capital," and "-ADAM Acquisition Contingent Payments."

                              BUSINESS

Industry Overview

      The financial services industry has been one of the fastest growing sectors in recent years. As the industry has grown, a substantial shift from commission and transaction-based products to advisory and fee-based products has occurred. Evidenced most clearly in the popularity of mutual funds, consumer demand for investment advice and services in connection with managed asset products has increased enormously over the past 10 years. The mutual fund industry has grown from 1,528 funds encompassing $495 billion of assets in 1985 to 6,809 funds encompassing $4.49 trillion of assets in 1997. Increasingly, investors are looking for expertise to assist them in understanding the range of
investment   products  that  are  currently   marketed.   As  such,
managed account programs, such as asset allocation and wrap accounts which assist investors in developing and implementing appropriate investment strategies, have grown significantly to service this segment of the marketplace. Wrap programs, which
offer   a    highly-personalized,    fee-based   (as   opposed   to
commission-based) platform for financial management, have grown to more than $100 billion in assets at year-end 1995.

      In recent years, there have been two principal objectives in the development and marketing of asset allocation and wrap programs. First, to improve customer service, programs were developed offering asset allocation and professional money management services that would better position a customer's investment portfolio. Asset allocation is believed to be a significant determinant of successful long-term investment performance. In addition, by consolidating the numerous investment services, costs of portfolio management can often be reduced as compared to purchasing individual services in traditional a la carte fashion. The second reason for developing these programs was to shift customer assets from dormant custody accounts, which traded periodically and without predictability, into predictable revenue producing assets for the sponsoring firm. In developing a "trust building" product, wrap program sponsors provide the following four basic functions for a customer in addition to money management, brokerage and custody services: (i) customer evaluation, (ii) asset allocation and investment policy development, (iii) investment management evaluation and selection, and (iv) quarterly monitoring and reporting services.

      As wrap programs have grown in size and popularity, investment portfolio managers (those that manage individual accounts consisting of stocks and bonds) and mutual fund distributors are increasing their involvement within these programs. These programs give money managers and mutual funds the ability to market themselves and participate in distribution channels of financial planners, which in turn provide them with the opportunity to increase their assets under management. With attention rapidly shifting to long-term asset allocation strategies, consultant wrap assets, assets managed by professional money managers, have grown from $60 billion in 1993 to $80 billion in 1994 to $110 billion in 1995, while mutual fund wrap assets have grown from $8 billion in 1993 to $12 billion in 1994 to $19 billion in 1995. In 1988, assets in these wrap programs were estimated at less than $2 billion.

Background of the Company

      Founded in 1986, the Company is an independent sponsor of privately managed accounts and asset allocation and wrap programs. The majority of the Company's revenues are derived from its individually managed wrap program, which the Company created and has administered since 1987. In addition to its traditional wrap program, since 1994 the Company has invested in developing a range of related technology-based services and has added staff to develop and support the Company's new products. The Company's products and services are designed to assist professional financial consultants in their efforts to market high quality, fully diversified portfolio management products. Through the use of technology, the Company assists third-party financial advisors such as banks, insurance companies and brokerage firms (collectively, "Institutional Channels") and independent financial planners ("Independent Channels") in allocating and diversifying a customer's investment portfolio across multiple asset classes and investments. In respect to Institutional Channels, the Company's products allow for a repeatable sales process which helps increase sales productivity while ensuring compliance with the Institutional Channels' corporate and regulatory policies.

      The   Company   has  a   staff   of   approximately 79 people,
including  approximately 45  professionals,  and conducts  business in a number  of  countries.  The  Company  has  four  subsidiaries:
(i) Portfolio Management Consultants,  Inc., an investment advisory
firm; (ii) Portfolio    Brokerage   Services,   Inc.,   a   broker/dealer;
(iii) Portfolio Technology Services, Inc., which specializes in developing proprietary software for use in the financial services
industry;   and  (iv)  ADAM,  an  investment  advisory  firm  which
specializes in mutual fund asset allocation products.

Products and Services

Portfolio Management Consultants, Inc.

      Portfolio Management Consultants, Inc. ("PMC"), a wholly owned subsidiary of the Company, currently has four discrete but vertically integrated product lines. Each product offered by PMC
is  designed  to  assist  professional   financial  consultants  in
various  aspects  of  their   business.   The  four  services  are:
(i) Private Wealth Management(TM), PMC's individually managed asset and wrap account program, (ii) Allocation Manager(TM), a mutual fund asset allocation program available both on paper and through the Company's proprietary software that provides comprehensive and detailed investment suitability analysis, recommended allocation of assets, portfolio modeling and rebalancing, and comprehensive portfolio performance reporting, (iii) Managed Account Reporting
Services,   a  portfolio  accounting  and  reporting  service  that
operates  as  a  service  bureau,   and  (iv) Style   Manager_,   a
discretionary  money  management  program,  using style index funds
and  mutual   funds,   that  offers  equity  style   rotation.   In
addition,   PMC  provides   consulting  services  to  Institutional
Channels and high net worth customers.

      Private Wealth Management(TM)

      Private    Wealth     Management(TM),     PMC's    multi-manager
institutional wrap program, has historically been PMC's largest revenue producer. Targeted toward customers with high net worth (typically having a portfolio larger than one million dollars),
Private   Wealth   Management(TM)   assists   financial   planners  in
assembling a  custom-selected  team of professional  money managers
which   precisely   matches  an  individual   investor's   personal
investment goals, risk tolerance, and objectives.

      Each portion of an individual's portfolio (allocated into asset classes such as equity, fixed income and cash, and asset sub-classes such as value, growth, large cap, small cap, and
emerging   markets)   is   managed   by   a   carefully    selected
institutional money management firm that has been chosen from PMC's list of recommended managers as best suited to match an investor's investment philosophy within a specific discipline.
An important and proprietary component of the Private Wealth Management(TM) program involves the basis of selection of these money managers. PMC currently recommends a number of independent money  managers for its Private  Wealth  Management(TM)  multi-manager
program,   representing  a  diverse  range  of   philosophies   and
styles.  These  managers are chosen based  largely on  quantitative
analysis    emphasizing     return-based,     multi-factor    style
benchmarking.  High  correlation  to benchmark  indices,  supported by positive alpha,  are necessary to meet the "Preferred"  standard
for   manager   recommendations.   Also   considered   in   manager
evaluations are historical performance, investment philosophy and style, disciplines, employee turnover, rate of growth, accounts gained or lost, and industry reputation. To help a customer choose and understand investment options, PMC provides detailed
profiles   on  money   managers   in  the   context  of  style  and
methodology   to  achieve   maximum   investment   diversification.
Additionally, PMC will provide guidance on the termination of existing managers and the rebalancing of the customer's assets. The Company considers periodic portfolio rebalancing decisions to be an extremely  important  determinant  of long-term  performance.
Thus,  several   rebalancing   options  are  offered  within  PMC's
private account programs.

      Private Wealth Management(TM) is marketed under both the PMC label and private labels. Institutional Channels currently using
private-label   versions  of  Private  Wealth  Management(TM)  include
Chase Investment Services Corp.,  National Financial  Correspondent
Services  ("NFCS"),   the  wholly-owned  brokerage  and  securities
clearing subsidiary of Fidelity Management and Research, Israel Discount Bank of New York, Ernst & Young LLP, Republic National Bank of New York, TD Securities, Inc., an affiliate of Toronto Dominion Bank and Cowen & Company. The relationship with Ernst &
Young  also  encompasses   institutional   consulting,   Allocation
Manager(TM)   services,   and  Managed   Account   Reporting   Service
("MARS").    Additionally,    PMC   distributes    Private   Wealth
Management(TM) under its own name through thirty financial planning broker-dealers and investment advisors representing more than
10,000  registered  sales  professionals.   To  support  the  sales
process,    the    Company    employs   a   staff   of    marketing
representatives.  The  Company  has  a  joint  marketing  agreement
with  Schwab  Institutional  Management  ("Schwab"),   pursuant  to
which a  specialized  version  of the  Private  Wealth  Management(TM)
program  is  marketed  to  independent   investment   advisors  who
utilize the services of Schwab. Currently, PMC is servicing Institutional Channels in the United States, Canada and seven Latin American countries with many institutional money managers participating in the Company's wrap programs.

      Allocation Manager(TM)

      Allocation  Manager(TM),  introduced  in  late  1995  and  as an
operating   product   during  the  third  quarter  of  1996,  is  a
Windows-based  software  program.  The  program is  designed to aid
in  the   solicitation,   sale,  and  servicing  of  mutual  funds,
variable  annuities,   offshore   investments  and  other  selected
financial   products.   A   highly-flexible   program   based  upon
theories  of  mass  customization,   Allocation  Manager(TM)  has  the
capability  of  being  tailored  for  use  by  specific   financial
distribution channels having their own proprietary product mix. This product assists in guiding a wide range of investors through the complex process of choosing an appropriate combination of mutual funds.

      Allocation Manager(TM) was built with the intention of being customized by PMC's existing and prospective clients, many of whom have proprietary families of mutual funds. As a result,
Allocation  Manager(TM)  supports a broad range of financial  products
and  programs,   both   domestically  and  globally,   and  can  be
customized  to  the  individual   requirements   of   Institutional
Channels. Customized versions of Allocation Manager(TM) have been created for Chase Investment Services Corp., Ernst & Young LLP, Republic National Bank of New York, MONY Securities Corporation, Texas Commerce Bank and others.

      A version of Allocation Manager(TM), called Fund Counselor_, is being marketed by NFCS. Under the Fund Counselor_ program, NFCS will provide brokerage, clearing and custodial services and will make the program available to its more than 225 bank, insurance and financial planning broker/dealers. Allocation Manager(TM) is being distributed through the Schwab system pursuant to a joint
marketing   agreement.   It  is  also  being  made   available   to
correspondents of EVEREN Clearing Corp. In addition, PMC is currently pursuing similar relationships with other substantial distributors and securities clearing firms.

      Based upon (i) the substantial growth in the mutual funds industry over the last 15 years, (ii) investor trends in mutual
fund  investment  and   (iii) industry   expectations,   management
believes PMC's existing expertise and operations will permit a smooth integration of this new program with existing products and services offered by the Company while expanding and diversifying
the   distribution   channels  for  such   products  and  services.
Because the program also provides educational tutorials, training modules and dynamic portfolio modeling, Allocation Manager(TM) is much more than simply a "front-end" sales tool. It can be positioned as a technology sale with licensing revenues to PTS or it can be positioned, subject to applicable regulatory guidelines and restrictions, as an investment management tool, allowing PMC to receive asset-based pricing.

      Managed Account Reporting Services

      Management believes that as a result of the growth within the fee-based financial advisory segment of the industry over the past ten years, many institutions have been seeking ways to improve their reporting capabilities. The Company's MARS is used by financial professionals in providing customers with the increasingly important value-added services of portfolio performance reporting and cost-based tax accounting. Essentially a service bureau/data processing service, MARS leverages a PMC core competency, allowing PMC to sell, on a stand alone basis, its attractive monthly and quarterly reports.

      MARS provides detailed statements that include comprehensive management reporting, account reconciliation and cost-based accounting on a full-accrual basis. In addition, PMC provides full color, quarterly performance reports detailing the investor's objectives and performance of each investment strategy, money manager or mutual fund, as well as the entire portfolio.

      During 1996 PMC entered into an agreement with National Financial Services Corporation, an affiliate of Fidelity Management and Research ("NFSC"), to manage NFSC's newly created performance reporting service called MAPS Tool Box ("MAPS"). MAPS provides NFSC's correspondents with access to high quality, quarterly performance reports and tax lot, cost basis and fully accrued account statements. This service is targeted at high net worth investors managed by financial planners and financial consultants who use the securities clearing services of NFSC. MARS is also being marketed within the Schwab system to the many investment advisors that use Schwab's custodial services. Effective October 1997, the Company began providing MARS reports to clients of Scotia McLeod, Inc. through a third party vendor agreement with Infowise, Inc.

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

      Style Manager_ Asset Management Products

      Style Manager_ is a family of discretionary asset management products which recommend strategies for the periodic rebalancing of both institutional and retail investor portfolios. Through the use of Style Manager_, clients' portfolios are periodically rebalanced through the rotation of U.S. equity styles (i.e., growth and value companies and large, mid and small capitalization companies), with the intention of capturing superior performance that results from taking advantage of certain cyclical sector inefficiencies in the U.S. equity markets. Recommended shifts in equity allocations are designed to move assets away from under-performing sectors into those likely to perform best. Although Style Manager_ recommends shifts within the U.S. equity markets, it does not recommend shifts between macro asset classes such as stocks, bonds and cash, thus the program is not a market timing program as the term is generally used. Currently, three Style Manager_ versions have been developed.

Portfolio Brokerage Services, Inc.

      Portfolio Brokerage Services, Inc. ("PBS"), a wholly owned subsidiary of the Company, is registered as a broker/dealer with the NASD and in all U.S. jurisdictions. PBS executes security
transactions  for  certain  of  PMC's  privately   managed  account
programs  on  behalf  of  its  customers   through  the  customer's
custodian bank on a delivery vs.  payment  basis.  A  self-clearing
broker/dealer,   substantially  all  trading  activity  of  PBS  is
unsolicited  and initiated by the  independent  money managers used in PMC's  Private  Wealth  Management(TM)  program.  Managers make all buy  and  sell  decisions  and  place  most  orders  with  PBS  for
execution.   PBS   executes   substantially   all  trades   through
third-party market makers. All transactions are effected on an agency basis.

Portfolio Technology Services, Inc.

      Portfolio Technology Services, Inc. ("PTS"), a wholly owned subsidiary of the Company, is a technology company dedicated to assisting the Company in providing innovative products to the financial services industry. PTS leverages the product knowledge of PMC to design and build integrated product solutions to meet the challenge of consolidating products and pricing in multiple segments of the financial services industry. As its primary
contribution   to  the  Company,   PTS  has   developed  the  sales
workstation    platform   used   for   Allocation    Manager(TM)   and
communication   interfaces  to  multiple  custodial  systems.   PTS
licenses its technology and provides customization services in support of the Company's relationship with its Institutional Channels. The Company estimates that it has spent approximately $520,000 for research and development activities in its last two
fiscal  years.   Customers   bear  the  cost  of  such   activities
directly  when  software  is   customized   for  their   particular
requirements. Payments by customers for this purpose during the last two fiscal years approximated $90,000, and during the nine months ended September 30, 1997, $20,000.

ADAM Investment Services, Inc.

      ADAM was formed in 1973 to provide investment consulting services to institutional investors. ADAM's primary services are based around mutual funds. ADAM offers 17 model portfolios constructed using no-load mutual funds and funds available at net asset value. ADAM's mutual fund portfolios are offered as options for use by 401(k) plans and with several insurance companies within variable life and variable annuity contracts.

      Today ADAM offers independent financial advisers a variety of investment services for use in helping their clients reach their financial goals. With respect to standard fee assets under management, ADAM's services are typically provided for a fee that is based on a percentage of assets under management. Fees based on managed assets typically range from 100 to 185 basis points per year. Fees are reduced as accounts reach certain breakpoints. Occasionally fees are established on a negotiated basis. ADAM collects all fees directly from client accounts and pays the adviser's portion to the adviser. In certain instances ADAM does not collect the adviser's portion of the fee and the adviser invoices the client directly.

      The services ADAM provides are described below.

      Mutual Fund Portfolios. ADAM offers 17 model portfolios constructed using no-load mutual funds and funds available at net asset value. These "standard" portfolios consist of 5 global tactical asset allocation portfolios, 5 global strategic asset allocation portfolios and 7 asset class portfolios that concentrate on narrow asset class groups. ADAM will also construct customized mutual fund portfolios for larger accounts.

      Socially Responsible Portfolios. ADAM offers 5 strategic asset allocation portfolios constructed using mutual funds that invest in companies that are identified as operating in a socially responsible manner. These portfolios are targeted to individual investors as well as endowments and foundations that support social or religious causes.

      401(k) Services. ADAM offers its mutual fund portfolios as options for use by 401(k) plans. ADAM has developed marketing, enrollment and educational material for use in the 401(k) market. ADAM has also developed relationships with custodial and record keeping firms that work with advisers using ADAM's 401(k) services.

      Insurance and Annuity Services. ADAM has developed relationships with several insurance companies under which it provides asset allocation and portfolio construction services within variable life and variable annuity contracts. Financial advisers can use these contracts in conjunction with ADAM's mutual fund portfolios to manage an investor's assets in a consistent manner both inside and outside of insurance policies.

      Private Label Program. ADAM has developed and is initiating a "private label" program that will allow advisers to determine the asset allocation strategy and select the mutual funds used in constructing client portfolios. This program will give advisers more involvement in, and influence over, investment strategy and portfolio construction.

      Marketing, Education and Training Services. ADAM provides advisers with a variety of marketing materials, newsletters, slide presentations, software and proposal preparation services that support the advisers' efforts to market ADAM's services. ADAM also supports advisers' marketing efforts through field wholesalers and in-house customer service personnel. ADAM educates advisers in its investment approach and trains advisers how to market its services through visits to the advisers' offices and through periodic regional seminars.

      Back-Office and Administrative Services. ADAM assists advisers in opening client accounts and monitors and trades client portfolios on a discretionary basis. ADAM provides comprehensive quarterly reports to all clients.

      Distribution. ADAM distributes its services through six marketing representatives who are supported by three account servicing representatives. Marketing representatives recruit new advisers to use ADAM's services and provide training and marketing support to advisers on an ongoing basis. Account servicing representatives support the efforts of the marketing representatives and provide customer assistance to advisers. All marketing representatives and account servicing representatives are employees of ADAM. ADAM terminated its relationship with ACG Consulting Services, Inc., ADAM's former independent distribution firm, in August 1996.

      In 1995, ADAM acquired Optima. As of September 30, 1997, Optima provided mutual fund wrap services to clients with assets under management of approximately $100 million. ADAM's current Chief Investment Officer was the President and Chief Investment Officer of Optima. Optima was merged into ADAM in December, 1997.

Significant Relationships

      Most of the Company's gross revenues are generated by fees from the Company's Private Wealth Management(TM) investment advisory programs. The programs are marketed and sold by Institutional Channels and Independent Channels either under the Company's name or under the "private label" of such channel. The Company's private-label relationship with CISC accounted for approximately 18% of the Company's gross revenues during 1996. CISC recently restructured its business, which restructuring has materially and
adversely   affected   the  gross   revenues   derived   from  that
relationship during 1996. While the Company has no reason to believe that its current investment advisory relationships will not continue to generate revenues for the Company consistent with prior years, other than that with CISC as discussed above, there can be no assurance that such will be the case. Assets under management for CISC and related revenues have remained stable since completion of the CISC restructuring.

      Pursuant to a joint marketing  agreement  between the Company
and  Schwab,   a   specialized   version  of  the  Private   Wealth
Management(TM) program is being marketed as an optional additional service to independent registered investment advisors ("RIAs") who utilize the services of Schwab. Schwab provides custody and clearing services for independent RIAs. With respect to Schwab Institutional Management's RIA customers who determine to use the Company's products and services, Schwab will provide brokerage, custody and securities clearing services while PMC will provide
asset  allocation,   money  manager  due  diligence,   monthly  and
quarterly reporting, sales support and training.

      In July 1997,  the Company and PTS  entered  into  agreements
with  Ernst  &Young  LLP  to  provide   institutional   consulting,
Private   Wealth   Management(TM),   Allocation   Manager(TM)   and  MARS
reporting  services.  Under the  agreement,  the  Company  provides end to end investment advisory services to Ernst & Young LLP in support of its advisory and reporting services to clients. Also
in  1997,  the  Company   entered  into  agreements  with  Republic
National  Bank  of  New  York  to  provide   customized   software,
advisory and reporting services in connection with both mutual fund and privately managed accounts.

      The Company targets other means of distribution, and has executed selling agreements with new Institutional Channels for its products. Examples of the new relationships include MONY Securities Corporation, Cowen & Company, Texas Commerce Bank and EVEREN Clearing Corp.

Competition

      In offering services through its Institutional and Independent Channels, the Company competes with other firms that offer wrap and managed account programs. These distribution channels in turn compete with banks, insurance companies, large securities brokers and other financial institutions which offer wrap or managed account programs to the public. The Company believes that firms compete in this market primarily on the basis of service, since the wrap fees charged by others are similar to those charged by the Company. While a number of firms each provide a portion of the services provided by the Company through its Institutional Channels, the Company believes it is one of a few firms offering integrated services to customers. Firms that compete with the Company in providing services to its Independent Channels and Institutional Channels have more financial resources and greater recognition in the financial community than the Company. Competitors may reduce the fees charged for wrap or managed account programs or pursue other competitive strategies that could have an adverse impact on the Company.

      The Company's success is in large part a function of the Independent Channels and Institutional Channels through which its services are offered to others. There are many alternatives to wrap programs that are being offered to the public, such as life cycle funds, asset allocation funds, portfolio strategies and third-party asset allocation services, and these services are competitive with those offered by the Company. As financial institutions continue to grow and build in-house asset administration service capabilities, some will be able to provide these services internally rather than using outsourcing providers. Competitors may succeed in developing products and services that are more effective than those that have been or may be developed by the Company and may also prove to be more successful than the Company in developing these products and marketing these services to third-party asset managers. The Company does not offer its products online because its does not believe the nature of its products and services are compatible with that method of distribution.

Government Regulation

      The Company's business falls entirely within the securities industry, an industry which is heavily regulated by the federal and state governments. New regulatory changes affecting the securities industry could adversely affect the Company's business. In addition, as an investment adviser and a broker/dealer, the Company's subsidiaries are subject to regulation by the Commission, the NASD and state regulatory agencies. Consequently, the Company could become subject to restrictions or sanctions from the Commission, the NASD or such state regulatory agencies. It is impossible to predict the direction future regulations will take or the effect of such regulations on the Company's business.

Corporate History

Acquisition of Schield Management Company

      In September 1993, Portfolio Management Consultants, Inc. ("PMC") merged with Schield Management Company ("Schield"), a publicly traded market timing firm, in a share exchange. In that transaction, all operating assets of Schield were divested prior to the merger and it was treated as a reverse acquisition of Schield by PMC. Schield's name was changed to PMC International, Inc. and PMC became a wholly owned subsidiary of the Company, with PMC's shareholders receiving shares in the publicly held company.

SEC Investigation and Settlement

      During November 1993, the staff of the Commission began an examination of PMC and in January 1994, the Commission issued a "Formal Order of Investigation." In April 1994, the staff of the Commission made a formal enforcement recommendation against PMC, its President Mr. Kenneth S. Phillips and its former Chief Executive Officer, Mr. Marc Geman. Mr. Geman terminated his association with the Company to pursue other interests at the closing of the initial Bedford Loan (as hereinafter defined) in July 1995. The recommendation alleged that PMC and such officers had violated anti-fraud provisions of the Securities Act, the Exchange Act and the Investment Adviser's Act of 1940, and the record keeping requirements of the Exchange Act.

      Over the course of the following two years the Company committed significant resources to its defense and the defense of its officers. The case addressed issues associated with disclosures and standards of "best execution" in advisory and wrap programs. The investigation adversely affected the Company's new business development activities during the period, as very few firms were willing to develop relationships with the Company while an enforcement recommendation was pending.

      On June 27, 1996, PMC and Mr. Phillips announced that they had reached a settlement agreement with the Commission. Pursuant to the settlement agreement, PMC and Mr. Phillips, without admitting or denying the Commission's allegations, consented to an Order whereby PMC agreed to engage a compliance executive and to refund net principal trading profits together with prejudgment interest thereon, in an amount to be determined by an independent accountant. The net trading profits were determined to be $457,000, plus $146,000 of interest through the date of payment. The refund process was completed in May 1997. In addition, Mr. Phillips agreed to a censure and payment of a $25,000 fine.

      On June 27, 1996, administrative  proceedings were instituted
against  Mr.  Geman,  as  an  individual,   by  the  Commission  in
connection  with the above described  investigation.  A hearing was held  before  an  administrative  law  judge on  November  5 and 6,
1996. On August 5, 1997,  the  administrative  law judge issued his
initial   decision   finding  that,   although  the  Company  met  its
obligations to its clients to provide "best execution," Mr. Geman aided, abetted, and caused violations by PMC of the anti-fraud provisions of the federal securities laws and books and records violations of the Securities Exchange Act of 1934. The decision barred Mr. Geman from associating with any broker or dealer, investment advisor, investment
company, or municipal   securities  dealer,  with  the  right  to  re-apply  in
eighteen months. Mr. Geman was ordered to cease and desist from committing or causing violations of the securities laws and was ordered to pay civil money penalties in the amount of $500,000.
The decision has been appealed.

Bedford

      In July 1995, the Company entered into a transaction with Bedford pursuant to which Bedford loaned $1.2 million to the Company and received an option to loan up to an additional $1.8 million to the Company for a specified period of time and pursuant to certain call provisions. Each dollar loaned carried a ten-year warrant to purchase one share of the Common Stock at an exercise price of $4.00 per share. In connection with this funding and the related shareholder and investment agreements, Bedford received certain rights including, but not limited to, the right to elect two of the Company's five directors, the right to receive options that mirrored certain issuances or option grants by the Company, and a security interest in all assets of the Company and its subsidiaries. Contemporaneously with the closing of the July 1995 transaction with the Company, Bedford also purchased 1.0 million shares of Common Stock from Mr. Geman, the former chief executive officer of the Company who was a subject of the investigation by the staff of the Commission. Between July 1995 and July 1996, the Company obtained the full $3.0 million financing from Bedford and certain assignees of Bedford (the "Bedford Loans").

      In addition, the Company granted to Bedford certain other rights in connection with future debt and equity financings which included a right of first negotiation regarding future fundings, a 30-day exclusive negotiation period, and a right of first refusal to match unsolicited offers for financing. The Company also agreed to pay a $100,000 annual monitoring fee to Nevcorp Inc., which is owned by J.W. Nevil Thomas, who has been
designated  by  Bedford  to  serve  on  the   Company's   Board  of
Directors.

      The Company's relationship with Bedford was restructured in December 1996. See "-December 1996 Restructuring."

December 1995 and June 1996 Offerings

      In December 1995 and January 1996, the Company issued a total of 482.5 units through a private offering (the "December 1995 Offering"), with each unit consisting of a convertible promissory note with a principal amount of $1,000 and a warrant to purchase 250 shares of common stock at an exercise price of $4.00 per share. During June 1996 the Company issued an additional 1,017.5 units through another private offering (the "June 1996 Offering") under substantially the same terms. These private offerings were issued primarily to employees, business associates and affiliates of the Company or Bedford. The purchasers of units in the December 1995 and June 1996 Offerings received registration rights with respect to the shares of Common Stock underlying the warrants.

Phillips & Andrus, LLC; KP3, LLC

      Phillips & Andrus, LLC, a Colorado limited liability company ("P&A"), was formed in July 1995 to acquire 410,961 shares of Common Stock from Mr. Geman in exchange for a promissory note issued to Mr. Geman in the amount of $2,015,000. The promissory note was secured by the Common Stock acquired. While Mr. Phillips, President and Chief Executive Officer of the Company, and David L. Andrus, Executive Vice President of the Company, were the members of P&A, substantially all of the membership interests in P&A were owned by Mr. Phillips. The Company and Messrs. Phillips and Andrus believed that it would be in the Company's interest that Mr. Geman's involvement with the Company and direct ownership interest in Common Stock be eliminated. In October 1996, affiliates of Bedford loaned P&A funds to make the initial interest payments on the note owed to Mr. Geman. In December 1996, after notifying its shareholders of the proposal to do so, the Company loaned a total of $250,000 to P&A to repay principal owed under the promissory note to Mr. Geman. These loans permitted P&A to avoid defaults under the promissory note owed to Mr. Geman.

      In  January  1997 P&A was  liquidated  and the assets of P&A,
consisting   of  the   410,961   shares  of  Common   Stock,   were
transferred,  subject  to  certain  liabilities,  to  KP3,  LLC,  a
Colorado limited  liability  company ("KP3"),  the members of which are Mr.  Phillips  and a  custodian  for  Mr.  Phillips'  son.  Mr.
Phillips  owns  substantially  all of the  membership  interests in
KP3.  Also  in  January  1997,  KP3  obtained  a bank  loan  in the amount of  $1,750,000  for a term of  approximately  12 months (the
"KP3  Loan"),  the  proceeds  of which were used  (i) to  repay the loans  made  to  P&A by  the  Company  and  certain  affiliates  of
Bedford,  and (ii) to  prepay the balance of the  principal and all interest  owing  under  the  promissory  note  to  Mr.  Geman.  The
Company pledged certain collateral for the KP3 Loan, valued at approximately $1,890,000, and KP3 agreed to reimburse the Company
for  any   amount   paid  by  it  toward   the  KP3   Loan.   KP3's
reimbursement  obligation  is  secured  by a pledge of all  410,961 shares of Common  Stock held by KP3.  The pledge by the  Company to the bank to secure the KP3 Loan  permitted the  promissory  note to
Mr.  Geman to be paid and to  eliminate  the  possibility  that Mr.
Geman  could  reacquire  a  substantial   stock  ownership  in  the
Company.   Through December 31, 1997, the Company has lent $150,800  to  KP3 specifically to service interest payments on the loan. KP3 has agreed to reimburse the Company for all amounts paid by the Company on the loan or for collateral applied to the KP3 Loan, including interest at an annual rate of 9% and has granted the Company a security interest in the KP3 Shares. Such loan was restructured through a different bank on October 1, 1997. In connection therewith, the collateral pledge by the Company in connection with the KP3 Loan was reduced to $1,400,000 and the Company released 87,500 of the KP3 Shares previously held as collateral. The new loan due date is December 31, 1998.

      Bedford and certain of its affiliates have an option, exercisable through July 26, 2000, to acquire a total of 83,750 shares of Common Stock currently owned by KP3 for an aggregate purchase price of $410,637.85, increasing at a rate of 9% per annum subsequent to July 27, 1995.

November 1996 Bridge Loan

      In November 1996, the Company borrowed $250,000 (the "November 1996 Bridge Loan") to fund its working capital requirements pending closing of the December 1996 Offering (as defined below). Half of the loan was provided by Keefe,
Bruyette & Woods, Inc. ("KBW"), placement agent in the December 1996 Offering, and the balance by certain members of management of the Company and a subsidiary of Bedford. The lenders received five-year warrants to purchase an aggregate of 6,250 shares of Common Stock. The warrants have an exercise price of $6.50 per share. The lenders received registration rights with respect to the Common Stock to be issued upon exercise of the warrants. The November 1996 Bridge Loan was repaid in December 1996 from the proceeds of the December 1996 Offering.

December 1996 Offering

      In December 1996 the Company completed a private placement of 1,294,250 shares of Common Stock at a price of $8.50 per share (the "December 1996 Offering"). A portion of the proceeds of the December 1996 Offering were used (i) to repay interest due and owing on the promissory notes issued in connection with the December 1995 and June 1996 Offerings, including the notes held by the father and brother of Mr. Phillips, the Company's Chief Executive Officer, Mr. Andrus, the Company's Executive Vice President, and certain employees of the Company, (ii) to repay interest due and owing under the Bedford Loans, (iii) to repay a portion of the principal on the Bedford Loans and (iv) to repay the November 1996 Bridge Loan (including the notes held by Mr. Phillips, Mr. Andrus and certain other members of the Company's management).

December 1996 Restructuring

      Simultaneous with the closing of the December 1996 Offering, the Company completed a restructuring of its debt and a partial restructuring of its outstanding Preferred Stock. The restructuring involved (i) the payment of all outstanding interest on the Bedford Loans, the repayment to Bedford and its assignees of $1,976,250 of outstanding principal on the Bedford Loans, the exercise by Bedford and its assignees of warrants to purchase 255,937 shares of Common Stock and the delivery by Bedford and its assignees of canceled promissory notes in the amount of $1,023,750 in satisfaction of the exercise price of the warrants, the cancellation of the remaining warrants to Bedford and its assignees, and the issuance to Bedford and its assignees of new warrants to purchase up to 37,500 shares of Common Stock at an exercise price of $8.50 per share; (ii) the issuance of
375,000 shares of Common Stock upon the exercise of warrants issued to investors in connection with the Company's private placement of promissory notes and warrants in the December 1995 and June 1996 Offerings, the delivery of canceled promissory notes in the aggregate principal amount of $1,500,000 in satisfaction of the exercise price of such warrants, the payment by the Company of all outstanding interest due and owing on such notes as of the exercise date and the issuance to the holders of such warrants of new warrants to purchase up to 37,500 shares of Common Stock; (iii) the repayment of the November 1996 Bridge Loan, and (iv) the conversion of 173,120 shares of Preferred Stock into 59,510 shares of Common Stock, resulting in a reduction in the Company's cumulative dividend obligation to the holders of Preferred Stock from $583,576 as of September 30, 1996 to $322,700 as of December 31, 1996. The conversion of additional shares of Preferred Stock into Common Stock was effected in January 1997. The new warrants issued by the Company to Bedford and others pursuant to clauses (i) and (ii) are referred to hereafter as the "New Warrants."

      The New Warrants are exercisable over a period of five years, at an exercise price of $8.50 per share. Registration rights were granted with respect to the Common Stock received upon the exercise of the old warrants and the shares of Common Stock underlying the New Warrants. The New Warrants contain adjustment provisions relating to the exercise price per share and the number of shares of Common Stock to be issued upon their exercise in the event of issuances of additional shares of Common Stock (including through the issuance of options, rights or warrants to purchase Common Stock or securities convertible into Common Stock) by the Company at a price below market price, certain extraordinary dividends and distributions on the Common Stock, stock splits or other reclassifications of the outstanding shares of Common Stock, and any merger, consolidation or reorganization involving the Company or a transfer by the Company of substantially all of its assets or properties.

ADAM Acquisition and Financing

      On September 24, 1997, the Company completed the acquisition of ADAM, a financial services and investment advisory company headquartered in Atlanta, Georgia. ADAM has provided investment consulting services to institutional investors since 1973.
ADAMS's primary services are based around mutual funds. ADAM offers 17 model portfolios constructed using no-load mutual funds and funds available at net asset value. These "standard"
portfolios consist of 5 global tactical asset allocation portfolios, 5 global strategic asset allocation portfolios and 7 asset class portfolios that concentrate on narrow asset class groups. ADAM also has 5 strategic asset allocation portfolios constructed using mutual funds that invest in companies that are identified as operating in a socially responsible manner. ADAM's mutual fund portfolios are also offered as options for use by 401(k) plans and with several insurance companies within variable life and variable annuity contracts. ADAM has a staff of approximately 37 people, all of whom are located in its corporate headquarters in Atlanta Georgia. ADAM has one wholly-owned subsidiary, Optima, which it acquired in 1995. Optima provides mutual fund wrap services to clients. Optima was merged into ADAM in December, 1997.

      The agreement providing for the acquisition of ADAM by the Company provided that the Company would acquire all of the outstanding capital stock of ADAM for up to $9.0 million in cash and up to $200,000 in Common Stock if certain conditions are met over time. In addition, the Company agreed to assume the normal operating liabilities of ADAM at closing of the acquisition, estimated to be approximately $1.6 million. At the closing of the ADAM transaction, the Company paid $5,000,000 in cash and agreed to make two earn-out payments on the first and second anniversary dates of the closing. The first earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $500 million, determined on the one-year anniversary of the closing of the ADAM acquisition, not to exceed $2.0 million, plus interest thereon at a rate of 8.75%. The second earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $700 million, determined on the two-year anniversary of the closing of the ADAM acquisition, not to exceed $2.0 million. ADAM is now a wholly owned subsidiary of the Company, and the Company anticipates that ADAM will continue to operate as a wholly owned subsidiary of the Company in the near future.

      In connection with the ADAM acquisition, on September 24, 1997, the Company sold 1,220,749 shares of its Common Stock in the ADAM Private Placement at a price of $6.00 per share. The proceeds from this transaction, after deducting expenses relating to the issuance of the Common Stock, were approximately $6,500,000, of which the Company used $5,000,000 to purchase ADAM at the ADAM closing. The additional $1,500,000 is currently being used by the Company for working capital purposes. The Company anticipates that the balance of the proceeds from the ADAM Private Placement will be used for its working capital requirements.

Properties

      The Company leases approximately 20,000 square feet of office space for its corporate headquarters in the Qwest Tower at 555 17th Street, Denver, Colorado pursuant to a lease which expires in 2001. The Company pays approximately $20,000 per month for this office space. ADAM subleases approximately 12,000 square feet of office space in the Galleria Plaza, 100 Galleria Parkway, Suite 1200, Atlanta, Georgia, pursuant to a sublease which expires April, 1999. ADAM pays approximately $24,000 per month for this office space. On January 21, 1998, ADAM entered into a sublease agreement for its Atlanta office space. Pursuant to the agreement, ADAM is to sublease all of the above described office space at $4.25 per square foot until February 17, 1998. From February 17, 1998 until March 31, 1998, the office space is to be sublet for $8.50 per square foot, and from April 1, 1998 until the termination of the lease in April, 1999, the office space is to be sublet for $17.00 per square foot. ADAM will remain responsible for the balance of the lease payments not covered by such sublease.

Employees

      The   Company   and  its   subsidiaries   has  a   staff   of
approximately 79  persons  as  of   January   31,   1998,   including
approximately 45 professionals. None of the Company's employees are subject to a collective bargaining agreement. The Company's management believes that the Company's relationship with its employees is good.

Legal Proceedings

      In June 1996, PMC reached a settlement with the Commission in connection with an investigation of certain trading practices of PMC. See "Business-Corporate History-SEC Investigation and Settlement." The Company is not aware of any material legal proceedings or investigations currently pending or threatened against the Company.

      In June 1997,  PMC  received a letter  from an attorney  representing
a  former   employee   which   threatened litigation  relating  to a
dispute  over  such  former  employee's remuneration  by the Company unless the  Company  agreed to settle with  him  by  a  specified  date.
The  Company responded  to  the letter  and  stated  its   position   that
no amounts are owed. By correspondence from the NASD dated December 19, 1997, PMC was notified that the matter was submitted by the employee to the NASD for arbitration. The employee is seeking damages for lost earnings from his prior employer, lost commissions from PMC and other damages, totaling $1,190,000. PMC has responded to the NASD Arbitration demand by denying that the NASD has jurisdiction over the matter and seeking to have
the matter dismissed.  The Company  believes   that the  claims  described
in the  NASD Arbitration notice are without   basis and intends to defend
the matter  vigorously.

                             MANAGEMENT

Directors and Executive Officers

      The following table sets forth certain information regarding the Company's directors and executive officers:

      Name                Age           Position
--------------------------------------------------------------------
 Kenneth S. Phillips       46       President, Chief Executive
                                     Officer and Director
 Scott A. MacKillop       46        Executive Vice President, Chief
                                     Operating Officer and Director
 Stephen M. Ash           40        Vice President Finance and
                                     Operations
 J. W. Nevil Thomas       59        Chairman of the Board of
                                     Directors
 D. Porter Bibb           60        Director

 Emmett J. Daly           37        Director

 Richard C. Hyde          52        Director

      Kenneth S. Phillips-President and Chief Executive Officer, Director. Mr. Phillips founded PMC in 1986 and serves as the
President and Chief Executive Officer of the Company. Mr. Phillips is responsible for corporate direction, product development and strategic planning. He was co-founding participant in the Wilshire cooperative in 1986 (associated with the institutional consulting firm Wilshire Associates). He served as Chairman of the Publications Committee of the
Investment Management Consultants Association ("IMCA") in 1994 and 1995, as a member of IMCA's officer and director Nominating Committee in 1994 and 1996, and has recently been elected to serve as a member of IMCA's Advisory Council. IMCA is the investment consulting industry's principal trade organization with more than 1,200 members, representing virtually all the major national, regional and independent consulting firms. Additionally, Mr. Phillips has been a guest speaker for the International Association of Financial Planners, the Investment Management Institute and the Institute for International Research. Mr. Phillips received his education at Colorado State University and holds numerous NASD license designations.

      Scott A. MacKillop-Executive Vice President, Chief Operating Officer, Director. Mr. MacKillop joined the Company in September 1997 as a Director, Executive Vice President and the Chief Operating Officer of the Company, and as President of ADAM, the Company's wholly owned subsidiary, as Chief Operating Officer of Optima, a wholly owned subsidiary of ADAM, and as a member of the Boards of Directors of both ADAM and Optima. Mr. MacKillop was appointed to the Board of Directors on October 27, 1997. Mr.
MacKillop has been employed by ADAM since 1992. From 1991 until 1992 Mr. MacKillop served as outside general counsel to ADAM. Mr. MacKillop received a B.A. degree from Stanford University in 1972 and a J.D. degree from George Washington University Law School in 1976.

      Stephen M. Ash, CPA-Vice President Finance and Operations. Mr. Ash joined the Company during the fourth quarter of 1997 and was named Vice  President  Finance and  Operations  in  January,  1998
and President of Portfolio Brokerage Services, Inc., the Company's
wholly owned subsidiary, in February 1998. Prior to joining the Company, from 1994 until 1997, Mr. Ash was a Senior Operations Manager for Mees Pierson Trust Company, a division of Fortis, located in Curacao, Netherlands Antilles. Mr. Ash has more than ten years experience as a Certified Public Accountant, first as a Senior
Manager in the audit  department of KPMG - Peat  Marwick  from  1986 to  1993,  and  then  as a  Senior Manager with Ernst & Young from
1993 to 1994,  specializing  in the audit  of  off-shore   mutual
funds,   partnerships,   and  other investment   vehicles.   Mr.  Ash
is  a  graduate   of  The  State University of New York with a B.S.
in Business Administration.

      J.W. Nevil Thomas-Chairman of the Board. Mr. Thomas has been a Director of the Company since July 1995. Since 1970 Mr. Thomas has served as President of Nevcorp, Inc., an investment and a financial and management consulting firm. In addition, Mr. Thomas is a director of Bedford Capital Financial Corporation ("Bedford") and is Chairman of Bedford Capital Corporation, a subsidiary of Bedford, whose principal business is merchant banking. In addition to being a Director of the Company and of Bedford and its subsidiary as described above, Mr. Thomas is a director of Gan Canada Limited, Reliable Life Insurance Company, Pet Valu Inc., French Fragrances, Inc., Old Republic Insurance and several other private Canadian and American companies. Mr. Thomas holds a B.B. Com. from the University of Toronto, an M.A. in Economics from Queens University, an M.B.A. from York University and is a Chartered Financial Analyst.

      D. Porter Bibb-Director. Mr. Bibb became a Director of the Company in October 1995. Mr. Bibb is a Managing Director of Ladenburg, Thalmann & Co., Inc., an investment banking firm. Prior to joining Ladenburg in 1984, Mr. Bibb was a Managing Director of Bankers Trust Company, involved in the start-up of their investment banking operations. Prior to that time, he was Director of Corporate Development for the New York Times. In
addition  to  being  a  Director  of  the  Company,  Mr. Bibb  is a
Director  of  East  Wind  Group,   Inc.  Mr. Bibb  has  a  B.A.  in
History, Economics and Political Science from Yale University and engaged in graduate studies at New York University, London School of Economics and Harvard Business School.

      Emmett J. Daly-Director. Mr. Daly became a Director of the Company in February 1997. Mr. Daly is currently Senior Vice President of Corporate Finance of Keefe, Bruyette & Woods, Inc., an investment banking firm that Mr. Daly joined in 1987 as an Associate in the Corporate Finance Department. Before that time he spent two years as Credit Analyst followed by one year as an Assistant Treasurer of Manufacturers Hanover Trust Company. Mr. Daly received a B.A. in Economics from College of the Holy Cross and his M.B.A from the Kenan Flager School of Business at University of North Carolina, Chapel Hill.

      Richard C. Hyde-Director. Mr. Hyde became a director of the Company in July 1997. Mr. Hyde is President of Moreland Capital, Inc., an asset management and investment consulting firm. He is also a Principal in Vestor Associates, LLC, the general partner of Vestor Partners, LP, a private equity investment fund. Prior to his current affiliations, from 1970 to 1995 Mr. Hyde served in investment/asset management positions with Ameritrust Company and its successor organizations, Society Corporation and Key Corp. From 1984 through 1993, he was Chief Investment officer. From 1993 through 1995, Mr. Hyde was the CEO of Society Asset
Management and Managing Director of Key Asset Management Holdings. Mr. Hyde holds both a Bachelor of Science and MBA -- Finance from Miami University of Ohio.

      The Bylaws of the Company were amended in December 1996 to set the number of members of the Board of Directors at seven. Under subscription agreements with investors in the December 1996 Offering, those investors are entitled to designate one director and one additional director is to be mutually acceptable to the Company and such investors. The mutually acceptable director is currently Emmett J. Daly, a Senior Vice President of KBW. The director to be designated by the investors is Mr. Hyde.

      Under a Shareholders Agreement among Bedford, the Company, Mr. Phillips, Mr. Andrus and P&A, (i) Bedford is entitled to designate one director and one additional director is to be reasonably acceptable to Bedford and Messrs. Phillips and Andrus and (ii) Messrs Phillips and Andrus are entitled to designate three directors, including one member of senior management designated after the date of the agreement. Mr. Thomas is currently the director designated by Bedford and Messrs. Phillips and MacKillop are two of the three directors they are entitled to designate. The director acceptable to Bedford and Messrs. Phillips and Andrus is currently Mr. Bibb. The remaining director, who is to be a member of senior management, has not yet been designated by Messrs. Phillips and Andrus.

                       EXECUTIVE COMPENSATION

      The following table provides certain summary information concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to each of its other executive officers at the end of 1996.


               Summary Compensation Table
---------------------------------------------------------
                                  Annual      Long-Term
                                Compensation Compensation

 Name and Principal    Fiscal     Salary      Options
       Position          Year               Granted(1)
---------------------------------------------------------

Kenneth S. Phillips      1996     $252,000        12,500
   President, Chief      1995      228,124
   Executive Officer     1994      241,774
---------------------------------------------------------
David L. Andrus(2)       1996     $240,000       262,500
   Executive Vice        1995       40,000
   President
---------------------------------------------------------
Vali Nasr(3)             1996     $139,015        12,500
   Chief Financial       1995      126,475
   Officer & Treasurer   1994      128,262
---------------------------------------------------------

(1) The shares of Common Stock to be received upon the exercise of all stock options granted during the period covered by the Table.
(2) Mr. Andrus joined the Company in 1995 and his affiliation with the Company as an employee ceased effective January 11, 1998.
(3) Mr. Nasr's employment with the Company terminated effective January 30, 1998. Mr. Nasr is currently serving as a consultant to the Company.

   During the year ended December 31, 1996, the Company granted to its Chief Executive Officer and the other executive officers listed in the Summary Compensation Table options to acquire a total of 675,500 shares of Common Stock as set forth in the following table.

                 Option Grants in Last Fiscal Year
--------------------------------------------------------------------
                                 Percentage
                                  of Total
                     Number of     Options
                      Shares      Granted to
  Name              Underlying    Employees    Exercise   Expiration
                     Options         in         Price       Date
                      Granted      Fiscal
                                    Year
--------------------------------------------------------------------
Kenneth S.               12,500      4.2%                 6/7/2001
Phillips                                        $4.00
--------------------------------------------------------------------
David L. Andrus         200,000    87.5%        $6.25    1/11/2000
                         50,000                 $8.50    12/17/2002
                         12,500                           6/7/2001
                                                $4.00
--------------------------------------------------------------------
Vali Nasr                12,500      4.2%        $4.25   3/31/2001
--------------------------------------------------------------------
______________________


      The following table sets forth certain information with respect to options exercised during the year ended December 31, 1996 by those officers listed in the Summary Compensation Table.


  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
                    Year End Option/SAR Values
--------------------------------------------------------------------
--------------- ---------- --------- ---------------- --------------


                Shares                  Number of
                Acquired               Securities      Value of
                  on         Value      Underlying    Unexercised
     Name       Exercise   Realized    Unexercised       Money
                                        Options at     Options at
                                         FY End          FY End
                                       Exercisable     Exercisable
                                     /Unexercisable   /Unexercisable
--------------- ---------- --------- ---------------- --------------

Kenneth S.          0         0        5,000/7,500    $22,500/$33,750
Phillips
--------------- ---------- --------- ---------------- --------------

David L.            0         0      73,750/188,750   $168,830/$513,750
Andrus
--------------- ---------- --------- ---------------- --------------

Vali Nasr           0         0         12,500/0       $56,250/$0
--------------- ---------- --------- ---------------- --------------

Compensation of Directors

      During 1996, the Company did not pay its employee directors for attending board meetings. Each of the three outside directors received a $5,000 annual retainer and a $500 fee for each meeting attended. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. On June 7, 1996, each member of the Board of Directors was granted options to purchase 12,500 shares of Common Stock at an exercise price of $4.00 per share. Such options expire five years from the date of grant and vest 20% at such time as the average bid and offer price for the Common Stock equals $4.00, $8.00, $12.00, $16.00 and $20.00, respectively, for twenty consecutive trading days.

Employment Agreements

      The Company has employment agreements with Mr. Phillips,  its
President   and   Chief   Executive   Officer,   and  ADAM  has  an
employment  agreement  with  Mr.  MacKillop,   the  Executive  Vice
President  and  Chief   Operating   Officer  of  the  Company.   In
addition,   the  Company  has  an  employment  agreement  with  Mr.
Andrus,  its former  Executive Vice  President.  The Agreement with
Mr.   Phillips   is  dated  July  26,  1995  and  is  for  a  three
year-term. Either party may terminate the agreement upon 90 days' prior notice. The agreement provides for a minimum salary of $240,000 ($300,000 if the Company has pre-tax profits of at least $1,000,000), 40% of the annual bonus pool (equal to 10% of
the   Company's   pre-tax   profits),   a   car   allowance,    and
participation in the Company's other benefit plans. Effective January 1, 1997, Mr. Phillips salary was increased to $300,000. If the Company terminates the agreement without cause, it will be obligated to make severance payments to Mr. Phillips in an amount equal to two-years' compensation. In addition, the agreement
provides   that  any   options   granted  to  Mr.   Phillips   vest
immediately upon his death or upon a change in control of the Company.

      The  agreement  with Mr.  MacKillop  is dated  September  23,
1997, and is for a two-year term. ADAM may terminate the agreement at any time after the one-year anniversary of the date of the agreement by giving six months' prior written notice. The agreement provides for a minimum salary of $240,000, an annual bonus of up to $50,000, options to acquire 62,500 shares of Common Stock, and participation in the Company's other benefit plans.

      The Agreement  with Mr. Andrus is dated July 26, 1995 and was amended  in  December  1996.  It  provides  for a  three  year-term ending  November  1998.  Either party may  terminate  the agreement upon 90 days' prior notice.  The  agreement  provides for a minimum salary of  $240,000,  options to acquire  250,000  shares of Common
Stock, and participation in the Company's other benefit plans. Effective January 1, 1997, Mr. Andrus salary was increased to $300,000. If the Company terminates the agreement without cause, it will be obligated to make  severance  payments to Mr.  Andrus in
an  amount  up  to  one-years'   compensation.   In  addition,  the
agreement provides that all options granted to Mr. Andrus vest immediately upon a change in control of the Company. On October
13, 1997, the Company notified Mr. Andrus that his affiliation with the Company as an officer and employee would cease effective
January  11,  1998.  Pursuant  to  his  employment  agreement,  Mr.
Andrus will receive severance payments in an amount equal to his base salary of $240,000, payable ratably on a semi-monthly basis for up to one year after January 11, 1998, the date of his separation from the Company. Such payments will cease sooner in the event Mr.
Andrus gains employment affording him comparable compensation.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table and related notes contain information concerning beneficial ownership of the Company's Common Stock as of January 30, 1998 by: (i) each person known by the Company to own beneficially more than five percent of the Common Stock,
(ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The share amounts in this table reflect shares of Common Stock issuable upon the exercise of options and warrants exercisable within the next 60 days.

Shareholder                           Footnotes     Shares   Percent
--------------------------------------------------------------------
Ken Philips (1)                       (10)(11)     688,379    14.15
Scott A. MacKillop (1)                  (13)         8,750      .18
Steven Ash (1)                                           0        0
Nevil Thomas (2)                      (11)(14)       7,500      .15
Porter Bibb (3)                       (11)(15)       5,000      .10
Emmett Daly (4)                       (12)(18)      52,500     1.07
Richard Hyde (5)                        (12)         2,500      .05
Bedford (6)                             (16)       742,813    15.18
KP3, LLC (1)                            (17)       410,961     8.46
OCH ZIFF Capital Mgmt (9)                          466,666     9.61
Bay Pond Partners, LP (7)                          365,832     5.56
Bay Pond Investors (Bermuda)(7)                    270,250     7.53
Wheatley Partners                                  401,916     8.27
 (Wellington Management Company)(8)
Officers and Directors (7 persons)(19)             764,629    15.56

FOOTNOTES:

(1) The address of Mr. Phillips, Mr. Ash, Mr. MacKillop, and KP3, LLC is 555 17th Street, 14th Floor, Denver, Colorado 80202.
(2) The address of Mr. Thomas is Scotia Plaza, Suite 4712, 40 King Street West, Toronto, Ontario M5H 3Y2.
(3)  The address of Mr. Bibb is 590 Madison Avenue, New York, New York 10022.
(4) The address of Mr. Daly is Two World Trade Center, 85th Floor, New York, New York 10048.
(5) The address of Mr. Hyde is Moreland Capital, Inc., 30050 Chagrin Boulevard, Suite 100, Pepper Pike, Ohio 44124.
(6) The address of Bedford Capital Financial Corporation is 2nd Floor, Charlotte Hs., Shirly Street, Box N964, Nassau, Bahamas.
(7) The address of Bay Pond Partners, L.P. and Bay Pond Investors (Bermuda), Ltd. Is c/o Wellington Management Company, L.L.P., 75 State Street, Boston, Massachusetts 02109.
(8) The address of Wheatley Partners is 80 Cutter Mill Road, Suite 311, Great Neck, New York 11021.
(9) The address of OCH ZIFF Capital Management is 153 East 53rd Street, 43rd Floor, New York, New York 10022.
(10) Includes 410,961 shares owned by KP3, LLC ("KP3"), a Colorado limited liability company, of which Mr. Phillips is the managing member and has
     the controlling  ownership  interest;   includes  2,313  common  shares
     underlying presently exercisable warrants.
(11) Includes 5,000 common shares underlying presently exercisable options.
(12) Includes 2,500 common shares underlying presently exercisable options.
(13) Includes 3,250 common shares underlying presently exercisable options.
(14 Includes 2,500 shares owned by Mr. Thomas' spouse, Suzanne E. Thomas. Does not include shares owned by Bedford Capital Financial Corporation ("Bedford") of which Mr. Thomas is a director and a 6.13% shareholder.
(15) Does not include 50,000 common shares underlying presently exercisable options granted to Ladenburg, Thalmann & Co., Inc., of which Mr. Bibb is a managing director.
(16) Includes 34,063 shares underlying presently exercisable options or warrants, and 58,750 common shares owned by KP3 and included in the beneficial ownership of Mr. Phillips which Bedford may acquire pursuant to a presently exercisable option. See, "Recent Offerings."
(17) All common shares have been included in the beneficial ownership of Mr. Phillips; 58,750 common shares have been included in the beneficial ownership of Bedford.
(18) Includes 12,500 shares jointly owned with Regina Daly.
(19) Based upon total common shares outstanding of 4,857,803 plus 56,813 common shares underlying presently exercisable options.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company entered into an agreement with Ladenburg, Thalmann & Co., Inc., investment bankers ("Ladenburg"), in January 1995, pursuant to which Ladenburg would assist the Company in financing efforts. Ladenburg was involved in the Company's transactions with Bedford. Mr. D. Porter Bibb, a principal of Ladenburg, was named to the Company's Board of Directors in September 1995.

    In July 1995, the Company borrowed $1.2 million from Bedford. As a result of this transaction and a simultaneous transaction wherein Bedford purchased 1 million shares of outstanding Common Stock of the Company from a former principal of the Company,
Bedford became a greater than 10% shareholder of the Company, with the right to acquire in excess of 50% of the Company's Common Stock. Mr. J.W. Nevil Thomas and another affiliate of
Bedford were appointed to the Company's Board of Directors in connection with that transaction. See "Business-Corporate History-Bedford."

    Also in July 1995, the Company's then Chief Executive Officer and a director, Marc Geman, resigned. In connection with his resignation, Mr. Geman was entitled to severance payments totaling $180,000, due in monthly payments of $15,000. As of December 31, 1996, Mr. Geman had received all of the severance payments to which he was entitled. The Company also entered into an Indemnification Agreement with Mr. Geman whereby the Company agreed to hold him harmless, in an amount not to exceed $100,000, for expenses incurred in defense of the pending investigation by the Commission. As of December 31, 1996, and September 30, 1997, a total of $50,786 and $72,000, respectively, in indemnification payments had been made by the Company under that agreement.

    David L.   Andrus,  former  Executive  Vice  President  of  the
Company,   participated   in  the  June  1996   offering   of  debt
securities   and  warrants.   See   "Business-Corporate   History."
Mr. Andrus purchased $100,000 of subordinated debt and received a promissory note and warrants to purchase 25,000 shares of Common Stock. In addition, certain employees of PMC participated in the offering, purchasing a total of $162,500 of subordinated debt and receiving warrants to purchase 40,625 shares of Common Stock. Mr. Andrus and the other Company employees participated in the offering on the same terms as all other investors.

    In November 1996 the Company borrowed $250,000 to fund working capital requirements pending the closing of a private placement of Common Stock in December 1996. The lenders included Mr. Phillips and Mr. Andrus, the Company's President and Chief
Executive Officer and former Executive Vice President, respectively, and certain other employees of the Company. Bedford, a shareholder affiliate of the Company, and Keefe, Bruyette & Woods, Inc., the placement agent for the December 1996 Offering, were also lenders. The loans were evidenced by 12% notes to be repaid on the earlier of the closing of the December 1996 Offering or March 31, 1997. The lenders also received warrants to purchase a total of 6,250 shares of Common Stock at a price of $6.50 per share and registration rights with respect to the shares of Common Stock underlying the warrants.

    In December 1996, the Company completed a restructuring of its outstanding debt. As part of the restructuring, Bedford and certain of its assignees were repaid certain of the subordinated debt held by them, exercised certain of the warrants held by them, were issued certain shares of Common Stock by the Company in cancellation of their other warrants and were issued new five-year warrants to purchase 37,500 shares of the Common Stock with an exercise price equal to the price to investors in the December 1996 Offering. As a result of these transactions, all $3 million in outstanding debt previously owed by the Company to
Bedford   and  its   assignees   was   eliminated.   Bedford   also
relinquished certain rights held by it and its right to elect directors of the Company was modified such that Bedford now has the right to designate one director so long as it holds at least 10% of the outstanding Common Stock. In addition, at least one additional director must be acceptable to Bedford and the Company so long as Bedford owns at least 5% of the outstanding Common Stock. Bedford also retained demand and piggyback registration rights with respect to restricted securities acquired by it from the Company. In connection with the restructuring, the Company's consulting agreement with Nevcorp, Inc., was terminated. See "Business-Corporate History-December 1996 Restructuring."

    In connection with the December 1996 restructuring, the investors in the December 1995 and June 1996 Offerings exercised their warrants to purchase an aggregate of 375,000 shares of Common Stock and surrendered canceled promissory notes in the aggregate principal amount of $1,500,000 in satisfaction of the exercise price for the warrants. In connection with the exercise of warrants and cancellation of debt, the investors also received, pro rata, five-year warrants to purchase an aggregate of 37,500 shares of Common Stock at an exercise price of $8.50 per share. The brother and father of Mr. Phillips, the Company's President and Chief Executive Officer, Mr. Andrus, former Executive Vice President of the Company, and certain other employees of the Company, participated in the restructuring on the same terms as the other parties.

As part of the September 1997 Offering, Emmett J. Daly and J.W. Nevil Thomas, directors of the Company, Scott A. MacKillop, the President of ADAM and current Executive Vice President, Chief Operating Officer and director of the Company, Michael T. Wilkinson, former director and principal shareholder of ADAM and two other ADAM employees, participated in the offering. All of these individuals participated in the ofering on the same terms as all other investors.

                   DESCRIPTION OF CAPITAL STOCK

    The Company is authorized to issue 50,000,000 shares of Common Stock, $0.01 par value. As of January 30, 1998, the Company had 4,857,903 shares of Common Stock issued and outstanding with rights, options and warrants outstanding which could require the Company to issue 929,545 additional shares of Common Stock.

Common Stock

    Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors. Holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available therefor and, in the event of liquidation, and subject to the rights of the holders of Preferred Stock, to share pro-rata in any distribution of the Company's assets after payment of liabilities. No dividends may be paid on the Common Stock unless dividends payable on the Preferred Stock are current. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid in the foreseeable future.

    Holders of Common Stock do not have preemptive rights to subscribe to additional shares of capital stock if issued by the Company. There are no conversion, redemption, sinking fund or
similar   provisions   regarding  the  Common  Stock.  All  of  the
outstanding   shares   of  Common   Stock   are   fully   paid  and
non-assessable.

Preferred Stock

    The Company is authorized to issue 5,000,000 shares of preferred stock. Under Colorado law, the rights, preferences and limitations of the preferred stock may be established from time to time by the Company's Board of Directors. The Company's Articles of Incorporation, as amended (the "Articles") provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designation preferences, and relative participation, optional or other special rights, and the qualifications, limitations or restrictions of the shares of any series so established. The Articles provide for a series A of preferred stock, no par value per share (the "Series A Preferred").

    As of the date of this Prospectus, the only series of preferred stock to be designated and issued were shares of Series A Preferred, of which 138,182 shares are issued and outstanding.

    Holders of the Series A Preferred are entitled to receive dividends at a rate of $.325 per share per annum. Dividends are payable semi-annually on January 15 and July 15 in each year, but only when and as authorized by the Board of Directors of the Company out of assets legally available for dividends. Dividends accrue from the date of issuance of the shares and are cumulative. The first dividend due on July 15, 1991, was paid. The preferred dividends due subsequently have not been paid by the Company, and as a result, the dividends have cumulated.

    Upon liquidation or dissolution of the Company, holders of the Series A Preferred are entitled to a preference over the holders of Common Stock in an amount per share equal to the original purchase price attributed to a share of Series A Preferred
($2.50), plus all unpaid cumulative dividends. As of January 30, 1998, unpaid cumulative dividends in arrears with respect to the Series A Preferred amounted to $298,419. The Series A Preferred is non-participating and the holders of the Series A Preferred have no preemptive rights and no voting rights except as may be required by Colorado law.
    At the option of the Company, the Series A Preferred may be redeemed in whole or in part, at any time at a price of $2.75 per share, plus unpaid cumulative dividends, upon 45 days' prior written notice. Redemption can only occur if certain conditions, which have not occurred as of the date of this Prospectus, are satisfied.

    The Company may, in the future, issue other series of preferred stock having terms established by the Company's Board of Directors without requiring the approval of holders of the Common Stock. Any such issuance of preferred stock could make removal of the Company's management more difficult than at present. The provisions relating to preferred stock will make the removal of management more difficult even if such removal would be considered beneficial to shareholders generally, and may have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by incumbent management. Because the Board of Directors has authority to establish the terms of the preferred stock, such stock could be issued to defend against an attempted takeover of the Company.


                       SELLING SHAREHOLDERS

    The following  table sets forth certain  information  regarding the  Selling  Shareholders  and the Shares  offered by the  Selling
Shareholders   pursuant  to  this  Prospectus.   Of  the  1,519,495
Shares offered hereby for resale by the Selling Shareholders, 298,750 Shares represent shares of Common Stock to be issued upon the exercise of  outstanding  stock options  issued by the Company.
See  "Description  of Capital  Stock." As more fully  disclosed  in the  footnotes to this table,  certain of the Selling  Shareholders are currently,  or have been within the past three years,  officers
or   directors   of  the   Company  or  have  had  other   material
relationships  with the Company.  Because the Selling  Shareholders may offer all or some portion of the Shares pursuant to this Prospectus, no estimate can be given as to the amount of the
Shares  that  will  be  held  by  the  Selling   Shareholders  upon
termination  of any such  offering.  The  amount of Shares  offered hereby  may in some  instances  exceed  the  number  of  Shares  of
Common Stock owned by a  particular  Selling  Shareholder  prior to the  offering.  This  difference  is due to Shares of Common  Stock
issuable  by  the  Company  to  Selling   Shareholders  upon  their
exercise of options. Unless otherwise indicated, all ownership amounts after the Offering are less than 1% of the Company's Common Stock.

                                            Ownership                  Ownership
                                            of shares         Amount      of
  Selling Shareholder                       of Common          of       shares
                                              Stock           Shares      of
                                            Prior to         Offered     Common
                                            Offering         Hereby      Stock
                                                                         After
                                                                          the
                                                                       Offering
-------------------------                 -----------     ---------    --------
Acadia Fund I L.P.                             30,250        30,250         0
The Common Fund                                28,333         3,333    25,000
Bay Pond Investors (Bermuda) L.P.             270,250        35,000   235,250(8)
Bay Pond Partners, L.P.                       365,833        73,333   292,500(9)
Canmerge Consultants Limited                   17,500         5,000    12,500
Emmett J. Daly(1)
          and Regina Daly JT/TEN (1)           12,500        12,500         0
Endicott Partners, L.P.                        25,000        25,000         0
Euro Credit Investments Ltd.                  131,875         5,000  126,875(10)
Financial Services Hedge Fund, L.P.            40,250         5,000    35,250
Michael J. Flinn(2)                             5,500         5,500         0
Growth Services Inc.                            5,000         5,000         0
Guernroy Limited                                5,000         5,000         0
Keefe, Bruyette & Woods, Inc.                 123,166        41,666   81,500(11)
Adam J. Lewis                                   1,666         1,666         0
James C. Lott &
         Mary M. Lott JT/TEN                   10,000         5,000     5,000
Scott A. MacKillop (1) (3)                      5,500         5,500         0
Malta Hedge Fund, L.P.                         44,625        44,625         0
Malta Hedge Fund II, L.P.                       7,875         7,875         0
Malta Partners, L.P.                           51,333        51,333         0
Malta Partners II, L.P.                        12,833        12,833         0
Thomas B. Michaud                               3,250         3,250         0
Gary A. Miller(2)                               5,500         5,500         0
Och-Ziff Capital
          Management, L.P.                    466,666       466,666         0
Rainbow Partners                              166,666       166,666         0
Andrew M. Senchak                               2,500         2,500         0
Suzanne E. Thomas                               2,500         2,500         0
J.W. Nevil Thomas (1)                           2,500         2,500         0
Eric R. Thorpe                                    833           833         0
Peter L. van der Velden                         4,250         2,500     1,750
Wheatley Foreign Partners, L.P.                29,142        13,333    15,809
Wheatley Partners, L.P.                       399,273       153,333  245,940(12)
Michael T. Wilkinson                           17,500        17,500         0
Albert Yanni                                    3,250         3,250         0
David Andrus(5)                                25,000       193,750    25,000
Carolyn Kling(6)                                    0        50,000         0

Roger Bowden(6)                                10,905        31,250    10,905
Karen Garcia(6)                                   881        11,250       881
Vali Nasr(7)                                   17,624        12,500    17,624
___________
(1) Director of the Company
(2) Employee of the Company
(3) Scott A.  MacKillop  is the  Executive  Vice  President  of the
    Company.
(4) Michael  T.  Wilkinson  is  a  former   director  of  ADAM,  a
    subsidiary of the Company.
(5) David Andrus is the former Executive Vice President and a director of the Company.
(6) Former employee of the Company.
(7) Vali  Nasr  is  the  former  Chief  Financial  Officer  of the
    Company.
(8) Represents  approximately  1.58%  of  the  outstanding  Common
    Stock of the Company.
(9) Represents  approximately  4.76%  of  the  outstanding  Common
    Stock of the Company.
(10)Represents  approximately  2.46%  of  the  outstanding  Common
    Stock of the Company.
(11)Represents  approximately  1.58%  of  the  outstanding  Common
    Stock of the Company.
(12)Represents  approximately  4.76%  of  the  outstanding  Common
    Stock of the Company.

                       PLAN OF DISTRIBUTION

    The Selling Shareholders' Shares may be offered and sold from time to time in the discretion of the Selling Shareholders in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale hereunder. The Selling Shareholders' Shares may be sold by one or more of the following methods, without limitation: (i) a block trade in which a broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (iv) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be
"underwriters'' within the meaning of the Securities Act, in connection with such sales.

    Sales of Selling Shareholders' Shares may also be made pursuant to Rule 144 under the Securities Act, where applicable. The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The Company will receive no proceeds from the sale of the Shares by the Selling Shareholders. The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Shareholders or by agreement between a Selling Shareholder and its underwriters, dealers, brokers or agents.

    To the extent required under the Securities Act, the aggregate amount of Shares being offered and the terms of the offering, the names of any such agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Shareholder and/or purchasers of Shares, for whom they may act. In addition, sellers of Shares may be deemed to be underwriters under the Securities Act and any profits on the sale of Shares by them may be deemed to be discount commissions under the Securities Act. Selling Shareholders may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

    From time to time one or more of the Selling Shareholders may transfer, pledge, donate or assign Shares to lenders, family members and others and each of such persons will be deemed to be a "Selling Shareholder" for purposes of this Prospectus. The number of Shares beneficially owned by those Selling Shareholders who so transfer, pledge, donate or assign Shares will decrease as and when they take such actions. The plan of distribution for Shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Shareholders hereunder.


                            LEGAL MATTERS

    Certain legal matters in connection with the Shares offered hereby have been passed upon for the Company by Holme Roberts & Owen LLP, Denver, Colorado.

                               EXPERTS

    The financial statements of PMC International, Inc. as of December 31, 1996 and 1995, and for the years then ended included herein have been included herein in reliance upon the report of Spicer, Jeffries & Co., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of ADAM Investment Services, Inc. as of December 31, 1996 and 1995, and for the years then ended included herein have been included herein in reliance upon the report of Faucett, Taylor & Associates, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                    INDEX TO FINANCIAL STATEMENTS


                      PMC International, Inc.

      Financial statements for the years ended December 31, 1996 and 1995 and the Nine Months ended September 30, 1997 and 1996

      Independent Auditors' Report..............................F-2

      Consolidated Balance Sheets...............................F-3

      Consolidated Statements of Operations.....................F-5

      Consolidated  Statements of Changes in  Shareholders'  Equity
      (Deficit).................................................F-6

      Consolidated Statements of Cash Flows.....................F-8

      Notes to Consolidated Financial Statements...............F-10

                  ADAM Investment Services, Inc.

      Independent Auditors' Report.............................F-24

      Consolidated Balance Sheets as of December 31, 1996 and 1995F-26

      Consolidated   Statement   of  Income  for  the  years  ended
December 31, 1996 and 1995.....................................F-27

      Consolidated  Statement of Stockholders' Equity for the years ended December 31, 1996 and 1995; .............................F-29

      Consolidated  Statement  of Cash  Flows for the  years  ended
December 31, 1996 and 1995.....................................F-31

      Notes to Consolidated Financial Statements...............F-33

                  Pro Forma Financial Information

      Unaudited Pro Forma Consolidated  Statement of Income for the
Year Ended December 31, 1996...................................F-40

      Unaudited Pro Forma Consolidated  Statement of Income for the
6 months ended June 30, 1997...................................F-41

      Unaudited Pro Forma Consolidated Balance Sheet June 30, 1997F-42

                    INDEPENDENT AUDITORS' REPORT


To the Shareholders
PMC International, Inc.

We have audited the  accompanying  consolidated  balance  sheets of
PMC International, Inc. and its subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                             SPICER, JEFFRIES & CO.
Denver, Colorado
March 1, 1997

                                    PMC INTERNATIONAL, INC.
                                       AND SUBSIDIARIES
                                  CONSOLIDATED BALANCE SHEETS
                 DECEMBER 31, 1996 AND 1995 AND SEPTEMBER 30, 1997 (UNAUDITED)

                       ASSETS

                                                    September 30  December 31,  December 31,
                                                       1997            1996           1995

                                                    (Unaudited)                       (As
                                                                                   restated;
                                                                                    Note 1)
Cash and Cash Equivalents (See Notes 1 and 7)         $3,465,269   $  6,499,390  $     313,885

Receivables
   Investment management fees, net of allowance of     1,330,769        145,714         39,733
   $250,000 (see Note 1)
   Other receivables                                     124,141        160,483         63,210


Furniture and Equipment, at cost, net of               1,389,662        936,234        688,233
   accumulated depreciation of $1,600,779, $689,227
   and $355,231

Software and Product Develpment Costs, at cost, net    1,101,042        511,123        419,617
   of accumulated amortization of $411,524 in 1997
   and $203,526 in 1996 (See Note 1)

Goodwill, net of amortization of $10,498               5,400,076             --             --

Prepaid Expenses and Other Assets                      1,428,493        340,006        220,605

Long-Term Note Receivable (See Note 2)                   545,811        570,494        897,167



         TOTAL ASSETS                                $14,785,263  $  9,163,444   $  2,642,450
                                                     ===========  ============   ============

See accompanying notes to financial statements.
F-3


        LIABILITIES AND SHAREHOLDERS' EQUITY


   Accounts payable                                   $1,197,151       $839,095   $  1,442,694
   Accrued expenses                                      612,386        535,520        707,897
   Other liabilities (See Note 7)                        139,100        730,909        571,389
   Deferred revenue                                    1,391,999        552,868        411,347
   Notes payable (See Note 6)                            368,423         14,694      1,647,470
   Obligations under capital leases (See Note 7)         382,655        219,821         75,490
                                                      ----------       --------     ----------
TOTAL LIABILITIES                                      4,091,714      2,892,907      4,856,287

COMMITMENTS AND CONTINGENCIES (See Note 7)

SHAREHOLDERS' EQUITY (DEFICIT) (See Note 3)
   Preferred stock - no par value - authorized           345,455        439,742        872,543
     5,000,000 shares; issued and outstanding,
     138,182 shares, 175,897 shares and 349,017
     shares
   Common stock, $.01 par value - authorized,             48,579         36,179         13,889
     50,000,000 shares, issued and outstanding,
     4,857,903 shares, 3,617,939 shares and
     1,388,928 shares
   Additional paid-in capital                         23,049,235     16,461,953      3,565,576
   Accumulated Deficit                               (12,749,720)   (10,667,337)    (6,665,845)
                                                     -----------     ----------    -----------
       TOTAL SHAREHOLDERS' EQUITY (DEFICIT)           10,693,549      6,270,537     (2,213,837)
                                                     -----------   ------------   ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $14,785,263   $  9,163,444   $  2,642,450
F-4

                                                                                                                               F-1

                                    PMC INTERNATIONAL, INC.
                                       AND SUBSIDIARIES


                             CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
                   NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)


                                  (Unaudited)
                              Nine Months Ended           Year Ended
                                September 30,             December 31,
                                1997       1996         1996       1995
                                                               (As restated;
                                                                  Note 1)
REVENUE:
   Investment management   $9,001,181   $7,322,124   $9,634,992   $8,632,888
   (See Note 1)
   Other income               304,392      370,293      451,889      539,591

         Total revenue      9,305,573    7,692,417   10,086,881    9,172,479

   Investment manager
   and other fees           4,437,494    4,225,107    5,580,846    5,139,613

                            4,868,079    3,467,310    4,506,035    4,032,866


OPERATING EXPENSES:
   Salaries and benefits     3,027,800   2,309,941    3,487,811    2,524,936
   Clearing charges and        438,107     630,555      813,239      766,515
     user fees
   Advertising and             661,743     525,436      830,140      629,476
     promotion
   General and                 882,038     593,093      845,767      792,650
     administrative
   Product development         146,279      76,916      132,392       56,800
     costs
   Occupancy and               529,275     437,048      611,562      482,266
     equipment costs
   Professional fees           311,452     399,620      763,086      484,860
     Provision for bad         250,000           -            -            -
      debts
     Interest                   26,019     232,528      331,008      102,011
     Depreciation and          623,751     376,000      537,522      148,567
       amortization
     Goodwill                  10,498            -            -            -
       amortization
   Severance Pay               43,500            -            -            -
   Settlement expense              -             -      155,000      465,000

         Total operating    6,950,462    5,581,137    8,507,527    6,453,081
          expenses
NET LOSS                  $(2,082,383) $(2,113,827) $(4,001,492) $(2,420,215)

NET LOSS PER COMMON SHARE $     (0.58)   $  (1.60)     $ (2.85)     $ (1.83)
(see Note 1)               ===========   =========     ========      =======

WEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING    3,659,774  1,388,928   1,425,509       1,386,631
   (See Note 1)



See accompanying notes to financial statements.
F-5


                                                      PMC INTERNATIONAL, INC.
                                                         AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                                   DECEMBER 31, 1996 AND 1995 AND SEPTEMBER 30, 1997 (UNAUDITED)

                                         Common Stock          Additional        Preferred Stock                         Total
                                                                Paid-In                                               Shareholders'
                                                                                                                         Equity
                                     Shares        Amount       Capital        Shares        Amount       Deficit      (Deficit)


BALANCES, December 31, 1994 as       5,540,501      $276,564    $3,637,689       349,017      $872,543   $(4,274,803)      $511,993
previously reported

Stock Split effected (Note 1)       (4,155,376)     (262,713)      262,713

Adjustment for the cumulative
effect on prior years for the
correction of an error (Note 1)              -             -      (350,000)            -             -        29,173       (320,827)
                                    ----------      --------   -----------      --------     ---------  ------------   -------------
BALANCES, December 31, 1994, as      1,385,125        13,851     3,550,402       349,017       872,543    (4,245,630)       191,166
  restated

   Issuance of stock to 401K plan        3,803            38        15,174             -             -             -         15,212

   Net loss                                  -             -             -             -             -
                                                                                                          (2,420,215)    (2,420,215)

BALANCES, December 31, 1995          1,388,928        13,889     3,565,576       349,017       872,543    (6,665,845)    (2,213,837)

   Stock options exercised                 250             2         1,373             -             -             -          1,375

   Notes payable converted to          875,000         8,750     2,515,000             -             -             -      2,523,750
   common stock

   Preferred stock converted to         59,511           595       432,206      (173,120)     (432,801)            -             -
   common stock

   Issuance of stock                 1,294,250        12,943    10,988,182             -             -             -     11,001,125

   Less stock issuance costs                 -             -    (1,040,384)            -             -             -     (1,040,384)

   Net loss                                  -             -             -             -             -    (4,001,492)    (4,001,492)

                                    ----------      --------   -----------      --------     ---------  ------------   -------------
BALANCES, December 31, 1996          3,617,939        36,179    16,461,953       175,897       439,742   (10,667,337)     6,270,537

F-6

   Stock options exercised               6,250            63        26,812             -             -             -         26,875

   Issuance of stock                 1,220,749        12,207     7,312,287             -             -             -      7,324,494

   Preferred stock converted to         12,964           130        94,157       (37,715)      (94,287)            -              -
   common stock

   Less stock issuance costs                 -             -      (845,974)             -             -            -       (845,974)

   Net loss                                  -             -             -             -             -    (2,082,383)    (2,082,383)
                                    ----------      --------   -----------      --------     ---------  ------------   -------------
BALANCES, September 30, 1997         4,857,903       $48,579   $23,049,235       138,182     $ 345,455  $(12,749,720)  $ 10,693,549
(unaudited)
                                    ==========      ========   ===========      ========     =========  ============   =============
See accompanying notes to financial statements.
F-7

                                                                                  PMC INTERNATIONAL, INC.
                                                                                      AND SUBSIDIARIES


                                                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                       YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
                                                                NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                                                                               INCREASE (DECREASE) IN CASH


                                                     Nine Months Ended                       Year Ended
                                                       September 30,                        December 31,


                                                  1997               1996              1996              1995
CASH FLOWS FROM OPERATING ACTIVITIES:                   (unaudited)                                  (as restated;
                                                                                                        Note 1)
   Net loss                                   $   (2,082,383)     $  (2,113,827)     $ (4,001,492)      $ (2,420,215)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
      Accretion of discount on note                  (43,777)           (52,507)          (67,181)           (69,053)
        receivable
      Depreciation and amortization                  634,249            376,000           537,522            148,567
      Common stock issued as compensation                  -                  -                 -             15,212
        under 401K plan
      Changes in operating assets and
        liabilities:
        Investment management fees receivable     (1,185,055)            74,174          (105,981)            32,085
        Other receivables                             36,342            (51,650)          (97,273)            22,196
        Prepaid expenses and other assets         (1,088,487)          (201,308)         (119,401)             9,509
        Accounts payable                             358,056           (484,344)         (597,029)           729,837
        Accrued expenses                              76,866             83,209          (172,377)           103,805
        Other liabilities                             11,630             10,129           159,520            464,399
        Income taxes payable                           2,152                  -                 -                  -
        SEC settlement distribution                (605,591)                  -                 -                  -
        Deferred revenue                             839,131             99,370           141,521             37,346

           Net cash used in operating             (3,046,867)        (2,260,754)       (4,322,171)          (926,312)
           activities

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture and equipment              (869,180)          (479,456)         (376,574)          (405,932)
   Reduction of long-term note receivable             68,460            300,318           393,854            338,067
   Cost of product development                      (797,918)                 -          (295,022)          (419,617)
   Acquisition of ADAM                            (5,410,574)                 -                 -                  -
   Reduction of secured demand note                                                             -            225,000
                                                           -

           Net cash used in investing             (7,009,212)          (179,138)         (277,742)          (262,482)
              activities

See accompanying notes to financial
statements.
F-8

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                       353,729          2,869,227           890,974          1,602,470
   Changes in obligations under capital lease        162,834            (42,060)          (67,672)           (14,709)
   Sale of common stock, less offering costs       6,505,395                  -         9,960,741                  -
   Proceeds from exercise of stock options                 -                  -             1,375                  -
   Principal payments on subordinated note                 -                  -                 -           (225,000)
      payable

           Net cash provided by (used in)          7,021,958          2,827,167        10,785,418          1,362,761
              financing activities





NET INCREASE (DECREASE) IN CASH                  (3,034,121)            387,275         6,185,505            173,967

CASH, at beginning of period                       6,499,390            313,885           313,885            139,918

CASH, at end of period                          $  3,465,269         $  701,160    $    6,499,390       $    313,885

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

   Cash paid for interest                       $     23,814        $    67,990    $      367,180      $      96,969

NONCASH INVESTING AND FINANCING ACTIVITIES:

Purchase of equipment via capital lease        $     266,980        $   137,139    $      205,433      $      90,199
   obligation

Conversion of preferred stock to common stock  $      94,287                       $      432,801      $           -

Conversion of note payable to common stock     $           -        $         -    $    2,523,750      $           -





See accompanying notes to financial statements.

F-9

                       PMC INTERNATIONAL, INC.
                          AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)


NOTE 1 -   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

On September 24, 1997, PMC International, Inc. ("PMCI" or the "Company") completed its acquisition (the "Acquisition") of ADAM Investment Services, Inc. ("ADAM"), a Delaware corporation, and its wholly owned subsidiary, Optima Funds, Inc., ("Optima") a Georgia corporation, pursuant to a Stock Purchase Agreement dated July 25, 1997 ("the Agreement") among the Company, ADAM and ADAM's shareholders. PMCI acquired all of the issued and outstanding shares of common stock of ADAM from its shareholders in consideration for payment of $5 million at closing and two earn-out payments on the first and second anniversary dates of the closing. The first earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $500 million, determined on the one-year anniversary of the closing of the Acquisition, not to exceed $2.0 million, plus interest thereon at a rate of 8.75%. The second earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $700 million, determined on the two-year anniversary of the closing of the Acquisition, not to exceed $2.0 million. The Acquisition was accounted for using the purchase method of accounting. The excess of the cost of the Acquisition over the fair value of the assets acquired and liabilities assumed was recorded as goodwill. The
Acquisition was funded from the proceeds of a private placement of PMCI common stock which also closed on September 24, 1997. The Company raised approximately $6.6 million by selling 1,220,749 shares of PMCI common stock at $6.00 per share.

On September 23, 1993, the shareholders of Schield Management Company ("Schield") approved an exchange of common stock of Schield for all of the outstanding common stock of Portfolio Management Consultants, Inc.
("PMC") and a name change from Schield to PMC International, Inc. ("PMCI"). The share exchange was completed on September 30, 1993 and as a result of this transaction, PMC is a wholly owned subsidiary of PMCI. The share exchange between Schield and PMC was treated as a reverse acquisition and
accounted  for under the purchase method  of  accounting.   Under  reverse
acquisition accounting, PMC was considered the acquiror for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of Schield. The Schield assets acquired and liabilities assumed were recorded at their fair values. The cost of the acquisition of Schield of $1,741,018 was based on the NASDAQ publicly traded price of the outstanding Schield common stock prior to the announcement of the transaction. The excess of the cost of the acquisition over the fair value of the assets acquired and liabilities assumed was recorded as goodwill. Subsequently, it was determined that due to the nature of this transaction, goodwill should not have been recorded. Accordingly, the balances of the additional paid-in capital and deficit at December
31, 1995 have been restated from amounts previously reported to reflect a retroactive charge of $350,000 to additional paid-in capital for the original goodwill recorded and a credit of $52,513 to deficit for the amortization of such goodwill to that date. Of the amount charged to the deficit, $23,340 (negligible per share) is applicable to 1995 and has been reflected as a reduction of general and administrative expenses for that year, the balance being charged to the deficit at December 31, 1994. The effect on the 1996 statement of operations would be to reduce the net loss by $23,340 (negligible per share).

PMC was organized in 1986 and its principal business activity is the administration of private and institutional managed account programs with its customers located substantially in the United States. Its services include investment suitability analysis, portfolio modeling and
asset  allocation,   money  manager   selection,   portfolio   accounting  and
performance reporting. PMC is registered as an investment advisor under the Investment Advisors Act of 1940.

                       PMC INTERNATIONAL, INC.
                          AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                             (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June, 1994, Portfolio Brokerage Services, Inc. ("PBS") was capitalized through a series of transactions with PMCI and PMC, whereby PBS became a wholly owned subsidiary of PMCI by issuing 1,000 shares of its common stock in exchange for certain assets and liabilities with a book value
of   $1,532,332.   PBS  is  engaged  in   business   as  a   securities
broker-dealer. As a broker-dealer it executes security transactions for PMC's privately managed account programs, on behalf of its customers through the customer's custodian bank on a delivery vs. payment basis.

Portfolio Technology Services, Inc. ("PTS"), a wholly owned subsidiary of PMCI, was organized in June, 1994 but had no operations until 1995. PTS was formed for the purpose of developing proprietary software for use in the financial services industry.

ADAM Investment Services, Inc. ("ADAM"), a Delaware corporation, was formed in 1973 to provide investment consulting services to institutional investors. ADAM's primary services are based around mutual funds. ADAM offers 17 model portfolios constructed using no-load mutual funds and funds available at net asset value. ADAM's mutual fund portfolios are offered as options for use by 401(k) plans and with several insurance companies within variable life and variable annuity contracts. On September 24, 1997, the Company acquired all of the issued and outstanding voting stock of ADAM. ADAM is currently a wholly owned subsidiary of the Company.

The accompanying consolidated financial statements include the historical accounts of PMC for all periods and the accounts of PMCI since September 30, 1993, PBS and PTS since inception, and ADAM since September 24, 1997. All intercompany accounts and transactions have been eliminated in consolidation. The September 30, 1997 and September 30, 1996 amounts included herein are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, cash flows and changes in shareholders' equity at September 30, 1997 and September 30, 1996 have been made.

      On December 15, 1997, at the Annual Meeting of Shareholders of the Company, the Shareholders of the Company approved a 1 for 4 reverse split of the Common Stock (the "Reverse Split"). On December 30, 1997, the Company effected the Reverse Split to all Shareholders of record as of December 30, 1997.

      Unless  otherwise  noted,  all  references  to  shares  and  share
prices,   including retroactive treatment,  reflect the Reverse Split.

Significant Accounting Policies

Revenue from investment management services is recorded as such revenues accrue under the terms of the related investment management contracts.
Revenue from software customizations is recorded as such revenue accrues under the terms of the related agreements. Revenue from software maintenance is recorded as such revenue accrues under the terms of the maintenance contracts. Software products are used in generating investment managment revenues and therefore are recorded as such revenues accrue under the terms of the related investment managment contracts.

Securities transactions and related commission income are recorded on a trade date basis. In the normal course of business, PBS executes, as agent, transactions on behalf of customers. If the agency transactions do not settle because of failure to perform by either the customer or the counter-party, PBS may be obligated to discharge the obligation of the non-performing party and, as a result, may incur a loss if the market value of the security is different from the contract amount of the transactions.

                        PMC INTERNATIONAL, INC.
                          AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                             (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company has developed a windows-based software program for sale to financial product distribution entities. The product is designed to guide clients of these entities through the process of choosing appropriate combinations of mutual funds for their own portfolios. The majority of costs incurred to establish the technological feasibility of this product intended to be sold or otherwise marketed were borne by unrelated individuals prior to the product being introduced to the Company. Prior to achieving technological feasibility in 1995, the Company incurred approximately $50,000 in research and development costs after receiving the products from the  unrelated  individuals.  These costs have been included in the statement of operations for 1995. All subsequent costs incurred directly related to the development of the software were capitalized. Capitalized costs are being amortized over the economic life of the software, which in this case is three years. The Company's policy is to capitalize all software costs incurred in developing computer software products until such products are available for release to customers. Subsequent cost incurred to enhance and redesign existing software products are capitalized and such capitalization ceases when the enhanced or  redesigned  products  are  released.  It is the Company's
policy  to  amortize  and  evaluate   software  for  net  realizable  value
on a product-by-product basis. The software became available for sale, subject to enhancement and customization, during 1996. The Company's plans to generate revenues from this product are four-fold: license fees, customization fees, a continuing fee equal to a percentage of assets under management of the end users purchasing such software, and annual maintenance fees. Costs of maintenance and customer support are charged to expense when the related revenue is recognized, or when those costs are incurred, whichever occurs first.

Product development costs consist of salary and benefits, outside services and other direct costs relating to customization of products for institutional client relationships. These costs are capitalized and amortized straight line over the terms of the related contracts. These costs are being amortized over periods ranging from 36 to 60 months.

General allowances for losses are provided based on past experience. Management's evaluation considers various factors including, but not limited to, the ability to collect all amounts due according to contract terms. Specific allowances for losses are established when a significant and permanent contingency exists or is likely to occur.

The Company provides for depreciation of furniture and equipment on the straight line and declining balance methods based on estimated lives of three to seven years.

Goodwill, which resulted from the acquisition of ADAM, as discussed above, is being amortized over a period of 120 months.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company follows the intrinsic value based method of accounting as prescribed by APB 25, Accounting for Stock Issued to Employees, for its stock-based compensation. Under the Company's stock option plan, the exercise price is equal to the fair value of the options at the grant date and no compensation cost is recognized.

                            PMC INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                             (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and cash equivalents for purposes of the statement of cash flows includes highly liquid investments with a maturity of three months or less at date of acquisition.

Net loss per share of common stock is based on the weighted average number of shares of common stock outstanding. Common stock equivalents are not included in the weighted average calculation since their effect would be anti-dilutive. Dividends on cumulative preferred stock of $44,910, $113,430, $57,166 and $113,430 for the periods ended September
30, 1997 and 1996, and December 31, 1996 and 1995, respectively, have been added back to the net loss in computing the net loss per share.

The Company adopted the provisions of SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, in its financial statements for the year ended December 31, 1996. The adoption of SFAS 121 had no material affect on the Company's financial statements.

The Company reviews its long-lived assets for impairment to determine if the carrying amount of the asset is recoverable.

Certain 1995 amounts have been reclassified to conform to the 1996 presentation.

NOTE 2 -   LONG-TERM NOTE RECEIVABLES

In connection with the Schield reverse acquisition, the Company acquired a long-term note receivable related to the sale of Schield's market timing operations to an entity controlled by a founder of Schield.
The note is payable in monthly installments of $32,000, including interest through August, 1998. The note was recorded at its estimated fair value as of September 30, 1993. The discount from the face amount of the note receivable is a credit to interest income over the life of the note using the interest method. The principal balance of the note as of December 31, 1996 is $634,578  compared to its  carrying amount of $570,494. The principal balance of the note as of September 30, 1997 is $379,376 compared to its carrying amount of $320,534 (unaudited). While the original transaction involved a transfer of operations by the Company to a former employee who had been responsible for managing the  operations,  the  transaction  was handled on an arms length basis.  The Company did not provide  any  guarantee  of the  obligations of the buyer  and had no  further  involvement  with the  business  after the sale. Moreover, the outstanding principal balance of the note receivable has been reduced by approximately eighty percent (80%)
since the sale (from an original principal balance of $1,807,350 to $379,376 as of September 30, 1997), and payments on the note receivable have been made on a timely fashion in all material respects.

During January 1997, the Company authorized financing of 38,672 shares of PMCI's common stock which had been purchased and owned by a number of PMC employees, including one officer, as part of a private sale of stock by a shareholder of the Company in 1993. This purchase was originally financed through a bank loan which came due on December 31, 1996. The balloon amount due at the expiration of the loan was $142,093, $46,300 to the one officer and $95,793 to employees of the Company that are not officers or directors. PMCI paid off the prior bank loan and financed this amount for its employees as notes receivable, collateralized by the underlying stock. PMCI is receiving monthly installments in the amount of $3,435 collected through payroll deductions. These notes will mature on December 31, 1999, with balloon payments of $38,825 due from employees.

                       PMC INTERNATIONAL, INC.
                          AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                             (Continued)

NOTE 3 -   SHAREHOLDERS' EQUITY

Preferred Stock

Holders of preferred stock are entitled to receive dividends at a rate of $0.325 per share per annum (equal to 13% of the purchase price per share attributable to the preferred stock). Dividends are payable semi-annually on January 15 and July 15 in each year. Dividends accrue from the date of the preferred stock issuance and are cumulative. Upon liquidation or dissolution of the Company, holders of preferred stock are entitled to a preference over the holders of common stock in an amount per share equal to the original purchase price attributed to a share of preferred stock ($2.50) plus all unpaid cumulative dividends.
The preferred stock is non-participating and the holders of preferred stock have no preemptive rights and no voting rights except as may be required by Colorado law. At the option of the Company, the preferred stock may be redeemed in whole, or in part, at a price of $2.75 per share, plus unpaid cumulative dividends. Redemption can only occur if certain conditions regarding the bid prices of the Company's common stock and the Company's after-tax earnings are met.

As of September 30, 1997, cumulative dividends in arrears totaled $275,964 (unaudited).

Common Stock

During December 1996, the Company issued 2,229,011 shares of its common stock through several issuances. First, a private placement was completed whereby 1,294,250 shares were issued for cash of $11,001,125 less offering costs of $1,040,384. Secondly, convertible promissory notes issued in December, 1995 and the first half of 1996 in the amount of $1,500,000 were repaid and the proceeds were used to exercise warrants for 375,000 common shares and 37,500 new warrants were issued to the noteholders in connection therewith (see Note 6). Thirdly, in connection with the shareholder note payable as described in Note 6, warrants to purchase 255,937 shares of common stock were exercised for cash of $1,023,750 and warrants to purchase 494,062 shares of common stock were exchanged for 244,062 shares of common and 37,500 new warrants. Additionally, certain preferred shareholders exercised their conversion rights and exchanged 173,120 preferred shares for 59,510 shares of common.

During January 1997, certain shareholders voluntarily exchanged 37,715 shares of Preferred Stock for 12,964 shares of common stock. At September 30, 1997, there were 138,182 shares of preferred stock outstanding.

In September 1997, the Company issued 1,220,749 shares in a private placement at $6.00 per share or cash of $7,324,494 less offering costs of $797,216.


NOTE 4 -   INCOME TAXES

The Company has an unused net operating loss carryforward of approximately $7,000,000 for income tax purposes, $1,200,000 expiring in 2009, $1,800,000 in 2010 and the remainder expiring in 2011. This net operating loss carryforward may result in future income tax benefits of approximately $2,800,000; however, because realization is uncertain at this time, a valuation reserve in the same amount has been established. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1996 and 1995 are as follows:

                            PMC INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                             (Continued)

      -------------------------------------------------------
                                       1996         1995

      Deferred tax liabilities       $   -      $       -
                                     --------    ----------
      Deferred tax assets

         Net operating loss carry    2,579,000     1,149,500
         forwards

         Legal settlement              233,300       175,000


         Total deferred tax assets   2,812,300     1,324,500

         Valuation allowance for     (2,812,300) (1,324,500)
         deferred tax assets
                                    ------------  ----------
                                     $      -   $         -


The valuation allowance for deferred tax assets was increased by $1,487,800 and $855,300 during 1996 and 1995, respectively.

NOTE 5 -   REGULATORY REQUIREMENTS

PBS is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital. At December 31, 1996, PBS had net capital and net capital requirements of $233,288 and $100,000, respectively, and the Company's net capital ratio (aggregate indebtedness to net capital) was .53 to 1. At September 30, 1997, PBS had net capital and net capital requirements of $1,130,694 and $100,000, respectively, and the Company's net capital
ratio  was .07 to 1  (unaudited).  According  to  Rule 15c3-1,   PBS's  net
capital ratio shall not exceed 15 to 1. On a consolidated basis, as a result of the requirement, net assets of $120,000 are unavailable for any purpose other than meeting PBS's net capital requirements at December 31, 1996 and September 30, 1997.


NOTE 6 -   NOTES PAYABLE

Notes payable consist of the following:


                                  September   December    December
                                   30, 1997      31,         31,
                                                 1996       1995

                                  (unaudited)
--------------------------------------------------------------------

8-1/2% note payable to
shareholder, due July 26, 2000    $        -  $        -  $1,200,000
interest payable monthly
beginning August 10, 1996,
principal and all accrued and
unpaid interest is due at
maturity, secured by all assets
of PMCI and its subsidiaries
(except PBS which security
interest is only to its
outstanding common stock owned
by PMCI).

                       PMC INTERNATIONAL, INC.
                          AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                             (Continued)

--------------------------------------------------------------------
11.5% note payable to                  8,423      14,694     22,470
shareholder(s), unsecured, due
August 1, 1998, payable in
monthly installments of $832
including interest.  In 1996 and
1995, principal of $7,776 and
$6,159 mature.

--------------------------------------------------------------------
9% notes payable to employees              -           -    425,000
and unrelated individuals, due
December 29, 1996, principal and
interest payable on or before
maturity date, secured by a
second lien on Company assets.

----------------------------------
5% Note payable to a former
stockholder of ADAM consists of
$360,000 of which $160,000 is        360,000
current and $200,000 is long
term.  The note requires annual
principal and interest payments
and matures February 9, 1999.

--------------------------------------------------------------------
                                  $  368,423  $   14,694  $1,647,470

The above  $1,200,000  shareholder  note payable is related to a financing and stock purchase agreement which encompasses a series of transactions, none of which are considered binding until certain criteria are met. The  shareholder  acquired  250,000  shares of the
Company's common stock in a private transaction with another individual and loaned the Company $1,200,000. In connection with this loan, a warrant to purchase 300,000 shares of common stock at $4.00 per share
(see  Note 3) was also  received.  In  addition,  the  shareholder obtained an option to lend the Company an additional $1,800,000 and received warrants similar to those issued in connection with the initial loan. Through July 9, 1996, this shareholder fulfilled its option and loaned the Company an additional $1,800,000 and received 450,000 warrants to purchase common shares. On December 24, 1996, the shareholder and the Company entered into an agreement whereby (1) the Company would remit $1,976,250 against the principal amount of the loan, (2) the shareholder would exercise warrants to purchase 255,937 common shares at $4.00 per share to be used against the remaining principal balance, and (3) the shareholder would exchange its remaining warrants for 244,062 shares of common stock and 37,500 warrants to purchase common stock at $8.50 per share.

During  March,  1995,  through  a private  offering,  PMCI  issued
$300,000 of convertible promissory notes bearing 15% interest per annum. These notes were repaid in July 1995. In addition, in November, 1996, the Company borrowed $250,000 from unrelated persons on a short-term basis carrying interest at 12%. In December, 1996 these amounts were repaid through the proceeds of the private offering (see Note 3).

                       PMC INTERNATIONAL, INC.
                          AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                             (Continued)

On December 14, 1995, the Company commenced a private offering of units. Each unit consisted of a promissory note with limited conversion rights in the principal amount of $1,000 and a warrant to purchase 250 shares of common stock at a price per share equal to the greater of $4.00 or the market price on the initial closing date of the offering. If the notes were not paid by the due date, the notes, at the option of the holder, became convertible into shares of the Company's common stock on the basis of one share for each $4.00 of unpaid principal and interest. On May 7, 1996 a second private offering of units commenced with similar terms and after completion $1,500,000 of promissory notes were outstanding from both offerings. Prior to the due date of the notes, the Company asked its noteholders to agree to apply their principal balance against the exercise price of their warrants and, in addition, they would also receive warrants to purchase 37,500 shares of the Company's stock at an exercise price of $8.50 per share. Subsequently, the noteholders agreed to this arrangement.

Interest expense for the periods ended September 30, 1997 and 1996, December 31, 1996 and 1995 was $26,017, $232,528, $331,008 and $102,011
respectively.


As of September 30, 1997, maturities of notes payable are as follows:

           September 30,                  Amount

           1998                        $168,423
           1999                         160,000
           2000                          40,000
                                    -----------
                                      $ 368,423

                       PMC INTERNATIONAL, INC.
                          AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                             (Continued)

NOTE 7 -   COMMITMENTS AND CONTINGENCIES

PMC had been under a formal order of private investigation by the Securities and Exchange Commission relating to certain aspects of PMC's former practice of principal trading. PMC discontinued this practice in April, 1994. In 1995, the Company submitted a settlement proposal to the Commission, without admitting or denying liability, on behalf of PMC under a plan pursuant to which PMC would disgorge its trading profits realized from principal trading together with prejudgment interest in an amount estimated to be $465,000. In 1996, the settlement was accepted by the Commission with the total amount
payable,  including accrued  interest  approximating  $620,000.   These
amounts have been included in other liabilities in the accompanying financial statements.

In January 1997, KP3, LLC, a limited liability company owned and controlled by the Company's president and chief executive officer
(the "LLC") borrowed  $1,750,000 from a bank with a due date of  December
31, 1997. The purpose of the loan was to finance payment of the deferred portion of the purchase price of 410,961 shares of Common Stock owned by the LLC that were purchased from a former officer of the Company at the time of his departure. In connection with this borrowing, the Company agreed to collateralize the loan on behalf of the LLC. Accordingly, $1,890,000 of cash included in cash and cash equivalents (representing the initial principal balance and an interest reserve) in the accompanying balance sheet became restricted for this purpose.
The Company has also agreed to loan the LLC amounts sufficient to pay interest on the loan so long as the amount of loans made and bank collateral provided would not exceed $2,000,000. Effective March 31, 1997, the Company loaned the LLC $31,689 specifically designated to pay the interest on the bank loan. The borrower (the LLC) has agreed to reimburse the Company for any amounts paid by the Company toward the loan or for collateral applied to the loan, including interest at an annual rate of 9%, and has granted the Company a security interest in 410,961 shares of the Company's common stock held by it.

The Company has leases for office space and  equipment  under various operating and capital leases. Included in furniture and equipment is $295,552 of equipment under capital leases at December 31, 1996 and accumulated depreciation relating to these leases of $30,184. Future minimum lease payments under noncancelable leases as of
December 31,  1996 are as
follows:
                                                      Principal
      Year Ending                                        due
      December 31,             Operating   Capital    Capital
                                                        Lease

      -----------------------------------------------------------
      1997                              $ $           $
                                  375,824    123,992     103,119

      -----------------------------------------------------------
      1998                        351,672    103,486      95,336

      -----------------------------------------------------------
      1999                        298,658     22,178      21,366

      -----------------------------------------------------------
      2000                        293,567          -           -

      -----------------------------------------------------------
      2001
                                   24,000      -           -

      -----------------------------------------------------------
                                     $       249,656  $
                                1,343,721                219,821

      -----------------------------------------------------------
      Less amount
      representing interest                   29,835

      -----------------------------------------------------------
      Present value of net
        minimum lease                     $
        payments                             219,821


Total rent expense for facilities and equipment for the periods ended September 30, 1997 and 1996, December 31, 1996 and 1995, was $396,388, $362,626, $471,339 and $410,263, respectively.

                       PMC INTERNATIONAL, INC.
                          AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                             (Continued)


NOTE 8 -   STOCK OPTIONS AND WARRANTS

The Company has no formal stock option plan, however it has granted options to officers, employees, shareholders and certain other individuals and entities allowing them to purchase common stock of the Company generally at the market value of the stock at date of grant. Options are generally for a five-year term, however, in certain instances the term is longer. In addition common stock warrants have been issued in connection with certain private offerings of debt. At December 31, 1996, warrants to purchase common stock at various prices were outstanding which expire as follows:

      ----------------------------------------------
      Expiration Date        Warrants    Exercise
                                           Price
      ----------------------------------------------
      ----------------------------------------------

      ----------------------------------------------
      ----------------------------------------------
      December, 1998             75,000        6.48
      ----------------------------------------------
      ----------------------------------------------
      June, 2001                 50,000        4.00
      ----------------------------------------------
      ----------------------------------------------
      November, 2001              6,250        6.50
      ----------------------------------------------
      ----------------------------------------------
      December, 2001            137,500        8.50
      -----------------------          -------------
      -----------------------          -------------

      ----------------------------------------------
      ----------------------------------------------
                                268,750
      -----------------------          -------------

The following table describes certain information related to the Company's compensatory stock option activity for the year ending
December 31, 1996.

      ----------------------------------------------
      Average                Number of   Weighted
                              Options    Exercise
                                           Price
      ----------------------------------------------
      ----------------------------------------------

      ----------------------------------------------
      ----------------------------------------------
        Outstanding,            254,000     $  5.68
        December 31, 1995
      ----------------------------------------------
      ----------------------------------------------
        Grants during year:
      ----------------------------------------------
      ----------------------------------------------
          Exercise price =      338,125        5.60
          market price
      ----------------------------------------------
      ----------------------------------------------
          Exercise price >       50,000        6.24
          market price
      ----------------------------------------------
      ----------------------------------------------
        Exercised during          (250)        5.52
        year
      ----------------------------------------------
      ----------------------------------------------
        Forfeited during        (5,500)        4.52
        year
      ----------------------------------------------
      ----------------------------------------------
        Expired during year                   11.16
                                (8,750)
      ----------------------------------------------
      ----------------------------------------------
        Outstanding,            627,625        5.80
        December 31, 1996
      ----------------------------------------------
      ----------------------------------------------

      ----------------------------------------------
      ----------------------------------------------
        Exercisable,            350,125        5.80
        December 31, 1996
      ----------------------------------------------

The weighted average grant date fair value of the options granted in 1996 was as follows:

      ----------------------------------
      Exercise price equals  $     2.68
      market price
      ----------------------------------
      ----------------------------------
      Exercise price less than     4.12
      market price
      ----------------------------------

The fair value of each option grant is estimated using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 5.88% to 6.50%; dividend yield of 0%; expected lives of five to six years; and volatility of 44.2%.

A summary of the Company's outstanding and exercisable stock options as of December 31, 1996 is as follows:

      ---------------------------------------------------------
      Range of Exercise      Number of   Weighted   Weighted
      Prices                  Options     Average   Average
                                         Exercise   Remaining
                                           Price    Contractual
                                                    Life
                                                     (months)

         $4.00 - $5.52

      ---------------------------------------------------------
            Outstanding         307,125       $4.56      31(a)

      ---------------------------------------------------------
            Exercisable         182,125        4.68         39

      ---------------------------------------------------------

      ---------------------------------------------------------
         $6.00 - $6.24

      ---------------------------------------------------------
            Outstanding         244,375        6.20      63(b)

      ---------------------------------------------------------
            Exercisable         141,875        6.20      63(c)

      ---------------------------------------------------------

      ---------------------------------------------------------
         $8.52 - $10.00

      ---------------------------------------------------------
            Outstanding          63,125        8.80         58

      ---------------------------------------------------------
            Exercisable          13,125       10.00          6

      ---------------------------------------------------------

      ---------------------------------------------------------
         $12.40
      ---------------------------------------------------------
      ---------------------------------------------------------
            Outstanding          13,000       12.40         13
      ---------------------------------------------------------
      ---------------------------------------------------------
            Exercisable          13,000       12.40         13
      ---------------------------------------------------------

      (a) Excludes 50,000 options which expire 12 months after employee termination.
      (b) Excludes 200,000 options which expire 12-24 months after employee termination.
      (c) Excludes 120,000 options which expire 12-24 months after employee termination.

On February 26, 1997, the Board of Directors granted options to purchase a total of 17,500 shares of the Company's common stock to employees at an exercise price of $10.00 per share and which expire in six years.
The options vest 20% on the first anniversary of each employees date of hire with the balance vesting in equal successive quarterly installments over the following four years, provided, however, each employee must be employed by the Company at the time any vesting would occur. The Board of Directors also granted options to purchase 12,500 shares of common stock to Mr. Emmett Daly in connection with his appointment as a director of the Company on February 27, 1997. The options vest at the rate of 20% at each such time as the average of the bid and asked price of the common stock equals $10.00, $14.00, $18.00, $22.00 and $26.00 respectively, for 20 consecutive trading days. Mr. Daly's options are exercisable at $10.00 per share and expire in five years.

The Board of Directors granted options to purchase 12,500 shares of common stock to Mr. Richard C. Hyde in connection with his appointment as a director of the Company on July 9, 1997. The options vest at the rate of 20% at each such time as the average of the bid and asked price of the common stock equals $7.872, $11.872, $15.872, $19.872, and
$23.872, respectively, for 20 consecutive trading days. Mr. Hyde's options are exercisable at $7.872 per share and expire in five years.

                       PMC INTERNATIONAL, INC.
                          AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                             (Continued)

The Board of Directors granted options to purchase 62,500 shares of common stock to Mr. Scott MacKillop and a total of 41,250 shares of common stock to a total of 6 other employees of ADAM in connection with the Acquisition. The options vest as follows: 20% of each employee's options vest on the first anniversary of the Company's Acquisition of ADAM and the balance in equal successive quarterly installments over the following four year period, provided, however, that the employee must me employed or engaged by PMCI or one of its affiliates a s either an employee or consultant on the date any vesting would occur. The exercise price of options are $6.50 per common share and the options expire six years from the date of grant unless employment or engagement is terminated prior to that time, which case the options shall expire 90 days after termination.

The Board also granted options to purchase 12,500 shares of common stock to Mr. Scott MacKillop in connection with his appointment as a director of the Company on October 27, 1997. The options vest at the rate of 20% at each such time as the average of the bid and asked price of the common stock equals $6.50, $10.50, $14.50, $18.50, $22.50, respectively, for 20 consecutive trading days. Mr. MacKillop's options are exercisable at $6.50 per share and expire in five years.

In May 1997, a total of 6,250 stock options were exercised to purchase 6,250 shares of common stock at the exercise price of $4.00 per share on 5,000 options and $5.50 per share on 1,250 options.

As previously described, the Company applies APB 25 and related Interpretations in accounting for its stock options. Accordingly, no compensation cost has been recognized. Had compensation cost for the Company's options been determined based on the fair value at the grant dates for awards consistent with the method of SFAS 123, the Company's net loss and loss per share would have increased to the pro-forma amounts indicated below:

      --------------------------------------------------------
                            September       December 31,
                               30,
                                                   -----------

                              1997         1996      1995

      --------------------------------------------------------
      --------------------------------------------------------
      Net loss              $(2,300,613)  $        $
                                        (5,111,682)(2,518,266)
      --------------------------------------------------------
      --------------------------------------------------------
      Net loss per share        $(.64)   $         $
                                             (3.63)    (1.90)
      --------------------------------------------------------


NOTE 9 -   EMPLOYEE BENEFIT PLAN

Salary deferral "401(k)" plan

The plan allows employees who have completed one year of employment and at least 1,000 hours of service to defer up to 15% of their salary. The Company intends to match employee contributions by an amount determined annually by the board of directors. Only contributions up to the first 6% of an employee's salary will be considered for the match. On February 15, 1995 PMCI's Board of Directors approved the issuance of 3,803 shares of PMCI common stock (valued at the market price at the date of grant of $4.00 per share) to match participant's contributions for the year ended December 31, 1994.


NOTE 10 -  RISKS AND UNCERTAINTIES

PMC's revenues are primarily derived from a percentage of the assets under the management of its distribution channels. Assets under management are impacted by both the extent to which PMC adds or loses clients and the appreciation or depreciation of the U.S. and international equity and fixed income markets. Assets of customers of an unrelated organization constitute approximately 16% of the total customer assets in PMC's managed account programs as of December 31, 1996. A downturn in general economic conditions could cause investors to cease using the products, including its proprietary software products, and services of the Company or its distribution channels.

The Company has deposits in banks in excess of the FDIC insured amount of $100,000. The amounts in excess of the $100,000 are subject to loss should the banks cease business.

The Company has been notified of a threatened litigation from a former employee alleging damages of $645,000. Management, after review and discussion with counsel, believes the Company has meritorious defenses and intends to vigorously defend itself in this matter, but it is not feasible to predict the final outcome at the present time.

NOTE 11 -  FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS 107 requires disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of those instruments.

The  carrying  amount  of  receivables,   accounts  payable,
accrued expenses, and other liabilities approximate fair value because the collection or payments on those instruments are expected in the short term.

The long term note receivable was discounted at inception (see Note 2) and at December 31, 1996, discounting the note at the current interest rate at which similar loans would be made to borrowers with similar credit ratings and for the same maturities yields a fair value which approximates the carrying value.

Based on the borrowing rates currently available to the Company for loans with similar terms and maturities, the carrying value of obligations under capital leases approximate fair value.

The carrying amount of deferred revenue approximates fair value because it is expected to be realized within ninety days.







NOTE 12 - PRO FORMA INFORMATION FROM ACQUISITION OF ADAM INVESTMENT SERVICES, INC. (UNAUDITED)

On September 24, 1997, the Company acquired all of the issued and outstanding voting stock of ADAM. Pro forma revenue, income from continuing operations, net loss, and loss per share for the three months ended September 30, 1996 and 1997, as though the acquisition occurred at the beginning of such periods are as follows:

------------------------   -------   -------------------------------

                             1997                              1996
------------------------   -------   -------------------------------
------------------------   -------   -------------------------------

Revenue                    $6,069,084                    $6,403,385
------------------------   -------   -------------------------------
------------------------   -------   -------------------------------

Income from continuing     (1,052,238)                    (1,022,751)
operations
------------------------   -------   -------------------------------
------------------------   -------   -------------------------------

Net income                 (1,052,238)                    (1,022,751)
------------------------   -------   -------------------------------
------------------------   -------   -------------------------------

Income per share           (0.23)                            (0.44)

REPORT OF INDEPENDENT PUBLIC ACCOUNTS

To the Board of Directors of
ADAM Investment Services, Inc. and Subsidiary

We have audited the consolidated balance sheet of ADAM Investment Services, Inc. and Subsidiary as of December 31, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ADAM Investment Services, Inc. and Subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Faucett, Taylor & Associates, P.C.
March 20, 1997





             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

               REPORT OF INDEPENDENT PUBLIC ACCOUNTS

To the Board of Directors of
ADAM Investment Services, Inc. and Subsidiary

We have audited the consolidated balance sheet of ADAM Investment Services, Inc. and Subsidiary as of December 31, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ADAM Investment Services, Inc. and Subsidiary as of December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Faucett, Taylor & Associates, P.C.
March 15, 1996

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
                    CONSOLIDATED BALANCE SHEET
               DECEMBER 31, 1996 & DECEMBER 31, 1995

                            ASSETS
                                          1996            1995
CURRENT ASSETS
  Cash and cash equivalents          $ 733,359       $ 581,025
  Marketable securities (notes 2 & 6)   46,612          28,525
  Accounts receivable                  121,359         165,894
  Receivable - related parties
   (note 3)                            303,119         201,009
  Prepaid expenses (note 2)            864,673         932,884
  Deferred tax asset (note 4)          111,000         126,000
                                --------------   -------------
   Total current assets              2,180,122       2,035,337

FURNITURE & EQUIPMENT(1)(note 2)       204,390         234,958

OTHER ASSETS
  Goodwill(2)                          712,289         585,659
                                --------------   -------------

   Total assets                    $ 3,096,801     $ 2,855,954
                                ==============   =============


             LIABILITIES AND STOCKHOLDERS' EQUITY

                                          1996            1995
CURRENT LIABILITIES
  Accounts payable                   $ 571,562       $ 228,769
  Accrued interest                      32,633          22,000
  Deferred revenue (note 2)          1,068,567       1,188,878
  Income taxes payable (note 4)         53,320          71,437
  Notes payable, current
    portion                            210,884         280,153
                                --------------   -------------
   Total current liabilities         1,936,966       1,791,237


DEFERRED TAX  LIABILITY (note 4)        17,142          14,142

NOTES PAYABLE net of current
  portion                              360,000         466,768
                                --------------   -------------
  Total liabilities                  2,314,108       2,272,147

MINORITY INTEREST                          -0-          24,935

STOCKHOLDERS' EQUITY                   782,693         558,872
                                --------------   -------------
   Total liabilities &
     stockholders' equity          $ 3,096,801     $ 2,855,954
                                ==============   =============

 (1)   net of accumulated depreciation of $485,867 in fiscal year
       1996; $408,647 in fiscal year 1995.
 (2)   net of accumulated amortization of $87,334 in fiscal year
       1996; $34,451 in fiscal year 1995.


           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

                                  1996                       1995
                          ......................   ......................

ADVISORY SERVICE FEES                $15,389,734              $15,015,933

COMMISSIONS EXPENSE                   11,005,780               10,784,083
                                        --------                 --------
ADVISORY SERVICE NET PROFIT            4,383,954                4,231,850

OTHER INCOME:
  Other service fees                     199,294                  202,081
  Investment income                       23,029                   15,244
                                        --------                 --------
                                       4,606,277                4,449,175
OPERATING EXPENSES
  Salaries, payroll
    taxes & benefits      $2,252,668               $2,298,586
  Professional fees          493,574                  391,186
  Office expenses            335,611                  331,365
  Rent                       339,928                  282,965
  Travel, entertainment
   & other                   234,083                  138,402
  Marketing & publication     75,222                  121,462
  Depreciation &
   amortization              134,793                  110,590
  Equipment rental            60,067                   59,721
  Insurance                   46,626                   42,802
  Other taxes                 31,545                   32,016
  Maintenance & repairs       30,825                   29,668
  Contract labor              17,918                   27,772
  Other misc. expenses        18,964                   26,569
  Data processing              9,819                   12,390
  Net realized losses
   on investments                  0                    7,513
  Allocation to/from
   related parties (note 3)   (9,527)  4,072,116      (15,417)  3,897,590
                             --------   --------     --------    --------
  Net operating income                   534,161                  551,585

INTEREST EXPENSE                          53,957                   57,599
                                        --------                 --------
Net income before
  income taxes &
  minority interest                      480,204                  493,986

INCOME TAXES (note 4)
  Current tax expense        208,752                  169,608
  Deferred tax expense        18,000     226,752       15,000     184,608
                            --------    --------     --------    --------
Net income before
  minority income                        253,452                  309,378

MINORITY INTEREST                          1,820                      989
                                        ========                 ========
  Net income                            $251,632                 $310,367
                                        ========                 ========












           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

                 YEAR ENDED DECEMBER 31, 1996

             -------  ---------  -------     --------  ---------   --------
                      ADDITIONAL                       UNREALIZED
            (1)COMMON  PAID IN   RETAINED    TREASURY   HOLDING
             STOCK     CAPITAL   EARNINGS     STOCK     GAIN(LOSS)   TOTAL
             -------  ---------  -------     --------  ---------   --------

BALANCE
December
31, 1995     $1,000  $1,341,783 $(358,911) $(425,806)     $806     $ 558,872

NET INCOME                        251,632                            251,632

CHANGE IN
UNREALIZED
GAIN(LOSS)                                                 269           269

(2)DIVIDENDS                      (28,080)                           (28,080)
            -------   ---------   -------   -------- ---------      --------
BALANCE
December
31, 1996     $1,000  $1,341,783 $(135,359) $(425,806)   $1,075      $782,693
            =======  ========== =========  =========  ========    ==========



                     YEAR ENDED DECEMBER 31, 1995

             -------  ---------  -------     --------  ---------   --------
                      ADDITIONAL                       UNREALIZED
            (2)COMMON  PAID IN   RETAINED    TREASURY   HOLDING
             STOCK     CAPITAL   EARNINGS     STOCK     GAIN(LOSS)   TOTAL
             -------  ---------  -------     --------  ---------   --------

BALANCE
December
31, 1994     $1,000  $1,315,377 $(641,198)    $  -0-   $(9,772)     $666,007

PURCHASE
OF
TREASURY
STOCK                                       (600,000)               (600,000)

SALE OF
TREASURY
STOCK                    25,806              174,194                 200,000

NET INCOME                        310,367                            310,367

CHANGE IN
UNREALIZED
GAIN(LOSS)                                              10,578        10,578

(3)DIVIDENDS                      (28,080)                           (28,080)

             -------  ---------  -------     --------  ---------   --------
BALANCE
December
31, 1995    $1,000  $1,341,783 $(358,911) $(425,806)     $806      $558,872
            ======= ========== ========== ==========  ========   ==========
(1) Common stock authorized and issued is 1,000 shares with 783 shares outstanding in 1996 with $1 par value.
(2) Common stock authorized and outstanding is 1,000 shares in 1995 with $1 par value.
(3) Dividends paid at the rate of $28 per share for common stock.


           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

                                              1996        1995
Cash flows from operating activities
  Net income                              $ 251,632   $ 310,367
                                          ---------   ---------
  Adjustments to reconcile net income to
    net cash provided by operating
    activities:
   Net realized loss on investments             -0-       7,513
   Depreciation & amortization              134,793     110,590
   Deferred taxes                            18,000      15,000
   Minority interest                          1,820        (989)
   Change in receivable - related parties  (102,110)   (114,591)
   Change in accrued expenses                10,633      22,000
   Change in accounts receivable             44,535     206,071
   Change in prepaid expense                 68,211     105,974
   Change in accounts payable               342,793     (74,823)
   Change in income taxes payable           (18,117)    (26,328)
   Change in deferred revenue              (120,311)   (187,562)
                                          ---------   ---------
   Total adjustments                        380,247      62,855
                                          ---------   ---------
  Net cash provided by operating
   activities                               631,879     373,222
                                          ---------   ---------

Cash flows from investing activities
  Purchase of furniture & equipment         (51,342)    (92,088)
  Payment for purchase of subsidiary         (6,268)   (419,758)
  Proceeds from sale of marketable
    securities                                  -0-     498,685
  Purchase of marketable securities         (17,818)     (5,882)
                                          ---------   ---------
  Net cash used by investing activities     (75,428)    (19,043)
                                          ---------   ---------

Cash flows from financing activities
  Proceeds from notes payable                   -0-     427,074
  Repayment of notes payable               (376,037)   (160,153)
  Purchase of treasury stock                    -0-    (120,000)
  Dividends paid                            (28,080)    (28,080)
                                          ---------   ---------
  Net cash provided by financing
   activities                              (404,117)    118,841
                                          ---------   ---------

  Increase in cash and cash equivalents     152,334     473,020

Cash & cash equivalents, beginning of
  year                                      581,025     108,005
                                          ---------   ---------

Cash & cash equivalents, end of year      $ 733,359   $ 581,025
                                          =========   =========

           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
                        1996          1995
      Interest       $ 46,901       $35,599
      Income taxes   $226,869       $98,622

Supplemental disclosure of noncash investing and financing activities:

      In fiscal year 1996, the Company purchased the remaining 25% of the capital stock of Optima Funds Management, Inc., with a note payable of $200,000.

      In fiscal year 1996, the Company also recorded a net unrealized gain on investments in the stockholders' equity account of $269.

      In fiscal year 1995, the Company purchased treasury stock of $600,000 for cash of $120,000 and a note payable of $480,000. The Company exchanged shares of treasury stock at a gain of $25,806 which was included in additional paid in capital.

      In fiscal year 1995, the Company purchased 75% of the capital stock of Optima Funds Management, Inc., as follows:
                                                   (FY 1995)
      Fair value of net assets acquired           $  77,770
      Goodwill                                      620,110
                                                  ---------
      Total purchase price                         $697,880
                                                  =========

      Consideration exchanged:
                                                   (FY 1995)
      Cash                                         $464,600
      Payable                                        33,280
      Treasury Stock                                200,000
                                                   --------
      Total consideration exchanged                $697,880
                                                   ========

      In fiscal year 1995, the Company also recorded a net unrealized gain on investments in the stockholders' equity account of $10,578.


Disclosure of accounting policy:
For purposes of the statement of cash flows, the Company considers all cash on deposit with a maturity of three months or less to be cash equivalents.


           ADAM INVESTMENT SERVICES, INC. AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEARS ENDED
               DECEMBER 31, 1996 & DECEMBER 31, 1995

1. ORGANIZATION

ADAM Investment Services, Inc., ("the Company") was incorporated under the laws of the State of Delaware on April 3, 1980, and is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940. The Company offers investment advisory services to clients throughout the United States. One of the Company's primary investment services is a managed account program used by investment advisors who market the service to their investment clients. The Company marketed this service to investment advisors in prior years through Advisory Consulting Group, Inc.
(ACG). The Company took over this marketing during 1996 and plans on continuing to market its own products. The Company earns fees for the investment management services provided to clients. Investment advisers using the service with their clients pay the Company annual fees for training, marketing materials and support.

The Company acquired 75% of Optima Funds Management, Inc. in March 1995 and acquired the remaining 25% in February 1996. Optima Funds Management, Inc., registered with the Securities and Exchange Commission on April 27, 1987 as an investment adviser.

 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Consolidation - The accompanying financial statements include the accounts of the Company and it holly owned subsidiary, Optima
Funds Management, Inc. Intercompany transactions and balances have been eliminated in consolidation.

Revenue and commission recognition - The Company earns fees from clients for investment services provided. The Company typically bills its fees in advance on a quarterly basis. Billed but unearned fees are reflected in the accompanying consolidated balance sheet as deferred revenue. Investment service fees are recognized as income as the services are provided.

The Company pays a commission to subscribers for investment clients who contract to use The ADAM Network. Commissions are based on a percentage of the fee income earned by the Company and commissions are typically paid in advance on a quarterly basis. Commissions paid in advance are included in prepaid expenses in the accompanying consolidated balance sheet and amounted to $784,635 at December 31, 1996 and $853,406 at December 31,
1995. Prepaid commissions are recognized as an expense as the related fee income is recognized.


Marketable securities - The Company has adopted FAS Statement 115 on accounting for certain investments in debt and equity securities. Under the FAS Statement 115, the Company's marketable securities are classified as available-for-sale, trading, or held to maturity securities are classified as available-for-sale, trading, or held to maturity securities according to management's intentions. At both December 31, 1996 and 1995, all of the Company's marketable securities were available-for-sale (see Note 9).

Furniture and equipment - Furniture and equipment are carried at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which is five years.

Furniture and equipment at the balance sheet date consists of the following:
                                        1996       1995
       Equipment                    $          $
                                     432,781    386,634
       Furniture                     217,685    217,180
       Leasehold Improvements         39,791     39,791
                                   ---------  ---------
                                     690,257    643,605

       Less accumulated
       depreciation                 (485,867)  (408,647)
                                   =========  =========
                                   $ 204,390  $ 234,958
                                   =========  =========

Credit Risk - There are funds in excess of the federally insured amounts for the Company of $1,106,857 in fiscal year 1996 and $479,997 in fiscal year 1995. However, due to the rating and stability of the financial institution at which these funds are held, management believes credit risk is minimal.


3. RELATED PARTY TRANSACTIONS

The Company is affiliated with LCG Holdings, Inc. ("LCG") through partial common ownership and management. LCG provides certain administrative and other services for the Company. Management has estimated LCG's costs for these services at $503,379 in fiscal year 1996 and $484,583 in fiscal year 1995 which consist of salaries and benefits, rent, and other administrative costs in the approximate amounts of $320,389; $49,613; and $133,377 respectively in fiscal year 1996 and of $328,000; $36,000; and $120,000 respectively in fiscal year 1995.

The Company provides data processing services for LCG. Management has estimated the cost of such services to be $512,906 in fiscal year 1996 and $500,000 in fiscal year 1995 which consists of salaries and benefits, rent and other administrative costs in the approximate amounts of $286,877; $119,977; and $106,032, respectively for fiscal year 1996 and $297,000; $161,000; and $42,000, respectively for fiscal year 1995. These expenses are included in the Company's accompanying consolidated statement of income.

The Company and LCG have charged each other for the estimated costs of providing these services to each other. These related party charges are presented in the accompanying consolidated statement of income on a net basis as allocations to/from related parties. The gross and net amount of these charges are:

                                                1996          1995
Company charges to LCG for data
   processing services                     $ (512,906)   $ (500,000)
LCG charges to the Company for
  management and
  administrative services                     503,379       484,583
                                            ---------     ---------
Net related party cost allocation          $   (9,527)   $  (15,417)
                                           ==========    ==========

At December 31, 1996 the Company had a receivable from LCG in the amount of $303,119 which was repaid January 16, 1997. At December 31, 1995 the Company had a receivable from LCG in the amount of $201,009.

 4.    DEFERRED TAXES

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes under FAS 109 are classified as current or noncurrent depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the timing differences are expected to reverse.

Temporary differences giving rise to the deferred tax asset or liability result from recognition of deferred revenues, prepaid expenses and depreciation expense, as well as, the tax benefit of net operating loss carryforwards.

The Company has available at December 31, 1996 and 1995 an unused operating loss carryforward that expires in 2005 which may be applied against future taxable income. Due to the change in ownership from the purchase of the Company in 1992, the operating losses available for use are limited by tax regulations to $3,115 per year, which was reported in fiscal year 1996 as $28,035 through  2005  and in  fiscal  year  1995  as a  total  of  $31,150 through 2005.

The Company's effective income tax rate is higher than what would be expected if the federal statutory rate were applied to income from continuing operations primarily because of income recognized and expenses deductible for tax purposes that are not recognized for financial reporting purposes.

 5.    DEFINED CONTRIBUTION PLAN

The Company sponsors a defined contribution plan that covers all full time employees 21 years of age and older who have completed one year of service. Contributions to the plan by employees are limited to 15% of their salary. The Company matches the employee contributions 50% up to a maximum amount which is the lesser of 6% of the employee's salary or the IRS limitation. The Company contribution is at the discretion of the Board of Directors. Contributions paid to the plan by the Company were $35,106 in 1996 and $18,984 in 1995.

The vesting schedule is as follows:
      Years of Service                         Percentage
                                                 Vested
      -----------------                     -----------------
             1                                     20
             2                                     40
             3                                     60
             4                                     80
             5                                    100

6.  MARKETABLE SECURITIES

Following is a summary of investment securities classified as available-for-sale at December 31, 1996 and December 31, 1995:

                                                       Gross Unrealized
                Fair Value          Amortized Cost       Holding Gain
             -----------------    -----------------   -----------------

                1996     1995        1996     1995       1996      1995
              ........ ........    .......  ........   ........  .......

Mutual Funds  $29,078   $11,810   $28,003    $11,004    $ 1,075    $ 806
Money Funds    17,534    16,715    17,534     16,715        -0-      -0-
             --------  --------   -------   --------   --------  -------
              $46,612   $28,525   $45,537    $27,719    $ 1,075    $ 806
             ========  ========   =======   ========   ========  =======

Realized gains and losses are determined on the average cost method. During 1996 and 1995 sales proceeds and gross realized gains and losses on securities classified as available for sale were:

                       1996        1995

Sales proceeds           NA    $ 498,685
                  ==========   =========
Gross realized
losses                $ 115      $ 8,722
                  ==========   =========
Gross realized
gains                 $ 302      $ 1,209
                  ==========   =========


Stockholders' equity included an unrealized holding gain on available-for-sale securities of $1,075 for 1996 and $806 for 1995.

 7.    SUBSEQUENT EVENT

On February 1, 1996, the Company purchased the minority interest in Optima Funds Management, Inc., with a $200,000 note payable.

 8.    MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


9. NOTES PAYABLE


The Company had nine notes payable in 1996 and eight notes payable in 1995 to stockholders of the Company with an aggregate amount due of $210,884 in fiscal year 1996 of which $90,884 was current in fiscal year 1996 and an aggregate amount due of $266,921 in fiscal year 1995. The notes require quarterly principal and interest payments and bear interest at the rate of 11% per annum and matured April 1, 1997.

The Company has a note payable to a former stockholder of the Company, reported as $360,000 in fiscal year 1996 of which $120,000 is current and $480,000 in fiscal year 1995. The note requires annual principal and interest payments and bears interest at the rate of 5% per annum and matures February 9, 1999.

                          1996        1995
Notes payable         $ 570,884   $ 746,921
Less: Current
  portion              (210,844)   (280,153)
                     ----------  ----------
Long term             $ 360,000   $ 466,768
                     ==========  ==========


Principal maturities of long term debt for the next five years and in aggregate are as follows:
  as reported in Consolidated Financial Statements for Year Ended
                         December 31, 1996
     Years Ending December 31                 Amount
               1997                         $210,884
               1998                          160,000
               1999                          160,000
               2000                           40,000
               2001                               -0-
                                     ---------------
                                           $ 570,884
                                     ===============

  as reported in Consolidated Financial Statements for Year Ended
                         December 31,1995
     Years Ending December 31                 Amount
               1996                        $ 280,153
               1997                          226,768
               1998                          120,000
               1999                          120,000
               2000                              -0-
                                     ---------------
                                           $ 746,921
                                     ===============

                      PMC INTERNATIONAL, INC.

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial  information
is  based  upon  the   historical   financial   statement   of  PMC
International, Inc. and the historical financial statement of ADAM Investment Services, Inc. and Subsidiary.

The unaudited pro forma consolidated balance sheet presents the combined financial position of PMC International, Inc. and ADAM Investment Services, Inc. as of June 30, 1997, using the purchase
method  of  accounting.   Accordingly,  the  combined  identifiable
assets and liabilities of the Companies have been adjusted to their estimated fair values based upon a preliminary purchase price of $5,000,000.

The unaudited pro forma consolidated statement of income for the year ended December 31, 1996, assumes the business combination occurred on January 1, 1996, and includes the historical operations of PMC International, Inc., for the year ended December 31, 1996, and the historical operations of ADAM Investment Services, Inc. for the fiscal year ended December 31, 1996, adjusted for the pro forma effects of the business combination.

The unaudited pro forma consolidated statement of income for the six months ended June 30, 1997, assumes the business combination occurred on January 1, 1997, and includes the historical operations of PMC
International, Inc., for the six months ended June 30, 1997, and the historical operation of ADAM Investment Services, Inc. for the six months ended June 30, 1997, adjusted for the pro forma effects of the business combination.

The following unaudited consolidated pro forma financial information has been prepared based upon assumptions deemed appropriate by PMC International, Inc. and are not necessarily indicative of the consolidated financial position or results of operation if the business combination had been consummated on the assumed dates and are not necessarily indicative of the actual results of the future operations of the combined companies.



                      PMC INTERNATIONAL, INC.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED
                         DECEMBER 31, 1996

                                                    Pro          PMCI/ADAM
                            PMCI        ADAM       Forma          combined
                                                 Adjustment
REVENUE:
  Investment
   management fees      $9,634,992  15,389,734                 $ 25,024,726
  Other income             451,889     222,323                      674,212
                         ---------   ---------    ---------       ---------
     Total revenue      10,086,881  15,612,057            0      25,698,938


EXPENSES:
  Investment mgr.
    and other fees       5,580,846  11,005,780                   16,586,626
  Salaries and
    benefits             3,487,811   2,286,180                    5,773,991
  Clearing charges
    and user fees          813,239       9,819                      823,058
  Advertising and
    promotion              830,140     309,305                    1,139,445
  General and
    administrative         845,767     124,460                      970,227
  Software
    development costs      132,392           0                      132,392
  Occupancy and
    equipment costs      1,149,084     830,860                    1,979,944
  Professional fees        763,086     511,492                    1,274,578
  Settlement expenses      155,000           0                      155,000
  Interest                 331,008      53,957                      384,965
  Goodwill
    amortization - ADAM                             537,620(1)      537,620
                         ---------   ---------    ---------       ---------
     Total expenses     14,088,373  15,131,853      537,620      29,757,846

Net income before
    income taxes &
    minority interest  $(4,001,492)  $ 480,204    $(537,620)    $(4,058,908)

INCOME TAXES:
  Current tax expense            0     208,752                      208,752
  Deferred tax
    expense                      0      18,000                       18,000
                         ---------   ---------     ---------      ---------
     Net income
       before minority
       interest         (4,001,492)    253,452     (537,620)     (4,285,660)

MINORITY INTEREST:               0       1,820                        1,820
                         ---------    ---------   ---------       ---------
   Net income (loss)   $(4,001,492)  $ 251,632   $ (537,620)    $(4,287,480)
                         =========   =========    =========       =========
Net income (loss)
   per common share      $  (0.71)    $ 322.61                      $ (0.40)
                         =========    ========                    =========

WEIGHTED AVERAGE OF
  SHARES OUTSTANDING    5,702,036          780                   10,804,880
                        =========    =========                    =========

(1) The adjustment of $537,620 reflects twelve months of amortization cost of the ADAM goodwill ($5,376,202 amortized over 120 months.)



                      PMC INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          JUNE 30, 1997

                           PMCI          ADAM        Pro          PMCI/ADAM
                                                    Forma         combined
                                                 Adjustment

Cash & cash equivalents $3,109,724    $ 79,338   $7,324,494 (1) $ 4,824,217
                                                   (564,339)(2)
                                                 (5,125,000)(3)
Receivables:
Investment management
 fees                      970,554     161,421                    1,131,975
Other receivables          140,494     111,000                      251,494
                         ---------   ---------    ---------       ---------
  Total                  4,220,772     351,759    1,635,155       6,207,686

Furniture & equipment
  (net)                  1,252,174     165,161                    1,417,335
Software development
  (net)                    493,872           0                      493,872
Prepaid expenses &
  other assets             713,120     747,447                    1,460,567
Long term note
  receivables              564,946           0                      564,946
Goodwill (net)                   0     685,240    5,125,000 (3)   5,376,202
                                                   (434,038)(3)
                         ---------   ---------    ---------       ---------
                        $7,244,884  $1,949,607   $6,326,117     $15,520,608
Total assets             =========   =========    =========       =========

LIABILITIES
Account payable            754,693     294,023         $  0       1,048,716
Accrued expenses           511,481      10,500            0         521,981
Other liabilities          106,193      19,294            0         125,487
Deferred revenue           551,489     831,752            0       1,383,241
Notes payable               10,619      40,000            0          50,619
Obligations under
  capital lease            369,682           0            0         369,682
                         ---------   ---------     ---------      ---------
Total current
  liabilities            2,304,157   1,195,569            0       3,499,726

Note payable - long
  term                           0     320,000            0         320,000
                         ---------   ---------     ---------      ---------
Total liabilities       $2,304,157  $1,515,569           $0      $3,819,726

SHAREHOLDERS' EQUITY
Preferred stock           $345,455         $ 0          $ 0      $  345,455
Common stock               366,664       1,000       (1,000)(3)     415,494
                                                     48,830 (1)

Treasury stock (ADAM)           0     (425,806)     425,806 (3)           0

Additional paid in
 capital               16,208,069    1,341,784   (1,341,784)(3)  22,919,394
                                                  7,275,664 (1)
                                                   (564,339)(2)

Accumulated deficit   (11,979,461)    (482,940)     482,940 (3) (11,979,461)
                         ---------   ---------    ---------       ---------
TOTAL SHAREHOLDERS'
EQUITY                  4,940,727      434,038    6,326,117      11,700,882

TOTAL LIABILITIES &
SHAREHOLDERS' EQUITY  $ 7,244,884   $1,949,607  $ 6,326,117     $15,520,608

                        =========    =========    =========       =========

(1) The adjustment of $7,324,494 reflects the proceeds of the PMC International common stock offering (4,882,996 shares, .01 par value at $1.50/share).
(2) The adjustment of $564,339 reflects corporate finance fees paid to Keefe, Bruyette & Woods, Inc., related to the PMC
     International common stock offering.
(3) The adjustment reflects the ADAM acquisition price of $5,000,000; costs incurred related to the ADAM acquisition of $125,000; and the inclusion of ADAM's equity at 6/30/97 of $434,038.




                      PMC INTERNATIONAL, INC.

        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED
                         JUNE 30, 1997

                                                     Pro          PMCI/ADAM
                           PMCI         ADAM        Forma          combined
                                                  Adjustments
REVENUE:
  Investment
    management fees    $5,618,982   $6,433,532                   12,052,514
  Other income            232,224       83,305                      315,529
                         --------     --------      --------       ---------
     Total revenue      5,851,206    6,516,837            0      12,368,043


EXPENSES:
  Investment mgr.
    and other fees      2,734,674    4,641,176                    7,375,850
  Salaries and
    benefits            2,138,957    1,292,960                    3,431,917
  Clearing charges
    and user fees         277,655            0                      277,655
  Advertising and
    promotion             416,730      117,552                      534,282
  General and
    administrative        585,049      189,522                      774,571
  Software
    development costs      85,683            0                       85,683
  Occupancy and
    equipment costs       607,754      346,424                      954,178
  Professional fees       300,708      235,978                      536,686
  Interest                 16,121       14,830                       30,951
  Goodwill
    Amortization - Optima       0       27,049      (27,049)              0
  Goodwill
    Amortization - ADAM         0            0      268,810(1)      268,810
                        --------      --------    ---------       ---------
     Total expenses     7,163,331    6,865,491      241,761      14,270,583

NET income (loss)
  before income taxes  (1,312,125)    (348,654)    (241,761)     (1,902,540)


INCOME TAXES                    0            0            0               0
                         --------     --------     --------       ---------
    Net income (loss)  (1,312,125)    (348,654)    (241,761)     (1,902,540)
                         ========     ========     ========       =========

Net loss per common
  share                    $(0.09)    $(451.04)                     $ (0.10)
                          =======     ========                      =======
WEIGHTED AVERAGE
  NUMBER OF SHARES
  OUTSTANCING          14,523,220         773                    19,406,216
                         ========    ========                     =========

(1) The adjustment of $268,810 reflects the six months of amortization cost of the ADAM goodwill ($5,376,202 amortized over 120 months).

                               PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

      Article  V  of  the  Company's   Articles  of   Incorporation
requires the Company to indemnify any person who is or is threatened to be made a party to any civil, criminal, administrative, arbitrative or investigative proceeding instituted or threatened by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan if the claim is based on actions taken by such person in good faith with the reasonable belief that such action was in the best interest of the Company.

      Article V of the Company's Articles of Incorporation further requires the Company to indemnify any person who is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan if the claim is based on actions taken by such person in good faith with the reasonable belief that such action was in the best interest of the Company, provided, however, that such person generally shall not be indemnified for negligent or wilful misconduct.

Item 25.  Other Expenses of Issuance and Distribution

      The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby, all of which expenses, except for the Commission registration fee, are estimated:


      Securities and Exchange Commission
      registration fee.............................. $2,989.06

      Legal fees and expenses....................... 13,000.00

      Accounting fees and expenses..................  3,000.00

            Total...................................$18,989.06

      All of the above expenses will be borne by the Company.


Item 26.  Recent Sales of Unregistered Securities

February 1995 Private Placement

      In February 1995, the Company sold debt securities in an aggregate principal amount of $300,000. Each dollar loaned carried with it a warrant to purchase one share of Common Stock at an exercise price of $4.00 per share. Purchasers received registration rights with respect to shares of Common Stock issued upon exercise of the warrants. The purchasers were primarily employees, business associates and affiliates of the Company.

Bedford Loans

      In July 1995, the Company entered into a transaction with Bedford pursuant to which Bedford loaned $1.2 million to the Company and received an option to loan up to an additional $1.8 million to the Company for a specified period of time and pursuant to certain call provisions. Between July 1995 and July 1996, the Company obtained the full $3.0 million financing from Bedford. Each dollar loaned carried a ten-year warrant to purchase one share of the Common Stock at an exercise price of $4.00 per share.

December 1995 and June 1996 Private Placements

      In December 1995 and January 1996, the Company issued a total of 482.5 units through a private placement, with each unit consisting of a convertible promissory note with a principal amount of $1,000 and a warrant to purchase 250 shares of Common Stock at an exercise price of $4.00 per share. During June 1996 the Company issued an additional 1,017.5 units through another private placement under substantially the same terms. The purchasers of these units were primarily employees, business associates and affiliates of the Company. Each purchaser received registration rights with respect to the shares of Common Stock underlying the warrants.

November 1996 Bridge Loan

      In November 1996, the Company borrowed $250,000 to fund its working capital requirements pending closing of a private placement of Common Stock in December 1996. Fifty percent of the loan was provided by Keefe, Bruyette & Woods, Inc., the Placement Agent in the December 1996 private placement, and the balance equally by certain members of management of the Company, Bedford, and certain affiliates of Bedford. The lenders received five-year warrants to purchase an aggregate of 6,250 shares of the Common Stock. The warrants have an exercise price of $6.50 per share. The lenders received registration rights with respect to the Common Stock to be issued upon exercise of the warrants.

December 1996 Private Placement

      On December 24, 1996 the Company completed a private placement of 1,294,250 shares of Common Stock at a price of $8.50 per share. The purchasers of the Shares were all accredited investors.

December 1996 Restructuring

      On December 24, 1996, the Company completed a restructuring of its debt. The restructuring involved the repayment of interest owing under the notes issued in connection with the
December 1996/January 1996 and May/June 1996 private placements and the Bedford loans. In connection with the restructuring, Bedford exercised warrants to purchase a total of 255,937 shares of Common Stock, and received new warrants to purchase 37,500 shares of Common Stock at an exercise price of $8.50 per share. The holders of warrants issued in connection with the December 1995 and June 1996 private placements exercised warrants to purchase an aggregate of 375,000 shares of Common Stock, and received, pro rata, new warrants to purchase an aggregate of 37,500 shares of Common Stock at an exercise price of $8.50 per share.

ADAM Private Placement

      On September 24, 1997, the Company, in connection with the acquisition of ADAM Invesement Services, Inc., completed a private placement of 1,220,749 shares of Common Stock at a price of $6.00 per share. The purchasers of such shares of Common Stock were all accredited investors.

      For each of the above sales of securities, the Company claims exemption from registration, inter alia, under
Section 4(2) of the Securities Act and Regulation D promulgated thereunder because, to the Company's knowledge, each of the purchases was made for the purchaser's own investment purposes and not for further distribution or resale, there were no more than 35 non-accredited investors, each of whom was sophisticated and had substantial knowledge of and experience in financial and business matters and was capable of evaluating the risks of the subject investment. In addition, the issuer satisfied the other applicable requirements of Regulation D in connection with each such offering and sale.

Preferred Stock Conversion

      On December 24, 1996, the Company also effected a voluntary conversion of 173,170 shares of the Company's Series A Preferred Stock into 59,510 shares of Common Stock. The Company claimed an exemption from registration under Section 3(a)(9) of the
Securities Act as an exchange of securities of the Company satisfying the requirements of that section.

Item 27.  Exhibits

      (a)  Exhibits

           3.1  Articles of Incorporation of the Company (1)
           3.2  Bylaws of the Company (2)
           4.1  Specimen Common Stock certificate of the Company
                (3)
           4.2  The Articles of Incorporation and Bylaws of the
                Company are included as Exhibits 3.1 and 3.2
           5.1  Opinion of Holme Roberts & Owen LLP*
          10.1  Employment Agreement between the Company and
                Kenneth S. Phillips dated as of July 26, 1995(2)
          10.2 Amended and Restated Employment Agreement between the Company and David L. Andrus dated as of December 17, 1996(2)
          10.3 Form of Subscription Agreement between the Company and each of the lenders in the November 1996 bridge financing(2)
          10.4 Form of warrant issued to each of the lenders in the November 1996 bridge financing.(2)
          10.5  Form of Registration Rights Agreement between the
                Company, each of the lenders in the November 1996 bridge financing, each of the investors in the December 1996 private placement, and the placement agent in the December 1996 private placement.(2)
          10.6 Form of Subscription Agreement between the Company and each of the investors in the December 1996 private placement. (2)
          10.7  Warrant dated December 24, 1996 issued toKeefe,
                Bruyette & Woods, Inc.(2)
          10.8 Form of warrant issued to investors in connection with the December 1996 restructuring
          10.9  Restructuring Agreement dated as of December 24,
                1996 among the Company, Bedford Capital Financial
                Corporation ("Bedford"),Portfolio Management
                Consultants, Inc.("PMC"), Portfolio Brokerage
                Services, Inc.("PBS") and Portfolio Technology
                Services ("PTS").(2)
          10.10 Amended and Restated Registration Rights Agreement dated as of December 24, 1996 among the Company and Bedford.(2)
          10.11 Shareholders Agreement dated as of December 24,
                1996 among the Company, Bedford, Kenneth S.
                Phillips, David L. Andrus and Phillips & Andrus
                LLC.(2)
          10.12 Form of Warrant dated December 24, 1996 issued to
                Bedford and certain of its associates.(2)
          10.13 Advisory Agreement effective as of July 26, 1995,
                between Nevcorp Inc. and the Company(2)
          10.14 Termination of Nevcorp Consulting Agreement (2)
          10.15 PMC International, Inc. Equity Incentive Plan
          10.16 Reimbursement and Pledge Agreement dated January
                8, 1997 among the Company, KP3, LLC, and Kenneth
                S. Phillips (2)
          10.17 Term Loan Agreement dated as of January 8, 1997 among the Company, KP3, LLC and Norwest Bank
                Colorado N.A. (2)
          10.18 Investment Agreement dated as of July 26, 1995
                among the Company, PMC, PBS, PTS, and Bedford (2)
          10.19 Stock Purchase Agreement among PMC International,
                Inc., Michael T. Wilkinson, Scott A. MacKillop, Gary
                A. Miller, Michael J. Flinn, Jared L. Shope, Graham L. Guy, John W. Burgin, and ADAM Investment Services, Inc., dated as of July 25, 1997(4)
          10.20 Non-Compete Agreement between ADAM Investment
                Services, Inc., and Michael T.  Wilkinson(4)
          10.21 Employment Agreement between ADAM Investment
                Services, Inc., and Scott A. MacKillop(4)
          10.22 Form of Subscription Agreement between the Company and each of the purchasers in the ADAM Private
                Placement
          21.1  List of Subsidiaries
          23.1  Consent of Spicer, Jeffries & Co., Certified
                Public Accountants
          23.2  Consent of Faucett, Taylor & Associates, P.C.
          23.3  Consent of Holme Roberts & Owen LLP is included in
                Exhibit 5.1
          24.1  Power of Attorney*

(1) Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-37800), dated
      November 15, 1990.
(2) Incorporated by reference from the Company's Registration Statement on Form SB-2 (File No. 333-21335), dated February 7, 1997.
(3)   Incorporated by reference from Amendment Number 2 to the
Company's Registration Statement on       Form SB-2 (File No.
333-21335), dated June 23, 1997.
(4)   Incorporated by reference from the Company's Current Report
on Form 8-K (Commission File No.    0-14937), dated October 9,
1997.

*     Previously filed

Item 28. Undertakings.

      The Registrant hereby undertakes that it will:

      (1) file, during any period in which it offers to sell securities, a post-effective amendment to this registration statement to:

      (i) include any prospectus required by section 10(a)(3) of the Securities Act;
      (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) include any additional or changed material information on the plan of distribution required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

      (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described in Item 24 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
      In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governedby a final adjudication of such issue.



                             SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 6th day of February, 1998.

                                      PMC International, Inc.
                                      a Colorado corporation


                                   By:   \s\ Kenneth S. Phillips
                                       Kenneth S. Phillips
                                       President and Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this Statement has been signed by the following persons in the capacities and on the dates stated.

--------------------------------------------------------------------

                                Title Position Held
           Signature            With the Registrant    Date

    \s\ Kenneth S. Phillips     President, Chief       February 6, 1998
                                Executive
      Kenneth S. Phillips       Officer and
                                Director

    \s\ Scott A. MacKillop      Executive Vice         February 6, 1998
                                President and
      Scott A. MacKillop        Director


      \s\ Stephen M. Ash        Vice President         February 6, 1998
                                Finance and
          Stephen Ash           Operations
                                (principal accounting
                                 and financial officer)

               *                Chairman of the Board  February 6, 1998
                                and Director
       J.W. Nevil Thomas


               *                Director               February 6, 1998

        D. Porter Bibb


               *                Director               February 6, 1998

        Emmett J. Daly


               *                Director               February 6, 1998

         Richard Hyde



*By: \s\Kenneth S. Phillips
         Kenneth S. Phillips,
         attorney-in-fact

EXHIBIT INDEX
--------------------------------------------------------------------

Exhibit  Description
Number
--------------------------------------------------------------------

3.1   Articles of Incorporation of the Company (1)
3.2   Bylaws of the Company (2)
4.1   Specimen Common Stock certificate of the Company (3)
4.2 The Articles of Incorporation and Bylaws of the Company are included as Exhibits 3.1 and 3.2
10.1  Employment Agreement between the Company and Kenneth S.
      Phillips dated as of July 26, 1995(2)
10.2  Amended and Restated Employment Agreement between the
      Company and David L. Andrus dated as of December 17, 1996(2)
10.3  Form of Subscription Agreement between the Company and each of the lenders in the November 1996 bridge financing(2)
10.4  Form of warrant issued to each of the lenders in the
      November 1996 bridge financing.(2)
10.5  Form of Registration Rights Agreement between the Company, each of the lenders in the November 1996 bridge financing, each of the investors in the December 1996 private
      placement, and the placement agent in the December 1996
      private placement.(2)
10.6  Form of Subscription Agreement between the Company and each of the investors in the December 1996 private placement. (2)
10.7  Warrant dated December 24, 1996 issued toKeefe, Bruyette &
      Woods, Inc.(2)
10.8 Form of warrant issued to investors in connection with the December 1996 restructuring
10.9  Restructuring Agreement dated as of December 24, 1996 among the Company, Bedford Capital Financial Corporation ("Bedford"),Portfolio Management Consultants, Inc.("PMC"), Portfolio Brokerage Services, Inc.("PBS") and Portfolio Technology Services ("PTS").(2)
10.10 Amended and Restated Registration Rights Agreement dated as of December 24, 1996 among the Company and Bedford.(2)
10.11 Shareholders Agreement dated as of December 24, 1996 among the Company, Bedford, Kenneth S. Phillips, David L. Andrus
      and Phillips & Andrus LLC.(2)
10.12 Form of Warrant dated December 24, 1996 issued to Bedford and certain of its associates.(2)
10.13 Advisory Agreement effective as of July 26, 1995, between Nevcorp Inc. and the Company(2)
10.14 Termination of Nevcorp Consulting Agreement (2)
10.15 PMC International, Inc. Equity Incentive Plan
10.16 Reimbursement and Pledge Agreement dated January 8, 1997 among the Company, KP3, LLC, and Kenneth S. Phillips (2)
10.17 Term Loan Agreement dated as of January 8, 1997 among the Company, KP3, LLC and Norwest Bank Colorado N.A. (2)
10.18 Investment Agreement dated as of July 26, 1995 among the Company, PMC, PBS, PTS, and Bedford (2)
10.19 Stock Purchase Agreement among PMC International, Inc.,
      Michael T. Wilkinson, Scott    A. MacKillop, Gary A. Miller,
      Michael J. Flinn, Jared L. Shope, Graham L. Guy, John    W.
      Burgin, and ADAM Investment Services, Inc., dated as of July 25,
      1997(4)
10.20 Non-Compete Agreement between ADAM Investment Services,
Inc., and Michael T.      Wilkinson(4)
10.21 Employment Agreement between ADAM Investment Services, Inc.,
      and Scott A.    MacKillop(4)
10.22 Form of Subscription Agreement between the Company and each of the purchasers in the ADAM Private Placement
21.1  List of Subsidiaries
23.1  Consent of Spicer, Jeffries & Co., Certified Public
      Accountants
23.2  Consent of Faucett, Taylor & Associates, P.C.
23.3  Consent of Holme Roberts & Owen LLP is included in
      Exhibit 5.1
24.1  Power of Attorney

(1)   Incorporated by reference from the Company's Registration
      Statement on Form S-1 (File No. 33-37800), dated
      November 15, 1990.
(2)   Incorporated by reference from the Company's Registration
      Statement on Form SB-2 (File No. 333-     21335), dated February
      7, 1997.
(3)   Incorporated by reference from Amendment Number 2 to the
      Company's Registration Statement on       Form SB-2 (File No.
      333-21335), dated June 23, 1997.
(4)   Incorporated by reference from the Company's Current Report
      on Form 8-K (Commission File No.    0-14937), dated October 9, 1997.

*     Previously filed


EXHIBIT 10.15

                        PMC INTERNATIONAL, INC.

                        EQUITY INCENTIVE PLAN


     (AS ADOPTED BY THE SHAREHOLDERS AT THE ANNUAL MEETING OF
               SHAREHOLDERS HELD DECEMBER 15, 1997)

                              ARTICLE I

                            INTRODUCTION

      1.1 Establishment. PMC International, Inc., a Colorado corporation, hereby establishes the PMC International, Inc. Equity Incentive Plan (the "Plan") for certain employees and directors of the Company (as defined in subsection 2.1(f)) and certain consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain employees and directors of the Company and to certain consultants to the Company.

      1.2 Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees, directors and consultants.


                             ARTICLE II

                             DEFINITIONS

      2.1 Definitions. The following terms shall have the meanings set forth below:

           (a) "Affiliated Corporation" means any corporation or other entity that is affiliated with PMCI through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in
Section 424 of the Code.

           (b) "Award" means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

           (c)  "Board" means the Board of Directors of PMCI.

           (d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

           (e) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Members of the Committee and any subcommittee or special committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. The Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof. For purposes of making determinations under this Plan with regard to Eligible Directors, the "Committee" shall consist of the Board.

           (f)  "Company" means PMCI and the Affiliated
Corporations.

           (g) "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

           (h) "Effective Date" means the effective date of the Plan, November 12, 1997.

           (i) "Eligible Directors" means those directors of the Company who are not Eligible Employees or Eligible Consultants, as defined below.

           (j) "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Code.

           (k) "Eligible Consultants" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

           (l) "Fair Market Value" means the average of the mean between the bid and the asked prices of the Stock or the closing price, as applicable, on the Nasdaq Stock Market, the principal stock exchange or other market on which the Stock is traded, over the five consecutive trading days ending on a particular date or by such other method as the Committee may specify at the time an Award is granted. If the price of the Stock is not reported on any securities exchange or national market system, the Fair Market Value of the Stock on a particular date shall be as determined by the Committee. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

           (m) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

           (n) "Non-Qualified Option" means any Option other than an Incentive Option.

           (o) "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

           (p) "Option Certificate" shall have the meaning given to such term in Section 7.2 hereof.

           (q) "Option Holder" means a Participant who has been granted one or more Options under the Plan.

           (r) "Option Price" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

           (s) "Participant" means an Eligible Employee, Eligible Director or Eligible Consultant designated by the Committee, or in the case of an Eligible Director, the Board, from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

           (t) "PMCI" means PMC International, Inc. and any successor thereto.

           (u) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

           (v)  "Share" means a share of Stock.

           (w) "Stock" means the $0.01 par value common stock of PMCI.

           (x) "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

           (y) "Stock Bonus" means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

           (z) "Stock Unit" means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

      2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                             ARTICLE III

                         PLAN ADMINISTRATION

      The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, Eligible Directors and Eligible Consultants, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. With regard to issuance of Awards to non-employee members of the Board, such decisions identical to those made by the Committee as to Eligible Employees and Eligible Consultants shall be made by the Board. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of PMCI and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants and Eligible Directors shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                             ARTICLE IV

                      STOCK SUBJECT TO THE PLAN

      4.1 Number of Shares. The number of Shares that are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary shall not exceed 500,000, subject to the provisions regarding changes in capital described below. The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year is 100,000 Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by PMCI. This authorization may be increased from time to time by approval of the Board and by the stockholders of PMCI if, in the opinion of counsel for PMCI, stockholder approval is required. Shares of Stock that may be issued upon exercise of Options or Stock Appreciation Rights, that are issued as Restricted Stock Awards or Stock Bonuses, that are issued with respect to Stock Units, and that are issued as incentive compensation or other Stock grants under the Plan shall be applied to reduce the maximum number of Shares remaining available for use under the Plan.
PMCI shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

      4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by PMCI as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than 100,000 shares of Stock may be awarded pursuant to Incentive Options.

      4.3 Adjustments for Stock Split, Stock Dividend, Etc. If PMCI shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan and (ii) the Shares then included in each outstanding Award granted hereunder.

      4.4  Other Distributions and Changes in the Stock.  If

           (a) PMCI shall at any time distribute with respect to the Stock assets or securities of persons other than PMCI
(excluding cash or distributions referred to in Section 4.3), or

           (b) PMCI shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of PMCI, or

           (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant's becoming a holder of record of the Stock.

      4.5 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require PMCI to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

      4.6 Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.


                              ARTICLE V

             CORPORATE REORGANIZATION; CHANGE IN CONTROL

      5.1 Reorganization. Upon the occurrence of any of the following events, if the notice required by Section 5.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Board or the Company:
(a) the merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock); or (b) the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

      5.2 Required Notice. At least 30 days' prior written notice of any event described in Section 5.1 shall be given by the Company to each Option Holder, unless in the case of the events described in clauses (a) or (b) of Section 5.1, the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article VII shall similarly apply to successive mergers, consolidations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to an Option Holder or when mailed to an Option Holder by registered or certified mail, postage prepaid, at such Option Holder's address last known to the Company.

      5.3 Acceleration of Exercisability. Option Holders notified in accordance with Section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service have been satisfied.

      5.4 Change of Control. Unless provided otherwise by the Committee at the time of the grant of an Award, upon a change in control of PMCI as defined below: (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees or consultants of the Company; (ii) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse;
(iii) all Stock Units shall become immediately payable; and (iv) all other Awards shall become immediately exercisable or shall vest, as the case may be, without any further action or passage of time. A "Change in Control" is deemed to have occurred if (i) a person (as such term is used in Section 13(d) of the Exchange
Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least a majority of the members of the Board unaffiliated with such person, or (ii) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least 2/3 of all directors at any time during such period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately prior to such period and of the new and replacement directors so approved. Notwithstanding anything to the contrary in this Section 5.4, no Option will become exercisable by virtue of the occurrence of a Change in Control if the Option Holder of that Option or any group of which that Option Holder is a member is the person whose acquisition constituted the Change in Control.

                             ARTICLE VI

                            PARTICIPATION

      Participants in the Plan shall be those Eligible Employees and Eligible Directors of the Company who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants to the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with PMCI, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                             ARTICLE VII

                               OPTIONS

      7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants and Eligible Directors. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised, except as provided in subsection 7.2(j). An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

      7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "Option Certificate"). An Option Certificate shall be issued by PMCI in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this
Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

           (a) Number of Shares. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.

           (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date an Incentive Option is granted.

           (c) Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

           (d) Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, after which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

                (i) If the services of the Option Holder are terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean willful misconduct, a willful failure to perform the Option Holder's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Option Holder.

                (ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services because of Disability.

                (iii) If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

                (iv) If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause, Disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

           (e) Transferability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners. Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, and siblings (including half brothers and sisters and adopted siblings). During the Option Holder's lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

           (f) Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee or to terminate the consulting services of any consultant.
           (g)  Exercise, Payments, Etc.

                (i)  Manner of Exercise.  The method for
exercising each Option granted hereunder shall be by delivery to PMCI of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of PMCI within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to PMCI in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by PMCI regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, PMCI shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

                (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option
Holder:

                     (A)  in cash;

                     (B)  by certified check, cashier's check or
other check acceptable to the Company, payable to the order of PMCI;

                     (C)  by delivery to PMCI of certificates
representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to PMCI; provided however, that no Option may be exercised by delivery to PMCI of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

                     (D)  by delivery to PMCI of a properly
executed notice of exercise together with irrevocable instructions to a broker to deliver to PMCI promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

           (h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

           (i)  Withholding.

                (i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XVII.

                (ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

      7.3  Restrictions on Incentive Options.

           (a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed
$100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

           (b)  Ten Percent Stockholders.   Incentive Options
granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of PMCI shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

      7.4 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in
Article IV.


                            ARTICLE VIII

                       RESTRICTED STOCK AWARDS

      8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

      8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to PMCI. If a Participant's employment or consulting services terminate for any other reason, any Restricted Stock
Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to PMCI.

      8.3 Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 11.2.

      8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

           (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of PMCI while the restrictions remain in effect; or

           (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.


                             ARTICLE IX

                             STOCK UNITS

      A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.


                              ARTICLE X

                      STOCK APPRECIATION RIGHTS

      10.1 Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees,
Eligible Directors or Eligible Consultants.

      10.2 Terms of Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right.

      10.3 Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to PMCI, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to PMCI, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, PMCI shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date PMCI receives written notice of such exercise hereunder is referred to in this Article X as the "exercise date". The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of PMCI within 30 days following delivery of such notice.

      10.4 Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of one Share of Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

      10.5 Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

      10.6 Termination of Services. Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified in Section 7.2(d) with respect to Options.


                             ARTICLE XI

                            STOCK BONUSES

      The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.


                             ARTICLE XII

                      OTHER COMMON STOCK GRANTS

      From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.


                            ARTICLE XIII

                       RIGHTS OF PARTICIPANTS

      13.1 Service. Nothing contained in the Plan or in any Award, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

      13.2 Nontransferability. Except as provided otherwise at the time of grant, no right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award
(prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. Notwithstanding the foregoing, the Option Holder may not transfer an Incentive Option during the Option Holder's lifetime. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

      13.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.


                             ARTICLE XIV

                        GENERAL RESTRICTIONS

      14.1 Investment Representations. PMCI may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or Stock Bonus, to give written assurances in substance and form satisfactory to PMCI and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as PMCI deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

      14.2 Compliance with Securities Laws. Each Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to PMCI shall determine that the listing, registration or qualification of the shares subject to such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require PMCI to apply for or to obtain such listing, registration or qualification.

      14.3 Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of PMCI, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.


                             ARTICLE XV

                       OTHER EMPLOYEE BENEFITS

      The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

                             ARTICLE XVI

            PLAN AMENDMENT, MODIFICATION AND TERMINATION

      The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if PMCI, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

      No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Awards.


                            ARTICLE XVII

                             WITHHOLDING

      17.1 Withholding Requirement. PMCI's obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

      17.2 Withholding With Stock. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award, or Stock, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to PMCI, or to have PMCI withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

           (a)  All elections must be made prior to the Tax Date.

           (b)  All elections shall be irrevocable.

           (c) If the Participant is an officer or director of PMCI within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such
Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.


                            ARTICLE XVIII

                         REQUIREMENTS OF LAW

      18.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

      18.2 Federal Securities Law Requirements. If a Participant is an officer or director of PMCI within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

      18.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.


                             ARTICLE XIX

                        DURATION OF THE PLAN

      Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on November 11, 2007, and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination.
Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated:  To be effective November 12, 1997.

PMC INTERNATIONAL INC., a
Colorado corporation


By: \S\
                     Kenneth S. Phillips, President



EXHIBIT 21.1

LIST OF SUBSIDIARIES

Portfolio Management Consultants, Inc.
Portfolio Brokerage Services, Inc.
Portfolio Technology Services, Inc.
PMC Investment Services, Inc.





EXHIBIT 23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We hereby consent to the use in Amendment Number 1 to the PMC International, Inc. Registration Statement on Form SB-2 of our report dated March 1, 1997 accompanying the consolidated financial statements of PMC International, Inc. for the years ended December 31, 1996 and 1995 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.


February 6, 1998

/s/
Spicer, Jeffries & Co.

EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We hereby consent to the use in Amendment Number 1 to the PMC International, Inc. Registration Statement on Form SB-2 of our report dated March 20, 1997 accompanying the consolidated financial statements of ADAM Investment Services, Inc. for the years ended December 31, 1996 and 1995 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.


February 6, 1998
                                /s/

                               Faucett, Taylor & Associates, P.C.